Exhibit 10.11

Execution Copy

SERIES A-1 CONVERTIBLE PREFERRED

STOCK ISSUANCE AGREEMENT*

THIS SERIES A-1 CONVERTIBLE PREFERRED STOCK ISSUANCE AGREEMENT, dated this 11th day of May, 2011 (“Agreement”) is entered into by and among Radius Health, Inc., a Delaware corporation (the “Corporation”), and Ipsen Pharma SAS, a French corporation formerly known as SCRAS S.A.S. (“Investor”).

WHEREAS, the Corporation and the Investor are parties to that certain License Agreement dated as of September 27, 2005, as amended by that certain License Agreement Amendment No. 1 effective as of September 12, 2007 and that certain License Agreement Amendment No. 2 effective as of May 11, 2011 (the “License Agreement”) and pursuant to Amendment No. 2 have agreed that the Corporation shall issue shares of Series A-1 Convertible Preferred Stock (as hereinafter defined) to the Investor in satisfaction of the €1,000,000 milestone due Investor by the Corporation upon the initiation of the first Phase III study as provided in the fifth table cell of Section 3.1 of the License Agreement.

WHEREAS, the Corporation has entered into a Series A-1 Convertible Preferred Stock Purchase Agreement dated April 25, 2011 with several other investors providing for the issuance to such investors of an aggregate US $60,000,000 of Series A-1 Convertible Preferred Stock (as hereinafter defined), as more specifically set forth therein (the “April 25 Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.                                Filing of Restated Certificate of Incorporation.

1.1                                 Recapitalization.

(a)                                  Prior to the Stage I Closing (as defined in Section 4(a) hereof), the Corporation shall have filed the Fourth Amended and Restated Certificate of Incorporation of the Corporation, in the form attached hereto as Exhibit A (the “Restated Certificate”).  Pursuant to the Restated Certificate, among other things:

(i)                                     simultaneously with the effective date of the filing of the Restated Certificate (the “Split Effective Date”), a reverse split (the “Reverse Split”) of the Corporation’s outstanding capital stock shall occur as follows: (A) each share of the Corporation’s Common Stock, par value $.01 per share (“Common Stock”), issued and outstanding or held as treasury shares immediately prior to the Split Effective Date shall automatically without any action on the part of the holder thereof, be reclassified and changed into 0.06666667 of one share of Common Stock from and after the Split Effective Date, (B) each share of the Corporation’s Series A Junior Convertible Preferred Stock, par value $.01 per share (“Series A Stock”), issued and outstanding or held as treasury shares immediately prior to the Split Effective Date shall automatically without any action on the part of the holder thereof, be

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

reclassified and changed into 0.06666667 of one share of Series A Stock from and after the Split Effective Date, (C) each share of the Corporation’s Series B Convertible Redeemable Preferred Stock, par value $.01 per share (“Series B Stock”), issued and outstanding or held as treasury shares immediately prior to the Split Effective Date shall automatically without any action on the part of the holder thereof, be reclassified and changed into 0.06666667 of one share of Series B Stock from and after the Split Effective Date and (D) each share of the Corporation’s Series C Convertible Redeemable Preferred Stock, par value $.01 per share (“Series C Stock” and together with the Series A Stock and the Series B Stock, the “Existing Preferred Stock”), issued and outstanding or held as treasury shares immediately prior to the Split Effective Date shall automatically without any action on the part of the holder thereof, be reclassified and changed into 0.06666667 of one share of Series C Stock from and after the Split Effective Date;

(ii)                                  in the event that a current stockholder of the Corporation does not participate in the financing contemplated hereby at least at the level of its Pro Rata Share (as defined below), by committing to purchase and purchasing (or securing an investor who commits to purchase and purchases) at least at the level of its Pro Rata Share, a percentage of each series of such holder’s Existing Preferred Stock equal to such holder’s Applicable Portion (as defined in the Restated Certificate) shall automatically convert into shares of Common Stock (all such shares of Common Stock being referred to herein, collectively, as the “Forced Conversion Shares”), at a rate of 1 share of Common Stock for every 5 shares of Existing Preferred Stock to be so converted, such automatic conversion (hereinafter, the “Forced Conversion”) to occur and become effective immediately prior to the consummation of the Stage I Closing (the “Effective Time”);

(iii)                               each share of Series C Stock remaining outstanding after the Forced Conversion shall, immediately following the Forced Conversion, automatically be reclassified and converted into one (1) share of Series A-2 Preferred Stock (as defined in Section 1.2 hereof), and all accrued dividends on such reclassified share of Series C Stock shall be forfeited;

(iv)                              each share of Series B Stock remaining outstanding after the Forced Conversion shall, immediately following the Forced Conversion, automatically be reclassified and converted into one (1) share of Series A-3 Preferred Stock (as defined in Section 1.2 hereof), and all accrued dividends on such reclassified share of Series B Stock shall be forfeited; and

(v)                                 each share of Series A Stock remaining outstanding after the Forced Conversion shall, immediately following the Forced Conversion, automatically be reclassified and converted into one (1) share of Series A-4 Preferred Stock (as defined in Section 1.2 hereof) (the automatic reclassification and conversion of the Existing Preferred Stock pursuant to the Restated Certificate into shares of Series A-2 Preferred Stock, Series A-3 Preferred Stock and Series A-4 Preferred Stock, as applicable, as described in the provisions set forth above, is hereinafter referred to as the “Automatic Reclassification”). The Reverse Split, the Forced Conversion and the Automatic Reclassification are hereinafter referred to, collectively, as the “Recapitalization”.

(b)                                 As used in this Agreement, the term “Pro Rata Share” means, with

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respect to any holder of Existing Preferred Shares (an “Existing Preferred Holder”), that amount equal to $35,000,000 multiplied by the quotient obtained by dividing (A) the number of shares of issued and outstanding Common Stock owned by such Existing Preferred Holder as of March 31, 2011 (or, in the case of a holder of Existing Preferred Stock who received all of its shares of Existing Preferred Stock in a transfer from a former holder of Existing Preferred Stock occurring after March 31, 2011, the number shares of issued and outstanding Common Stock owned by such former holder of Existing Preferred Stock as of March 31, 2011) by (B) the aggregate number of shares of issued and outstanding Common Stock owned as of such date by all Existing Preferred Holders.  For purposes of the computation set forth in clauses (i) and (ii) above, all issued and outstanding securities held by Existing Preferred Holders that are convertible into or exercisable or exchangeable for shares of Common Stock (including any issued and issuable shares of Existing Preferred Stock) or for any such convertible, exercisable or exchangeable securities, shall be treated as having been so converted, exercised or exchanged at the rate or price at which such securities are convertible, exercisable or exchangeable for shares of Common Stock in effect at the time in question, whether or not such securities are at such time immediately convertible, exercisable or exchangeable.

(c)                                  The procedures for implementing the Recapitalization are more specifically set forth in the Restated Certificate.

(d)                                 All stock numbers and prices set forth in this Agreement give effect to the Reverse Split and no further adjustments are necessary with respect thereto.

1.2                                 Rights and Preferences of the Authorized Stock.  In addition to setting forth the Recapitalization, the Restated Certificate also sets forth, among other things, the terms, designations, powers, preferences, and relative, participating, optional, and other special rights, and the qualifications, limitations and restrictions of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock and Series A-6 Preferred Stock (as such terms are hereinafter defined).  Pursuant to the Restated Certificate, the Corporation shall be authorized to issue up to (i) 34,859,964 shares of Common Stock, par value $.01 per share (“Common Stock”), and (ii) 29,364,436 shares of Preferred Stock (the “Preferred Stock”), 10,000,000 of which shall have been designated as Series A-1 Convertible Preferred Stock, par value $.01 per share (“Series A-1 Preferred Stock”), 9,832,133 of which shall have been designated as Series A-2 Convertible Preferred Stock, par value $.01 per share (“Series A-2 Preferred Stock”), 1,422,300 of which shall have been designated as Series A-3 Convertible Preferred Stock, par value $.01 per share (“Series A-3 Preferred Stock”), 40,003 of which shall have been designated as Series A-4 Convertible Preferred Stock, par value $.01 per share (“Series A-4 Preferred Stock”), 70,000 of which shall have been designated as Series A-5 Convertible Preferred Stock, par value $.01 per share (“Series A-5 Preferred Stock”), and 8,000,000 of which shall have been designated as Series A-6 Convertible Preferred Stock, par value $.01 per share (“Series A-6 Preferred Stock”).  The Common Stock and the Preferred Stock shall have the respective terms as set forth in the Restated Certificate.

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SECTION 2.                                Authorization of Issuance and Sale of Series A-1 Preferred Stock; Reservation of Reserved Common Shares.

Subject to the terms and conditions of the April 25 Agreement, the Corporation has authorized the following:

(a)                                  the issuance on the Stage I Closing Date (as defined in Section 4(a) hereof) of an aggregate of 2,631,845 shares of Series A-1 Preferred Stock (subject to adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences other than the Reverse Split) (such shares of Series A-1 Preferred Stock being sometimes hereinafter referred to as the “Stage I Preferred Shares”), and the reservation of an equal number of shares of Common Stock for issuance upon conversion of the Stage I Preferred Shares (such reserved Common Stock being sometimes hereinafter collectively referred to as the “Stage I Reserved Common Shares”).

(b)                                 the issuance on the Stage II Closing Date (as defined in the April 25 Agreement) of an aggregate of 2,631,845 shares of Series A-1 Preferred Stock (subject to adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences other than the Reverse Split) (such shares of Series A-1 Preferred Stock being sometimes hereinafter referred to as the “Stage II Preferred Shares”), and the reservation of an equal number of shares of Common Stock for issuance upon conversion of the Stage II Preferred Shares (such reserved Common Stock being sometimes hereinafter collectively referred to as the “Stage II Reserved Common Shares”).

(c)                                  the issuance on the Stage III Closing Date (as defined in the April 25 Agreement) of an aggregate of 2,631,845 shares of Series A-1 Preferred Stock (subject to adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences other than the Reverse Split) (such shares of Series A-1 Preferred Stock being sometimes hereinafter referred to as the “Stage III Preferred Shares”), and the reservation of an equal number of shares of Common Stock for issuance upon conversion of the Stage III Preferred Shares (such reserved Common Stock being sometimes hereinafter collectively referred to as the “Stage III Reserved Common Shares” and together with the Stage I Reserved Common Shares and the Stage II Reserved Common Shares, the “Reserved Common Shares”).

SECTION 3.                                Issuance of Series A-1 Preferred Stock.

3.1                                 Agreement to Issue the Series A-1 Preferred Stock. Subject to the terms and conditions hereof, the Corporation is selling to the Investor and the Investor is purchasing from the Corporation the number of shares of Series A-1 Preferred Stock set forth next to such Investor’s name of Schedule 1 hereto under the caption “Stage 1 Preferred Shares” for the consideration set forth in Section 3.3.

3.2                                 Delivery of Series A-1 Preferred Stock. At the Closing (as defined in Section 4), the Corporation shall deliver to the Investor a certificate, registered in the name of the Investor, representing that number of shares of Series A-1 Preferred Stock equal to the quotient (rounded up to the nearest whole number) obtained by dividing (x) the U.S. Dollar equivalent (determined in accordance with the provisions of the next sentence) of €1,000,000 by (y) US$8.142 per share.  The Corporation shall determine the U.S. Dollar equivalent of such €1,000,000 using the

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

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exchange rate for buying U.S. Dollars with EUROS set forth in The Wall Street Journal (Online Edition) Market Data Center at http://online.wsj.com/mdc/public/page/marketsdata.html on the Business Day that is two (2) Business Days preceding the date of the Closing.  Delivery of certificate representing Series A-1 Preferred Stock to the Investor shall be made in satisfaction of the milestone due Investor by the Corporation pursuant to fifth table cell of Section 3.1 of the of the License Agreement upon the initiation of the first Phase III study.

SECTION 4.                                The Closing.

The closing (the “Stage I Closing” or the “Closing”) hereunder with respect to the transactions contemplated by Sections 2(a) and 3.1 hereof will take place by facsimile transmission of executed copies of the documents contemplated hereby delivered on either (i) May 17, 2011 or (ii) if on such date the conditions precedent set forth in Section 7.1 and 7.2 hereof have not been satisfied or waived, no later than the third (3d) business day after the conditions set forth in Sections 7.1 and 7.2 hereof have been satisfied or waived in writing by the Majority Investors, such Stage I Closing to be held at the offices of Bingham McCutchen LLP, One Federal Street, Boston, MA 02110 (such date sometimes being referred to herein as the “Stage I Closing Date”).

SECTION 5.                                Representations and Warranties of the Corporation to the Investor.

Except as set forth in the Corporation’s disclosure schedule dated as of April 25, 2011 and delivered herewith (the “Corporation’s Disclosure Schedule”), which shall be arranged to correspond to the representations and warranties in this Section 5, or, in each case, as applicable to the relevant other Sections of this Agreement, and the disclosure in any portion of the Corporation’s Disclosure Schedule shall qualify the corresponding provision in this Section 5 and any other provision of this Agreement, including but not limited to the provisions of this Section 5, to which it is reasonably apparent on its face that such disclosure relates notwithstanding the lack of any explicit cross-reference, the Corporation hereby represents and warrants to the Investors as of the date of this Agreement and as of the Effective Time as follows:

5.1                                 Organization. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its property and to carry on its Business (as defined in Section 5.6) as presently conducted and as proposed to be conducted as described in the Executive Summary (as defined in Section 5.6).  The Corporation is duly qualified to do business as a foreign corporation in the states set forth on Schedule 5.1 of the Corporation’s Disclosure Schedule.  The Corporation does not own or lease property or engage in any activity in any other jurisdiction which would require its qualification in such jurisdiction and in which the failure to be so qualified would have a material adverse effect on the Business, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Corporation (a “Corporation Material Adverse Effect”).

5.2                                 Capitalization.

(a)                                  The authorized capital stock of the Corporation immediately prior

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to the Stage I Closing shall consist of:

(i)                                     34,859,964 shares of Common Stock, of which:

(1)                                  522,506 shall be validly issued and outstanding, fully paid and nonassessable (including 266 shares issuable upon exercise of warrants to purchase Common Stock);

(2)                                  29,364,436 shares shall have been duly reserved for issuance upon conversion of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock and Series A-6 Preferred Stock (including 147,384 shares of Series A-1 Preferred Stock issuable upon exercise of warrants to purchase Series A-1 Preferred Stock); and

(3)                                  2,015,666 shares shall have been duly reserved for issuance in connection with options available under the Corporation’s 2003 Long-Term Incentive Plan, as amended (the “2003 Plan Option Shares”).

(ii)                                  29,364,436 shares of Preferred Stock of which:

(1)                                  63,000 shall have been designated the Series A Stock, 61,664 of which shall be issued and outstanding, fully paid and nonassessable;

(2)                                  1,600,000 shall have been designated the Series B Stock, 1,599,997 of which shall be issued and outstanding, fully paid and nonassessable;

(3)                                  10,146,629 shall have been designated the Series C Preferred Stock, all of which shall be issued and outstanding, fully paid and nonassessable;

(4)                                  10,000,000 shall have been designated the Series A-1 Preferred Stock, none of which shall be issued and outstanding;

(5)                                  9,832,133 shall have been designated the Series A-2 Preferred Stock, none of which shall be issued and outstanding;

(6)                                  1,422,300 shall have been designated the Series A-3 Preferred Stock, none of which shall be issued and outstanding;

(7)                                  40,003 shall have been designated the Series A-4 Preferred Stock, none of which shall be issued and outstanding;

(8)                                  70,000 shall have been designated the Series A-5 Preferred Stock, none of which shall be issued and outstanding;

(9)                                  8,000,000 shall have been designated the Series A-6 Preferred Stock, none of which shall be issued and outstanding.

(b)                                 The authorized capital stock of the Corporation immediately

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following the Stage I Closing, assuming compliance with all of the provisions of this Agreement by each of the Investors, shall consist of:

(i)                                     34,859,964 shares of Common Stock, of which:

(1)                                  522,506 shall be validly issued and outstanding, fully paid and nonassessable (including 266 shares issuable upon exercise of warrants to purchase Common Stock);

(2)                                  29,364,436 shares shall have been duly reserved for issuance upon conversion of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock and Series A-6 Preferred Stock (including 147,384 shares of Series A-1 Preferred Stock issuable upon exercise of warrants to purchase Series A-1 Preferred Stock); and

(3)                                  2,015,666 shares shall have been duly reserved for issuance in connection with options available under the Corporation’s 2003 Long-Term Incentive Plan, as amended;

(ii)                                  29,364,436 shares of Preferred Stock of which:

(1)                                  63,000 shall have been designated the Series A Preferred Stock, none of which shall be issued and outstanding;

(2)                                  1,600,000 shall have been designated the Series B Preferred Stock, none of which shall be issued and outstanding;

(3)                                  10,146,629 shall have been designated the Series C Preferred Stock, none of which shall be issued and outstanding;

(4)                                  10,000,000 shall have been designated the Series A-1 Preferred Stock, of which 4,136,912 shall be validly issued and outstanding, fully paid and nonassessable;

(5)                                  9,832,133 shall have been designated the Series A-2 Preferred Stock, all of which shall be validly issued and outstanding, fully paid and nonassessable;

(6)                                  1,422,300 shall have been designated the Series A-3 Preferred Stock, all of which shall be validly issued and outstanding, fully paid and nonassessable;

(7)                                  40,003 shall have been designated the Series A-4 Preferred Stock, all of which shall be validly issued and outstanding, fully paid and nonassessable;

(8)                                  70,000 shall have been designated the Series A-5 Preferred Stock, of which 66,028 shall be validly issued and outstanding, fully paid and nonassessable; and

(9)                                  8,000,000 shall have been designated the Series A-6 Preferred

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Stock, none of which shall be issued and outstanding.

(c)                                  Except (i) pursuant to the terms of this Agreement, (ii) at any time prior to the Stage I Closing, pursuant to the terms of the Amended and Restated Stockholders’ Agreement, dated as of December 15, 2006, by and among the Corporation and the stockholders named therein, as amended to date (the “Existing Stockholders’ Agreement”), (iii) as of and at all times following the Stage I Closing, pursuant to the terms of that certain Amended and Restated Stockholders’ Agreement to be entered into in connection with the Stage I Closing, as contemplated by Section 7.2(b), in the form attached hereto as Exhibit B (the “Stockholders’ Agreement”), and (iv) as set forth in Schedule 5.2 attached hereto, there are and, immediately following the Stage I Closing, there will be: (1) no outstanding warrants, options, rights, agreements, convertible securities or other commitments or instruments pursuant to which the Corporation is or may become obligated to issue, sell, repurchase or redeem any shares of capital stock or other securities of the Corporation (other than the 2003 Plan Option Shares); (2) no preemptive, contractual or similar rights to purchase or otherwise acquire shares of capital stock of the Corporation pursuant to any provision of law, the Restated Certificate, the by-laws of the Corporation (the “by-laws”) or any agreement to which the Corporation is a party or may otherwise be bound; (3) no restrictions on the transfer of capital stock of the Corporation imposed by the Restated Certificate or by-laws of the Corporation, any agreement to which the Corporation is a party, any order of any court or any governmental agency to which the Corporation is subject, or any statute other than those imposed by relevant state and federal securities laws; (4) no cumulative voting rights for any of the Corporation’s capital stock; (5) no registration rights under the Securities Act of 1933, as amended (the “Securities Act”), with respect to shares of the Corporation’s capital stock; (6) to the Corporation’s Knowledge, no options or other rights to purchase shares of capital stock from stockholders of the Corporation granted by such stockholders; and (7) no agreements, written or oral, between the Corporation and any holder of its securities, or, to the Corporation’s Knowledge, among holders of its securities, relating to the acquisition, disposition or voting of the securities of the Corporation.

5.3                                 Authorization of this Agreement and the Stockholders’ Agreement. The execution, delivery and performance by the Corporation of this Agreement and the Stockholders’ Agreement and the consummation of the transactions contemplated hereby and thereby, including the Recapitalization and the Merger, have been duly authorized by all requisite action on the part of the Corporation. Each of this Agreement and the Stockholders’ Agreement has been duly executed and delivered by the Corporation and constitutes a valid and binding obligation of the Corporation, enforceable in accordance with its respective terms. The execution, delivery and performance of this Agreement and the Stockholders’ Agreement, the filing of the Restated Certificate and the compliance with the provisions hereof and thereof by the Corporation, will not:

(a)                                  violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body;

(b)                                 conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any agreement, document,

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instrument, contract, understanding, arrangement, note, indenture, mortgage or lease to which the Corporation is a party or under which the Corporation or any of its assets is bound, which conflict, breach or default would have a Corporation Material Adverse Effect, (ii) the Restated Certificate, or (iii) the by-laws;

(c)                                  result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Corporation; or

(d)                                 conflict with any stockholder’s rights to participate in the transactions contemplated hereby, including but not limited to any rights to purchase Series A-1 Preferred Stock hereunder.

5.4                                 Authorization of Series A-1 Preferred Stock and Reserved Common Shares.

(a)                                  The issuance, sale and delivery of the Series A-1 Preferred Stock pursuant to the terms hereof and the issuance sale and deliver of the Series A-2 Preferred Stock, the Series A-3 Preferred Stock and the Series A-4 Preferred Stock pursuant to the Recapitalization, have been duly authorized by all requisite action of the Corporation, and, when issued, sold and delivered in accordance with this Agreement or the Recapitalization, the shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock and Series A-4 Preferred Stock will be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and, except as may be set forth in the Stockholders’ Agreement (with respect to which the Corporation is in compliance with its obligations thereunder), not subject to preemptive or any other similar rights of the stockholders of the Corporation or others.

(b)                                 The reservation, issuance, sale and delivery by the Corporation of the Reserved Common Shares and of all shares of Common Stock issuable upon conversion of shares of Series A-2 Preferred Stock, Series A-3 Preferred Stock and Series A-4 Preferred Stock have been duly authorized by all requisite action of the Corporation, and the Reserved Common Shares have been duly reserved in accordance with Section 2 of this Agreement. Upon the issuance and delivery of the Reserved Common Shares in accordance with the terms of this Agreement, the Reserved Common Shares will be validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or any other similar rights of the stockholders of the Corporation or others.

5.5                                 Consents and Approvals. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body (other than filings required to be made under applicable federal and state securities laws) or any other person, entity or association is required for: (a) the valid authorization, execution, delivery and performance by the Corporation of this Agreement and the Stockholders’ Agreement; (b) the valid authorization, issuance, sale and delivery of the Series A-1 Preferred Stock; (c) the valid authorization, reservation, issuance, sale and delivery of the Reserved Common Shares; or (d) the filing of the Restated Certificate.  The Corporation has obtained all other consents that are necessary to permit the consummation of the transactions contemplated hereby and thereby, other than the Merger.

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5.6                                 Business of the Corporation.

(a)                                  Except as set forth in Schedule 5.6(a) of the Corporation’s Disclosure Schedule, the business of the Corporation (the “Business”) is described in the executive summary of the Corporation, a copy of which is attached hereto as Exhibit C (the “Executive Summary”).

(b)                                 Schedule 5.6 of the Corporation’s Disclosure Schedule sets forth a list of all agreements or commitments to which the Corporation is a party or by which the Corporation or the Corporation’s assets and properties are bound that are material to the business of the Corporation as currently conducted, and, without limitation, of the foregoing, all of the types of agreements or commitments set forth below (each, a “Material Agreement”):

(i)                                     agreements which require future expenditures by the Corporation in excess of $100,000 or which might result in payments to the Corporation in excess of $100,000;

(ii)                                  employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements;

(iii)                               agreements involving research, development, or the license of Intellectual Property (as defined in Section 5.12) (other than research, development, or license agreements which require future expenditures by the Corporation in amounts less than $100,000 or which might result in payments to the Corporation in amounts less than $100,000 in each case that do not grant to a third party or to the Corporation any rights in connection with the commercialization of any products), the granting of any right of first refusal, or right of first offer or comparable right with respect to any Intellectual Property or payment or receipt by the Corporation of milestone payments or royalties;

(iv)                              agreements relating to a joint venture, partnership, collaboration or other arrangement involving a sharing of profits, losses, costs or liabilities with another person or entity;

(v)                                 distributor, sales representative or similar agreements;

(vi)                              agreements with any current or former stockholder, officer or director of the Corporation or any “affiliate” or “associate” of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation agreements or other arrangements providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity;

(vii)                           agreements under which the Corporation is restricted from carrying on any business, or competing in any line of business, anywhere in the world;

(viii)                        indentures, trust agreements, loan agreements or notes that involve or evidence outstanding indebtedness, obligations or liabilities for borrowed money;

(ix)                                agreements for the disposition of a material portion of the

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Corporation’s assets (other than for the sale of inventory in the ordinary course of business);

(x)                                   agreements of surety, guarantee or indemnification;

(xi)                                interest rate, equity or other swap or derivative instruments;

(xii)                             agreements obligating Corporation to register securities under the Securities Act; and

(xiii)                          agreements for the acquisition of any of the assets, properties, securities or other ownership interests of the Corporation or another person or the grant to any person of any options, rights of first refusal, or preferential or similar rights to purchase any of such assets, properties, securities or other ownership interests.

(c)                                  The Corporation has no present expectation or intention of not fully performing all of its obligations under each Material Agreement and, to the Corporation’s Knowledge, there is no breach or anticipated breach by any other party or parties to any Material Agreements.

(d)                                 All of the Material Agreements are valid, in full force and effect and binding against the Corporation and to the Corporation’s Knowledge, binding against the other parties thereto in accordance with their respective terms.  Neither the Corporation, nor, to the Corporation’s Knowledge, any other party thereto, is in default of any of its obligations under any of the agreements or contracts listed on the Schedule 5.6 of the Corporation’s Disclosure Schedule, nor, to the Corporation’s Knowledge, does any condition exist that with notice or lapse of time or both would constitute a default thereunder.  The Corporation has delivered to each Investor or its representative true and complete copies of all of the foregoing Material Agreements or an accurate summary of any oral Material Agreements (and all written amendments or other modifications thereto).

(e)                                  Except as provided in Schedule 5.6(e) of the Corporation’s Disclosure Schedule: (i) there are no actions, suits, arbitrations, claims, investigations or legal or administrative proceedings pending or, to the Corporation’s Knowledge, threatened, against the Corporation, whether at law or in equity; (ii) there are no judgments, decrees, injunctions or orders of any court, government department, commission, agency, instrumentality or arbitrator entered or existing against the Corporation or any of its assets or properties for any of the foregoing or otherwise; and (iii) the Corporation has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws of the United States or any other jurisdiction.

(f)                                    Except as set forth in Schedule 5.6(f) of the Corporation’s Disclosure Schedule, the Corporation is in compliance with all obligations, agreements and conditions contained in any evidence of indebtedness or any loan agreement or other contract or agreement (whether or not relating to indebtedness) to which the Corporation is a party or is

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subject (collectively, the “Obligations”), the lack of compliance with which could afford to any person the right to accelerate any indebtedness or terminate any right of or agreement with the Corporation. To the Corporation’s Knowledge all other parties to such Obligations are in compliance with the terms and conditions of such Obligations.

(g)                                 Except for employment and consulting agreements set forth on Schedule 5.6 attached hereto and for agreements and arrangements relating to the 2003 Plan Option Shares and except as provided in Schedule 5.6(g) of the Corporation’s Disclosure Schedule, this Agreement and the Stockholders’ Agreement, there are no agreements, understandings or proposed transactions between the Corporation and any of its officers, directors or other “affiliates” (as defined in Rule 405 promulgated under the Securities Act).

(h)                                 To the Corporation’s Knowledge, no employee of or consultant to the Corporation is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement, including, but not limited to, those matters relating (i) to the relationship of any such employee with the Corporation or to any other party as a result of the nature of the Corporation’s Business as currently conducted, or (ii) to unfair competition, trade secrets or proprietary or confidential information.

(i)                                     Each employee and director of or consultant to the Corporation, and each other person who has been issued shares of the Corporation’s Common Stock or options to purchase shares of the Corporation’s Common Stock is a signatory to, and is bound by, the Stockholders’ Agreement and, in the case of Common Stock issued to employees, directors and consultants, a stock restriction agreement, all with stock transfer restrictions and rights of first offer in favor of the Corporation in a form previously approved by the Board of Directors of the Corporation (the “Board of Directors”). In addition, each such stock restriction agreement contains a vesting schedule previously approved by the Board of Directors.

(j)                                     The Corporation does not have any collective bargaining agreements covering any of its employees or any employee benefit plans.

(k)                                  The Corporation has at all times complied with all provisions of its by-laws and Restated Certificate, and is not in violation of or default under any provision thereof, any contract, instrument, judgment, order, writ or decree to which it is a party or by which it or any of its properties are bound, and the Corporation is not in violation of any material provision of any federal or state statute, rule or regulation applicable to the Corporation.

5.7                                 Disclosure.  None of this Agreement, the Stockholders’ Agreement or the Executive Summary, nor any document, certificate or instrument furnished to any of the Investors or their counsel in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.  To the Corporation’s Knowledge, there is no fact which the Corporation has not disclosed to the Investors or their counsel which would reasonably be expected to result in a Corporation Material Adverse Effect.

5.8                                 Financial Statements.  The Corporation has furnished to each of the

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Investors a complete and accurate copy of (i) the unaudited balance sheet of the Corporation at December 31, 2010 and the related unaudited statements of operations and cash flows for the fiscal year then ended, and (ii) the unaudited balance sheet of the Corporation (the “Balance Sheet”) at February 28, 2011 (the “Balance Sheet Date”) and the related unaudited statements of operations and cash flows for the two month period then ended (collectively, the “Financial Statements”).  The Financial Statements are in accordance with the books and records of the Corporation, present fairly the financial condition and results of operations of the Corporation at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied, except, in the case of any unaudited Financial Statements, for the absence of footnotes normally contained therein and subject to normal and recurring year-end audit adjustments that are substantially consistent with prior year-end audit adjustments.

5.9                                 Absence of Undisclosed Liabilities.  The Corporation has no liabilities of any nature (whether known or unknown and whether absolute or contingent), except for (a) liabilities shown on the Balance Sheet and (b) contractual and other liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet and which would not, either individually or in the aggregate, have or result in a Corporation Material Adverse Effect.  The Corporation does not have any liabilities (and there is no basis for any present or, to the Corporation’s Knowledge, future proceeding against the Corporation giving rise to any liability) arising out of any personal injury and/or death or damage to property relating to or arising in connection with any clinical trials conducted by or on behalf of the Corporation.

5.10                           Absence of Changes.  Since the Balance Sheet Date and except as contemplated by this Agreement, there has been (i) no event or fact that individually or in the aggregate has had a Corporation Material Adverse Effect, (ii) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock of the Corporation, (iii) no waiver of any valuable right of the Corporation or cancellation of any debt or claim held by the Corporation, (iv) no loan by the Corporation to any officer, director, employee or stockholder of the Corporation, or any agreement or commitment therefor, (v) no increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or agent Corporation and no change in the executive management of the Corporation or the terms of their employment, (vi) no material loss, destruction or damage to any property of the Corporation, whether or not insured, (vii) no labor disputes involving the Corporation, or (viii) no acquisition or disposition of any assets (or any contract or arrangement therefor), nor any transaction by the Corporation otherwise than for fair value in the ordinary course of business.

5.11                           Payment of Taxes. The Corporation has prepared and filed within the time prescribed by, and in material compliance with, applicable law and regulations, all federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns, payroll tax returns and other tax returns required to be filed by it, and has paid or made provision for the payment of all accrued and paid taxes and other charges to which the Corporation is subject and which are not currently due and payable. The federal income tax returns of the Corporation have never been audited by the Internal Revenue Service. Neither the Internal Revenue Service nor any other taxing authority is now asserting nor is

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threatening to assert against the Corporation any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith, and the Corporation does not know of any such deficiency or basis for such deficiency or claim.

5.12                           Intellectual Property.

(a)                                  Schedule 5.12(a) lists each patent, patent application, copyright registration or application therefor, mask work registration or application therefor, and trademark, trademark application, trade name, service mark and domain name registration or application therefor owned by the Corporation, licensed by the Corporation or otherwise used by the Corporation (collectively, the “Listed Rights”). For each of the Listed Rights set forth on Schedule 5.12(a), an assignment to the Corporation of all right, title and interest in the Listed Right (or license to practice the Listed Right if owned by others) has been executed. All employees of and consultants to the Corporation have executed an agreement providing for the assignment to the Corporation of all right, title and interest in any and all inventions, creations, works and ideas made or conceived or reduced to practice wholly or in part during the period of their employment or consultancy with the Corporation, including all Listed Rights, to the extent described in any such agreement and providing for customary provisions relating to confidentiality and non-competition.

(b)                                 Except as set forth on Schedule 5.12(b), the Listed Rights comprise all of the patents, patent applications, registered trademarks and service marks, trademark applications, trade names, registered copyrights and all licenses that have been obtained by the Corporation, and which, to the Corporation’s Knowledge, are necessary for the conduct of the Business of the Corporation as now being conducted and as proposed to be conducted in the Executive Summary. Except as set forth on Schedule 5.12(b), the Corporation owns all of the Listed Rights and Intellectual Property, as hereinafter defined, free and clear of any valid and enforceable rights, claims, liens, preferences of any party against such Intellectual Property. To the Corporation’s Knowledge, except as set forth in Schedule 5.12(b), the Listed Rights and Intellectual Property are valid and enforceable rights and the practice of such rights does not infringe or conflict with the rights of any third party.

(c)                                  To the Corporation’s Knowledge, the Corporation owns or has the right to use all Intellectual Property necessary (i) to use, manufacture, market and distribute the Customer Deliverables (as defined below) and (ii) to operate the Internal Systems (as defined below). The Corporation has taken all reasonable measures to protect the proprietary nature of each item of Corporation Intellectual Property (as defined below), and to maintain in confidence all trade secrets and confidential information that it owns or uses. To the Corporation’s Knowledge no other person or entity has any valid and enforceable rights to any of the Corporation Intellectual Property owned by the Corporation (except as set forth in Schedule 5.12(c)), and no other person or entity is infringing, violating or misappropriating any of the Corporation Intellectual Property.

(d)                                 To the Corporation’s Knowledge, none of the Customer Deliverables, or the manufacture, marketing, sale, distribution, importation, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any valid and enforceable Intellectual Property rights of any person or entity; and, to the Corporation’s Knowledge neither

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the marketing, distribution, provision or use of any Customer Deliverables currently under development by the Corporation will, when such Customer Deliverables are commercially released by the Corporation, infringe or violate, or constitute a misappropriation of, any valid and enforceable Intellectual Property rights of any person or entity that exist today. To the Corporation’s Knowledge, none of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any valid and enforceable Intellectual Property rights of any person or entity.

(e)                                  There is neither pending nor overtly threatened, or, to the Corporation’s Knowledge, any basis for, any claim or litigation against the Corporation contesting the validity or right to use any of the Listed Rights or Intellectual Property, and the Corporation has not received any notice of infringement upon or conflict with any asserted right of others nor, to the Corporation’s Knowledge, is there a basis for such a notice. To the Corporation’s Knowledge, no person, corporation or other entity is infringing the Corporation’s rights to the Listed Rights or Intellectual Property. Schedule 5.12(e) lists any complaint, claim or notice, or written threat thereof, received by the Corporation alleging any such infringement, violation or misappropriation, and the Corporation has provided to the Investors complete and accurate copies of all written documentation in the possession of the Corporation relating to any such complaint, claim, notice or threat. The Corporation has provided to the Investors complete and accurate copies of all written documentation in the Corporation’s possession relating to claims or disputes known to each of the Corporation concerning any Corporation Intellectual Property.

(f)                                    Except as otherwise provided in Schedule 5.12(f), the Corporation, to the Corporation’s Knowledge has no obligation to compensate others for the use of any Listed Right or any Intellectual Property, nor has the Corporation granted any license or other right to use, in any manner, any of the Listed Rights or Intellectual Property, whether or not requiring the payment of royalties. Schedule 5.12(f) identities each license or other agreement pursuant to which the Corporation has licensed, distributed or otherwise granted any rights to any third party with respect to any Corporation Intellectual Property. Except as described in Schedule 5.12(f), the Corporation has not agreed to indemnify any person or entity against any infringement, violation or misappropriation of any Intellectual Property rights with respect to any Corporation Intellectual Property.

(g)                                 Schedule 5.12(g) identifies each item of Corporation Intellectual Property that is owned by a party other than the Corporation, and the license or agreement pursuant to which the Corporation uses it (excluding off-the-shelf software programs licensed by the Corporation pursuant to “shrink wrap” licenses).

(h)                                 The Corporation has not disclosed the source code for any software developed by it, or other confidential information constituting, embodied in or pertaining to such software, to any person or entity, except pursuant to the agreements listed in Schedule 5.12(h), and the Corporation has taken reasonable measures to prevent disclosure of any such source code.

(i)                                     All of the copyrightable materials incorporated in or bundled with the Customer Deliverables have been created by employees of the Corporation within the scope

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of their employment by the Corporation or by independent contractors of the Corporation who have executed agreements expressly assigning all right, title and interest in such copyrightable materials to the Corporation. Except as listed in Schedule 5.12(i), no portion of such copyrightable materials was jointly developed with any third party.

(j)                                     To the Corporation’s Knowledge, the Customer Deliverables and the Internal Systems are free from significant defects or programming errors and conform in all material respects to the written documentation and specifications therefor.

(k)                                  For purposes of this Agreement, the following terms shall have the following meanings:

(i)                                     “Customer Deliverables” shall mean (a) the products that the Corporation (i) currently manufactures, markets, sells or licenses or (ii) currently plans to manufacture, market, sell or license in the future and (b) the services that the Corporation (i) currently provides or (ii) currently plans to provide in the future.

(ii)                                  “Internal Systems” shall mean the internal systems of each of the Corporation that are presently used in its Business or operations, including, computer hardware systems, software applications and embedded systems.

(iii)                               “Intellectual Property” shall mean all: (A) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, design patent applications, registrations and applications for registrations, including Listed Rights; (B) trademarks, service marks, trade dress, internet domain names, logos, trade names and corporate names and registrations and applications for registration thereof; (C) copyrights and registrations and applications for registration thereof; (D) mask works and registrations and applications for registration thereof; (E) computer software, data and documentation; (F) inventions, trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information; (G) other proprietary rights relating to any of the foregoing (including remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions); and (H) copies and tangible embodiments thereof.

(iv)                              “Corporation Intellectual Property” shall mean the Intellectual Property owned by or licensed to the Corporation and incorporated in, underlying or used in connection with the Customer Deliverables or the Internal Systems.

(v)                                 “Corporation’s Knowledge” shall mean (a) with respect to matters relating directly to the Corporation and its operations, the knowledge of Richard Lyttle, Nicholas Harvey, Louis O’Dea and Gary Hattersley (the “Officers”) as well as other knowledge which such Officers would have possessed had they made diligent inquiry of appropriate employees and agents of the Corporation with respect to the matter in question; provided, that such Officers shall not be obligated to inquire further with respect to any list herein or in any

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schedule hereto, and (b) with respect to external events or conditions, the actual knowledge of the Officers.

5.13                           Securities Laws. Neither the Corporation nor anyone acting on its behalf has offered securities of the Corporation for sale to, or solicited any offers to buy the same from, or sold securities of the Corporation to, any person or organization, in any case so as to subject the Corporation, its promoters, directors and/or officers to any Liability under the Securities Act, the Securities and Exchange Act of 1934, as amended, or any state securities or “blue sky” law (collectively, the “Securities Laws”).  The offer, grant, sale and/or issuance of the following were not, are not, or, as the case may be, will not be, in violation of the Securities Laws when offered, sold and issued in accordance with this Agreement and the 2003 Long-Term Incentive Plan, as amended:

(a)                                  the Series A-1 Preferred Stock, as contemplated by this Agreement and the Exhibits and Schedules hereto, and in partial reliance upon the representations and warranties of the Investors set forth in Section 6 hereof;

(b)                                 the Series A-2 Preferred Stock, the Series A-3 Preferred Stock and the Series A-4 Preferred Stock in the Recapitalization;

(c)                                  the Common Stock issuable upon the conversion of Existing Preferred Stock in the Forced Conversion and the conversion of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock or Series A-4 Preferred Stock and in partial reliance upon the representations and warranties of the Investors set forth in Section 6 hereof; and

(d)                                 the 2003 Plan Option Shares and stock options covering such shares.

5.14                           Title to Properties.

(a)                                  The Corporation has valid title to, or in the case of leased properties and assets, valid leasehold interests in, all of its properties and assets, necessary to conduct the Business in the manner in which it is currently conducted (in each case, free and clear of all liens, security interests, charges and other encumbrances of any kind, except liens for taxes not yet due and payable), including without limitation, all rights under any investigational drug application of the Corporation filed in the United States and in foreign countries, all rights pursuant to the authority of the FDA and any foreign counterparts to conduct clinical trials with respect to any investigational drug application filed with such agency relating to biologics or drugs relating to the Business and all rights, if any, to apply for approval to commercially market and sell biologics or drugs and none of such properties or assets is subject to any lien, security interest, charge or other encumbrance of any kind, other than those the material terms of which are described in Schedule 5.14(a).

(b)                                 The Corporation does not own any real property or any buildings or other structures, nor have options or any contractual obligations to purchase or acquire any interest in real property.  Schedule 5.14(b) lists all real property leases to which the Corporation is a party and each amendment thereto.  All such current leases are in full force and effect, are

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valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event that with notice or lapse of time, or both, would constitute a default).  The Corporation, in its capacity as lessee, is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its leased properties, nor has it received any notice of violation with which it has not complied.

(c)                                  The equipment, furniture, leasehold improvements, fixtures, vehicles, any related capitalized items and other tangible property material to the Business are in good operating condition and repair, ordinary wear and tear excepted.

5.15                           Investments in Other Persons. Except as indicated in Schedule 5.15 attached hereto, (a) the Corporation has not made any loan or advance to any person or entity which is outstanding on the date hereof nor is it committed or obligated to make any such loan or advance, and (b) the Corporation has never owned or controlled and does not currently own or control, directly or indirectly, any subsidiaries and has never owned or controlled and does not currently own or control any capital stock or other ownership interest, directly or indirectly, in any corporation, association, partnership, trust, joint venture or other entity.

5.16                           ERISA. Except as set forth in Schedule 5.16, neither the Corporation nor any entity required to be aggregated with the Corporation under Sections 414(b), (c), (m) or (n) of the Code (as hereinafter defined), sponsors, maintains, has any obligation to contribute to, has any liability under, or is otherwise a party to, any Benefit Plan.  For purposes of this Agreement, “Benefit Plan” shall mean any plan, fund, program, policy, arrangement or contract, whether formal or informal, which is in the nature of (i) any qualified or non-qualified employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) or (ii) an employee welfare benefit plan (as defined in section 3(1) of ERISA).  With respect to each Benefit Plan listed in Schedule 5.16, to the extent applicable:

(a)                                  Each such Benefit Plan has been maintained and operated in all material respects in compliance with its terms and with all applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), and all statutes, orders, rules, regulations, and other authority which are applicable to such Benefit Plan;

(b)                                 All contributions required by law to have been made under each such Benefit Plan (without regard to any waivers granted under Section 412 of the Code) to any fund or trust established thereunder in connection therewith have been made by the due date thereof:

(c)                                  Each such Benefit Plan intended to qualify under Section 401(a) of the Code is the subject of a favorable unrevoked determination letter issued by the Internal Revenue Service as to its qualified status under the Code, which determination letter may still be relied upon as to such tax qualified status, and no circumstances have occurred that would adversely affect the tax qualified status of any such Benefit Plan;

(d)                                 The actuarial present value of all accrued benefits under each such

18

Benefit Plan subject to Title IV of ERISA did not, as of the latest valuation date of such Benefit Plan, exceed the then current value of the assets of such Benefit Plan allocable to such accrued benefits, all as based upon the actuarial assumptions and methods currently used for such Benefit Plan;

(e)                                  None of such Benefit Plans that are “employee welfare benefit plans” as defined in Section 3(1) of ERISA provides for continuing benefits or coverage for any participant or beneficiary of any participant after such participant’s termination of employment, except as required by applicable law; and

(f)                                    Neither the Corporation nor any trade or business (whether or not incorporated) under common control with the Corporation within the meaning of Section 4001 of ERISA has, or at any time has had, any obligation to contribute to any “multiemployer plan” as defined in Section 3(37) of ERISA.

5.17                           Use of Proceeds. The net proceeds received by the Corporation from the sale of the Series A-1 Preferred Stock shall be used by the Corporation generally for the purposes set forth in Schedule 5.17 attached hereto.

5.18                           Permits and Other Rights; Compliance with Laws.  The Corporation has all permits, licenses, registrations, certificates, accreditations, orders, authorizations or approvals from any Governmental Entity (“Permits”) issued to or held by the Corporation.  Other than the Permits listed on Schedule 5.18, there are no Permits, the loss or revocation of which would result in a Corporation Material Adverse Effect.  The Corporation has all Permits necessary to permit it to own its properties and to conduct its Business as presently conducted and as proposed to be conducted.  Each such Permit is in full force and effect and, to the Corporation’s Knowledge, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration.  The Corporation is in compliance in all material respects under each such Permit, and the transactions contemplated by this Agreement will not cause a violation under any of such Permits.  The Corporation is in compliance in all material respects with all provisions of the laws and governmental rules and regulations applicable to its Business, properties and assets, and to the products and services sold by it, including, without limitation, all such rules, laws and regulations relating to fair employment practices and public or employee safety. The Corporation is in compliance with the Clinical Laboratories Improvement Act of 1967, as amended.

5.19                           Insurance. Schedule 5.19 sets forth a true and complete list of all policies or binders of fire, theft, liability, product liability, workmen’s compensation, vehicular, directors’ and officers’ and other insurance held by or on behalf of the Corporation.  Such policies and binders are in full force and effect, are in the amounts not less than is customarily obtained by corporations of established reputation engaged in the same or similar business and similarly situated and are in conformity with the requirements of all leases or other agreements to which the Corporation is a party and are valid and enforceable in accordance with their terms.  The Corporation’s product liability insurance covers its clinical trials.  The Corporation is not in default with respect to any provision contained in such policy or binder nor has the Corporation failed to give any notice or present any claim under any such policy or binder in due and timely fashion.  There are no outstanding unpaid claims under any such policy or binder.  The

19

Corporation has not received notice of cancellation or non-renewal of any such policy or binder.

5.20                           Board of Directors. Except as provided in Schedule 5.20 attached hereto, the Corporation has not extended any offer or promise or entered into any agreement, arrangement, understanding or otherwise, whether written or oral, with any person or entity by which the Corporation has agreed to allow such person or entity to participate, in any way, in the affairs of the Board of Directors, including without limitation, appointment or nomination as a member, or right to appear at, or receive the minutes of a meeting of the Board of Directors.

5.21                           Books and Records.  The minute books of the Corporation contain complete and accurate records of all meetings and other corporate actions of the stockholders and Boards of Directors and committees thereof.  The stock ledger of the Corporation is complete and accurate and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Corporation.

5.22                           Environmental Matters.

(a)                                  The Corporation has not used, generated, manufactured, refined, treated, transported, stored, handled, disposed, transferred, produced, processed or released (together defined as “Release”) any Hazardous Materials (as hereinafter defined) in any manner or by any means in violation of any Environmental Laws (as hereinafter defined). To the Corporation’s Knowledge, neither the Corporation nor any prior owner or tenant of the Property (as hereinafter defined) has Released any Hazardous Material or other pollutant or effluent into, on or from the Property in a way which can pose a risk to human health or the environment, nor is there a threat of such Release. As used herein, the term “Property” shall include, without limitation, land, buildings and laboratory facilities owned or leased by the Corporation or as to which the Corporation now has any duties, responsibilities (for clean-up, remedy or otherwise) or liabilities under any Environmental Laws, or as to which the Corporation or any subsidiary of the Corporation may have such duties, responsibilities or liabilities because of past acts or omissions of the Corporation or any such subsidiary or their predecessors, or because the Corporation or any such subsidiary or their predecessors in the past was such an owner or operator of, or some other relationship with, such land, buildings and/or laboratory facilities, all as more fully described in Schedule 5.22(a) of the Corporation’s Disclosure Schedule. The term “Hazardous Materials” shall mean (A) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “hazardous air pollutants,” “contaminants,” “toxic chemicals,” “toxins,” “hazardous chemicals,” “extremely hazardous substances,” “pesticides,” “oil” or related materials as defined in any applicable Environmental Law, or (B) any petroleum or petroleum products, oil, natural or synthetic gas, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, radon, and any other substance defined or designated as hazardous, toxic or harmful to human health, safety or the environment under any Environmental Law.

(b)                                 No notice of lien under any Environmental Laws has been filed against any Property of the Corporation.

(c)                                  The use of the Property complies with lawful, permitted and

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conforming uses in all material respects under all applicable building, tire, safety, subdivision, zoning, sewer, environmental, health, insurance and other such laws, ordinances, rules, regulations and plan approval conditions of any governmental or public body or authority relating to the use of the Property.

(d)                                 Except as described in Schedule 5.22(d) of the Corporation’s Disclosure Schedule, to the Corporation’s Knowledge, the Property does not contain: (i) asbestos in any form; (ii) urea formaldehyde foam insulation; (iii) transformers or other equipment which contain dialectic fluid containing levels of polychlorinated biphenyls; (iv) radon; or (v) any other chemical, material or substance, the exposure to which is prohibited, limited or regulated by a federal, state or local government agency, authority or body, or which, even if not so regulated, to the Corporation’s Knowledge after reasonable investigation, may or could pose a hazard to the health and safety of the occupants of the Property or the owners or occupants of property adjacent to or in the vicinity of the Property.

(e)                                  The Corporation has not received written notice that the Corporation is a potentially responsible party for costs incurred at a cleanup site or corrective action under any Environmental Laws.  The Corporation has not received any written requests for information in connection with any inquiry by any Governmental Authority (as defined hereinafter) concerning disposal sites or other environmental matters. As used herein, “Governmental Authority” shall mean any nation or government, any federal, state, municipal, local, provincial, regional or other political subdivision thereof and any entity or person exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government, Schedule 5.22(e) of the Corporation’s Disclosure Schedule identifies all locations where Hazardous Materials used in whole or in part by the Business of the Corporation or resulting from the Business, facilities or Property of the Corporation have been stored or disposed of by or on behalf of the Corporation. As used herein, “Environmental Laws” shall mean all applicable federal, state and local laws, ordinances, rules and regulations that regulate, fix liability for, or otherwise relate to, the handling, use (including use in industrial processes, in construction, as building materials, or otherwise), storage and disposal of hazardous and toxic wastes and substances, and to the discharge, leakage, presence, migration, threatened Release or Release (whether by disposal, a discharge into any water source or system or into the air, or otherwise) of any pollutant or effluent. Without limiting the preceding sentence, the term “Environmental Laws” shall specifically include the following federal and state laws, as amended:

FEDERAL

Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. § 9601 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq.; the Toxic Substance Control Act, 15 U.S.C. § 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 1001 et seq.; the Hazardous Materials

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Transportation Act, as amended, 49 U.S.C. § 1801 et seq.; the Atomic Energy Act, as amended 42 U.S.C. § 2011 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. § 651 et seq.; the Federal Food, Drug and Cosmetic Act, as amended 21 U.S.C. § 301 et seq. (insofar as it regulates employee exposure to Hazardous Substances); the Clean Air Act, 42 U.S.C. 7401 et. seq.

STATE

MASSACHUSETTS ENVIRONMENTAL STATUTES

Massachusetts Clean Waters Act, Mass. Gen. L. Ch. 21, Section 26, et. seq., and regulations thereto; Massachusetts Solid Waste Disposal Laws. Mass. Gen. L. Ch. 16, Section 18, et. seq., and Ch. 111, Section 1 05A, and regulations thereto; Massachusetts Oil and Hazardous Materials Release Prevention and Response Act, Mass. Gen. L., Ch. 21 E, Section 1, et. seq., and regulations thereto; Massachusetts Solid Waste Facilities Law, Mass. Gen. L., Ch. 21H, Section 1, et. seq., and regulations thereto; Massachusetts Toxic Use Reduction Act, Mass. Gen. L., Ch. 211, Section 1, et. seq., and regulations thereto; Massachusetts Litter Control Laws, Mass. Gen. L. Ch. 111. Section 1 50A, et. seq., and regulations thereto; Massachusetts Wetlands Protection Laws, Mass. Gen. L., Ch. 130, Section 105, et. seq., and regulations thereto; Massachusetts Environmental Air Pollution Control Law, Mass. Gen. L.. Ch. 101, Section 2B, et. seq., and regulations thereto; Massachusetts Environmental Policy Act, Mass. Gen. L. Ch. 30, Section 61, et. seq., and regulations thereto; and Massachusetts Hazardous Waste Laws, Mass. Gen. L. Ch. 21C, Section 1, et. seq., and regulations thereto.

(f)                                    The Corporation has maintained all environmental and operating documents and records substantially in the manner and for the time periods required by the Environmental Laws and any other laws, regulations or orders and has never conducted an environmental audit except as disclosed in Schedule 5.22(f) of the Corporation’s Disclosure Schedule. For purposes of this Section 5.22(f), an environmental audit shall mean any evaluation, assessment, study or test performed at the request of or on behalf of a Governmental Authority, including, but not limited to, a public liaison committee, but does not include normal or routine inspections, evaluations or assessments which do not relate to a threatened or pending charge, restraining order or revocation of any permit, license, certificate, approval, authorization, registration or the like issued pursuant to the Environmental Laws and any other law, regulation or order.

(g)                                 To the Corporation’s Knowledge, no part of the Property of the Corporation is (i) located within any wetlands area, (ii) subject to any wetlands regulations, or (iii) included in or is proposed for inclusion in, or abuts any property included in or proposed for inclusion in, the National Priority List or any similar state lists.

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5.23                           FDA Matters.

(a)                                  The Corporation has (i) complied in all material respects with all applicable laws, regulations and specifications with respect to the manufacture, design, sale, storing, labeling, testing, distribution, inspection, promotion and marketing of all of the Corporation’s products and product candidates and the operation of manufacturing facilities promulgated by the U.S. Food and Drug Administration (the “FDA”) or any corollary entity in any other jurisdiction and (ii) conducted, and in the case of any clinical trials conducted on its behalf, caused to be conducted, all of its clinical trials with reasonable care and in compliance in all material respects with all applicable laws and the stated protocols for such clinical trials.

(b)                                 All of the Corporation’s submissions to the FDA and any corollary entity in any other jurisdiction, whether oral, written or electronically delivered, were true, accurate and complete in all material respects as of the date made, and remain true, accurate and complete in all material respects and do not misstate any of the statements or information included therein, or omit to state a fact necessary to make the statements therein not materially misleading.

(c)                                  The Corporation has not committed any act, made any statement or failed to make any statement that would breach the FDA’s policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar laws, rules or regulations, whether under the jurisdiction of the FDA or a corollary entity in any other jurisdiction, and any amendments or other modifications thereto.  Neither the Corporation nor, to the Corporation’s Knowledge, any officer, employee or agent of the Corporation has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in (i) debarment under 21 U.S.C. Section 335a or any similar state or foreign law or regulation or (ii) exclusion under 42 U.S.C. Section 1320a 7 or any similar state or foreign law or regulation, and neither the Corporation nor, to the Corporation’s Knowledge, any such person has been so debarred or excluded.

(d)                                 The Corporation has not sold or marketed any products prior to receiving any required or necessary approvals or consents from any federal or state governmental authority, including but not limited to the FDA under the Food, Drug & Cosmetics Act of 1976, as amended, and the regulations promulgated thereunder, or any corollary entity in any jurisdiction.  The Corporation has not received any notice of, nor is the Corporation aware of any, actions, citations, warning letters or Section 305 notices from the FDA or any corollary entity.

5.24                           Compliance with Privacy Laws

(a)                                  For purposes of this Agreement:

(i)                                     “Foreign Privacy Laws” shall mean (a) the Directive 95/46/EC of the Parliament and of the Council of the European Union of 24 October 1995 on the protection of individuals with regard to the collection, use, disclosure, and processing of personal data and on the free movement of such data, (b) the corresponding national rules, regulations, codes, orders, decrees and rulings thereunder of the member states of the European Union and (c) any rules, regulations, codes, orders, decree, and rulings thereunder related to privacy, data protection or data transfer issues implemented in other countries.

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(ii)                                  “US Privacy Laws” shall mean any rules, regulations, codes, orders, decrees, and rulings thereunder of any federal, state, regional, county, city, municipal or local government of the United States or any department, agency, bureau or other administrative or regulatory body obtaining authority from any of the foregoing that relate to privacy, data protection or data transfer issues, including all implementing laws, ordinances or regulations, including, without limitation, the Health Insurance Portability and Accountability Act of 1996, as amended; the Children’s Online Privacy Protection Act (COPPA) of 1998, as amended; the Financial Modernization Act (Graham-Leach-Bliley Act) of 2000, as amended; the Fair Credit Reporting Act of 1970, as amended; the Privacy Act of 1974, as amended; the Family Education Rights and Privacy Act of 1974, as amended; the Right to Financial Privacy Act of 1978, as amended; the Privacy Protection Act of 1980, as amended; the Cable Communications Policy Act of 1984, as amended; the Electronic Communications Privacy Act of 1986, as amended; the Video Privacy Protection Act of 1988, as amended; the Telephone Consumer Protection Act of 1991, as amended; the Driver’s Privacy Protection Act of 1994, as amended; the Communications Assistance for Law Enforcement Act of 1994, as amended; the Telecommunications Act of 1996, as amended; and any implementing regulations related thereto;

(b)                                 The Corporation is currently and has been at all times in compliance in all material respects with all Foreign Privacy Laws and US Privacy Laws; and the Corporation has not received notice (in writing or otherwise) regarding violation of such Foreign Privacy Laws or US Privacy Laws.

(c)                                  No action, suit, proceeding, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Corporation, nor to the Corporation’s Knowledge threatened against the Corporation, relating to Foreign Privacy Laws and US Privacy Laws; nor has the Corporation incurred any material liabilities (whether accrued, absolute, contingent or otherwise) under any Foreign Privacy Laws or US Privacy Laws.

(d)                                 Health Insurance Portability and Accountability Act of 1996.  The Corporation (i) has assessed the applicability of the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations (collectively, “HIPAA”) to the Corporation, including the fully insured and self-insured health plans that the Corporation sponsors or has sponsored or contributes to or has contributed to and health care provider activities, if any, in which the Corporation engages, (ii) has complied in all relevant respects with HIPAA, including 45 C.F.R. Part 160 and Subparts A and E of Part 164 (the “HIPAA Privacy Rule”), including but not limited to HIPAA Privacy Rule requirements relating to health information use and disclosure, notices of privacy rights, appointment of a Privacy Officer, adoption of a privacy policy, amendment of plan documents, and implementation of employee training as to the handling of protected health information, and (iii) if required under the HIPAA Privacy Rule, has entered into business associate agreements on behalf of the Corporation’s health plans covering the handling of protected health information with vendors and others categorized under HIPAA as business associates of the Corporation’s health plans.

(e)                                  Other Health Information Laws.  Without limiting the generality of Section 5.24(a) through Section 5.24(d),

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(i)                                     the Corporation is currently, and has been at all times since its incorporation, in compliance in all material respects with all applicable health insurance, health information security, health information privacy, and health information transaction format Laws (each a “Health Information Law”), including, without limitation, any rules, regulations, codes, orders, decrees, and rulings thereunder of any federal, state, regional, county, city, municipal or local government, whether foreign or domestic, or any department, agency, bureau or other administrative or regulatory body obtaining authority from any of the foregoing; and

(ii)                                  no action, suit, proceeding, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Corporation nor to the Corporation’s Knowledge threatened against the Corporation, alleging any failure to comply with any Health Information Law; nor has the Corporation incurred any material liabilities (whether accrued, absolute, contingent or otherwise) under any Health Information Law.

5.25                           Health Care and Affiliated Transactions; Stark and Anti-Kickback Laws.

(a)                                  For purposes of the Stark II law and implementing regulations, if applicable, none of the directors or officers of the Corporation, or physicians employed by the Corporation, any other affiliates of the Corporation, or any of their respective immediate family members is (i) to the Corporation’s Knowledge, a partner or stockholder or has any other economic interest in any customer or supplier of the Corporation; (ii) a party to any transaction or contract with the Corporation; or (iii) indebted to the Corporation.  The Corporation has not paid, or incurred any obligation to pay, any fees, commissions or other amounts to and is not a party to any agreement, business arrangement or course of dealing with any firm of or in which any of directors, officers or affiliates of the Corporation, or any of their respective immediate family members, is a partner or stockholder or has any other economic interest, other than ownership of less than one percent (1%) of a publicly traded corporation.  No physician or family member of a physician has a financial relationship with the Corporation in violation of Section 1877 of the Social Security Act.  The Corporation has made all filings required by Section 1877 of the Social Security Act.

(b)                                 The Corporation has complied with all applicable state and federal “anti-kickback,” fraud and abuse, false claims and related statutes and regulations.  The Corporation has received no notice of nor is otherwise aware of any inquiries, audits, subpoenas or other investigations involving Corporation by the U.S. Department of Health and Human Services, the U.S. Office of Inspector General, any U.S. Attorney’s Office or any other federal or state agency with jurisdiction over such statutes or regulations.

SECTION 6.                                Representations and Warranties of the Investor to the Corporation.

The Investor represents and warrants to the Corporation as follows:

(a)                                  It is acquiring the Series A-1 Preferred Stock and, in the event it should acquire Reserved Common Shares upon conversion of the Series A-1 Preferred Stock, it will be acquiring such Reserved Common Shares, for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

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(b)                                 It is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act.

(c)                                  It agrees that the Corporation may place a legend on the certificates delivered hereunder stating that the Series A-1 Preferred Stock and any Reserved Common Shares have not been registered under the Securities Act, and, therefore, cannot be offered, sold or transferred unless they are registered under the Securities Act or an exemption from such registration is available and that the offer, sale or transfer of the Series A-1 Preferred Stock and any Reserved Common Shares is further subject to any restrictions imposed by this Agreement and the Stockholders’ Agreement.

(d)                                 The execution, delivery and performance by it of this Agreement have been duly authorized by all requisite action of it.

(e)                                  It further understands that the exemptions from registration afforded by Rule 144 and Rule 144A (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

(f)                                    It has such knowledge and experience in business and financial matters and with respect to investments in securities of privately-held companies so as to enable it to understand and evaluate the risks of its investment in the Series A-1 Preferred Stock and form an investment decision with respect thereto.  It has been afforded the opportunity during the course of negotiating the transactions contemplated by this Agreement to ask questions of, and to secure such information from, the Corporation and its officers and directors as it deems necessary to evaluate the merits of entering into such transactions.

(g)                                 It is duly organized and validly existing and has the power and authority to enter into this Agreement and it has not been organized, reorganized or recapitalized specifically for the purpose of acquiring the securities of the Corporation.

(h)                                 It has adequate net worth and means of providing for its current needs and personal contingencies to sustain a complete loss of its investment in the Corporation.  The Investors understand that the foregoing representations and warranties shall be deemed material and to have been relied upon by the Corporation.

SECTION 7.                                Closing Conditions.

(a)                                  It shall be a condition precedent to the obligations of the Corporation hereunder to be performed at the Stage I Closing, as to the Investor that the representations and warranties contained herein of the Investor hereunder shall be true and correct as of the date of such Closing with the same force and effect as though such representations and warranties had been made on and as of such date.

(b)                                 The Stage I Closing pursuant to the April 25 Agreement shall have occurred or, if the Closing takes place on May 17, 2011, shall occur concurrently with the Closing hereunder, and in each case the sale of stock under such Agreement shall be at a per

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share purchase price equal to that hereunder and aggregate proceeds to the Company shall not be at less $20 million.

(c)                                  Ipsen has become a party to the Amended and Restated Stockholders’ Agreement dated April 25, 2011 among the Company and the other parties named therein.

SECTION 8.                                Acknowledgement Regarding the Merger.

The Investor hereby, in its capacity as a future stockholder of the Corporation, (a) acknowledges that such Investor is aware that the Corporation has, prior to the execution and delivery of this Agreement, entered into an Agreement and Plan of Merger with MPMAC and Merger Sub with respect to the proposed Merger, an executed copy of which is attached hereto as Exhibit F (the “Merger Agreement”), and (b) acknowledges that such Investor has received and reviewed the Merger Agreement.

SECTION 9.                                Expenses and Fees.

The Corporation shall pay, and hold the Investor harmless against all liability for the payment of all costs and other expenses incurred by the Investor in connection with the Corporation’s performance of and compliance with all agreements and conditions contained herein or contemplated hereby on its part to be performed or complied with.  The Corporation further agrees that it will pay, and hold the Investor harmless from, any and all liability with respect to any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery of this Agreement or any modification, amendment or alteration of the terms or provisions of this Agreement and that it will similarly pay, and hold the Investor harmless from, all issue taxes in respect of the issuance of the Series A-1 Preferred Stock to the Investor.  the

SECTION 10.                          Certain Covenants.

Without the prior written consent of the holders of a majority of the shares of Series A-1 Preferred Stock issued and outstanding at the time (the “Majority Investors”), the Corporation shall not issue any shares of Series A-1 Preferred Stock or any securities convertible into shares of Series A-1 Preferred Stock other than (i) Excluded Stock (as defined in the Certificate of Incorporation of the Corporation), (ii) pursuant to the terms of this Agreement or (iii) pursuant to agreements, warrants or arrangements described on Schedule 10 hereof.

SECTION 11.                          Brokers or Finders.

The Corporation represents and warrants to the Investor, and the Investor represents and warrants to the Corporation, that, other than Leerink Swann LLC, which has acted as advisor to the Corporation in connection with the transactions contemplated by this Agreement, no person or entity has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Corporation or the Investors for any commission, fee or other compensation as a finder or broker because of any act or omission by the Corporation or the Investor or by any agent of the Corporation or the Investors.

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SECTION 12.                          Exchanges Lost. Stolen or Mutilated Certificates.

Upon surrender by the Investor to the Corporation of shares of Series A-1 Preferred Stock or Reserved Common Shares acquired by such Investor hereunder, the Corporation, at its expense, will issue in exchange therefor, and deliver to such Investor, a new certificate or certificates representing such shares in such denominations as may be requested by such Investor. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any certificate representing any shares of Common Stock or Preferred Stock purchased or acquired by any Investor hereunder and, in case of any such loss, theft or destruction, upon delivery of any indemnity agreement satisfactory to the Corporation, or in case of any such mutilation, upon surrender and cancellation of such certificate, the Corporation, at its expense, will issue and deliver to such Investor a new certificate for such shares of Common Stock or Preferred Stock, as applicable, of like tenor, in lieu of such lost, stolen or mutilated certificate.

SECTION 13.                          Survival of Representations and Warranties.

The representations and warranties set forth in Sections 5 and 6 hereof shall survive the Closings indefinitely.

SECTION 14.                          Indemnification.

The Corporation shall indemnify, defend and hold the Investor harmless against any and all liabilities, loss, cost or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from, relating to, or connected with the untruth, inaccuracy or breach of any statements, representations, warranties or covenants of the Corporation contained herein, including, but not limited to, all statements, representations, warranties or covenants concerning environmental matters.

SECTION 15.                          Remedies.

In case any one or more of the representations, warranties, covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such representations, warranties, covenants or agreements may proceed to protect and enforce its or their rights either by suit in equity and/or action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.  The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law.  No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

SECTION 16.                          Successors and Assigns.

Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Corporation and the Investor and the respective permitted successors and assigns of the Investor and the permitted successors and assigns of the Corporation. Subject to the provisions of Sections 3.1, 3.2, 3.3 and 3.10 of the Stockholders’ Agreement, this Agreement and

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the rights and duties of the Investor set forth herein may be freely assigned, in whole or in part, by the Investor.  Neither this Agreement nor any of the rights or duties of the Corporation set forth herein shall be assigned by the Corporation, in whole or in part, without having first received the written consent of the Majority Investors.  Notwithstanding the foregoing, upon the consummation of the Merger and with respect to all times following the consummation of the Merger, (i) the Corporation shall, and hereby does, assign all of its rights, duties and obligations under this Agreement to MPMAC and (ii) all references to the “Corporation” in this Agreement and to its capital stock or any other aspects of the Corporation shall be deemed to be references to MPMAC and its capital stock and other applicable aspects of MPMAC.  MPMAC, by executing this Agreement as an anticipated successor and assign to the Corporation, does hereby assume, effective upon the consummation of the Merger, all of the Corporation’s rights, duties and obligations under this Agreement and Radius will be released from its duties and obligations under this Agreement.  All parties to this Agreement hereby consent to the assignment and assumption contemplated between the Corporation and MPMAC set forth in this paragraph.

SECTION 17.                          Entire Agreement.

This Agreement, together with the other writings referred to herein, including the Restated Charter and the Stockholders’ Agreement, or delivered hereunder and which form a part hereof, contains the entire agreement among the parties with respect to the subject matter hereof and amends, restates and supersedes all prior and contemporaneous arrangements or understandings, whether written or oral, with respect thereto.

SECTION 18.                          Notices.

All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied or e-mailed with a confirmation copy by regular mail, addressed, telecopied or e-mailed, as the case may be, to such party at the address, telecopier number or e-mail address, as the case may be, set forth below or such other address, telecopier number or e-mail address, as the case may be, as may hereafter be designated in writing by the addressee to the addressor listing all parties:

(i)                                     if to the Corporation. to:

Radius Health, Inc.

201 Broadway

Sixth Floor

Cambridge, MA 02139

Attention: B. Nicholas Harvey

Telecopier: (617) 444-1834
E-mail: bnharvey@radiuspharm.com

with a copy to:

Bingham McCutchen

One Federal Street

Boston. MA 02110-1726

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Attention: Julio E. Vega, Esq.

Telecopier: (617) 951-8736
E-mail:  Julio.vega@bingham.com

(ii)                                  if to Investor, as set forth on Schedule 1.

All such notices, requests, consents and other communications shall be deemed to have been received: (a) in the case of personal delivery, on the date of such delivery; (b) in the case of mailing, on the third business day following the date of such mailing; (c) in the case of overnight mail, on the first business day following the date of such mailing; (d) in the case of facsimile transmission, when confirmed by facsimile machine report; or (e) in the case of e-mail delivery, when confirmed by the sender’s e-mail system.

SECTION 19.                          Changes.

The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to a writing executed by a duly authorized representative of the Corporation, MPMAC and the Investor..

SECTION 20.                          Counterparts.

This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

SECTION 21.                          Headings.

The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

SECTION 22.                          Nouns and Pronouns.

Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

SECTION 23.                          Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 24.                          Further Assurances.

The parties shall cooperate reasonably with each other in connection with any steps

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required to be taken as part of their respective obligations under this Agreement, and shall furnish upon request to each other such further information, execute and deliver to each other such other documents, and do such other acts and things, all as the other party may reasonably request for purposes of carrying out the intend of this Agreement and consummating the transactions contemplated hereby.

SECTION 25.                          Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding choice of laws rules thereof.

(Remainder of Page Left Intentionally Blank.)

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(Signature Page to Stock Purchase Agreement)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE CORPORATION:

RADIUS HEALTH, INC.

By:	/s/ C. Richard Edmund Lyttle
Name:	C. Richard Edmund Lyttle
Title:	President

As an anticipated successor and assign to the Corporation under Section 16 hereof:

MPM ACQUISITION CORP.

By:	/s/ C. Richard Edmund Lyttle
Name:	C. Richard Edmund Lyttle
Title:	President

INVESTOR:

IPSEN PHARMA SAS

By:	/s/ Marc de Garidel
Name:	Marc de Garidel
Title:	Chairman and CEO

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Schedule I

Name of Investors	Address of Record	Stage I Preferred Shares
Ipsen Pharma SAS	Attn: Ipsen Pharma SAS 42 Rue du Docteur Blanche 75016 Paris, France	See calculation in Section 3.2
TOTAL:

Exhibit A

Form of Restated Certificate

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

RADIUS HEALTH, INC.

(Pursuant to Section 242 and 245 of the

General Corporation Law of the State of Delaware)

Radius Health, Inc., a Delaware corporation hereby certifies as follows:

1.               The name of the corporation is Radius Health, Inc. (the “Corporation”). The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on October 3, 2003 and the name under which it was originally incorporated was NuVios, Inc.

2.               This Fourth Amended and Restated Certificate of Incorporation (the “Certificate”) amends, restates and integrates the provisions of the Third Amended and Restated Certificate of Incorporation as heretofore in effect (the “Prior Certificate”), has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (“DGCL”), and has been approved by written consent of the stockholders of the Corporation in accordance with the provisions of Section 228 of the DGCL (prompt notice of such action having been given to those stockholders who did not consent in writing).

3.               Effective immediately at the effective date of the filing of this Certificate (the “Effective Time”), the Prior Certificate, as heretofore amended, is hereby further amended and restated to read in its entirety as follows:

ARTICLE I
Name

The name of the corporation is Radius Health, Inc.

ARTICLE II
Purpose

The Corporation is organized to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE IIA
Reverse Split

Simultaneously with the Effective Time (the “Split Effective Date”), a reverse split (the “Reverse Split”) of the Corporation’s outstanding capital stock shall occur as follows: (a) each share of Common Stock issued and outstanding or held as treasury shares immediately prior to the Split Effective Date (the “Old Common Stock”) shall automatically without any action on the part of the holder thereof, be reclassified and changed into 0.06666667 of one share of Common Stock from and after the Split Effective Date (the “New Common Stock”), (b) each share of Series A Stock issued and outstanding or held as treasury shares immediately prior to the Split Effective Date (the “Old Series A Stock”) shall automatically without any action on the part of the holder thereof, be reclassified and changed into

0.06666667 of one share of Series A Stock from and after the Split Effective Date (the “New Series A Stock”), (c) each share of Series B Stock issued and outstanding or held as treasury shares immediately prior to the Split Effective Date (the “Old Series B Stock”) shall automatically without any action on the part of the holder thereof, be reclassified and changed into 0.06666667 of one share of Series B Stock from and after the Split Effective Date (the “New Series B Stock”) and (d) each share of Series C Stock issued and outstanding or held as treasury shares immediately prior to the Split Effective Date (the “Old Series C Stock”) shall automatically without any action on the part of the holder thereof, be reclassified and changed into 0.06666667 of one share of Series C Stock from and after the Split Effective Date (the “New Series C Stock”).  No fractional shares of Common Stock or Preferred Stock shall be issued upon such reclassification effected by the Reverse Split.  Rather, if such reclassification would result in the issuance of any fractional share to any stockholder after aggregating all fractional shares of any class or series of stock otherwise issuable to such stockholder, the Corporation shall, in lieu of issuing any fractional share to such stockholder, pay a cash amount to such stockholder equal to the sum of (A) the product of any fractional share of New Common Stock pertaining to such stockholder multiplied by $8.142, (B) the product of any fractional share of New Series A Stock pertaining to such stockholder multiplied by $8.142, (C) the product of any fractional share of New Series B Stock pertaining to such stockholder multiplied by $8.142 and (D) the product of any fractional share of New Series C Stock pertaining to such stockholder multiplied by $8.142.  Subject to the rest of the provisions of this Certificate, each holder of a certificate or certificates, which immediately prior to the Split Effective Date represented outstanding shares of Old Common Stock, Old Series A Stock, Old Series B Stock and Old Series C Stock, as applicable (the “Old Certificates”), shall, from and after the Split Effective Date, be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates (the “New Certificates”) representing the shares of New Common Stock, New Series A Stock, New Series B Stock and New Series C Stock, as applicable, into which the shares of Old Common Stock, Old Series A Stock, Old Series B Stock and Old Series C Preferred Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof.  All stock numbers and prices set forth in this Certificate (including, without limitation, those share numbers set forth in Article III) give effect to the Reverse Split and no further adjustments are necessary with respect thereto.

ARTICLE III
Capital Stock

Authorization. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Seventy-six Million Thirty-four Thousand Twenty-nine (76,034,029) shares, consisting of Sixty Three Thousand (63,000) shares of Series A Junior Convertible Preferred Stock, par value $.01 per share (the “Series A Stock”), One Million Six Hundred Thousand (1,600,000) shares of Series B Convertible Redeemable Preferred Stock, par value $.01 per share (the “Series B Stock”), Ten Million One Hundred Forty-six Thousand Six Hundred Twenty-nine (10,146,629) shares of Series C Convertible Preferred Stock, par value $.01 per share, (the “Series C Stock”, and together with the Series B Stock, the “Existing Senior Preferred Stock”, and collectively with the Series A Stock and Series B Stock, the “Existing Preferred Stock”), Ten Million (10,000,000) shares of Series A-1 Convertible Preferred Stock, par value $.01 per share (the “Series A-1 Stock”), Nine Million Eight Hundred Thirty-two Thousand One Hundred Thirty-three (9,832,133) shares of Series A-2 Convertible Preferred Stock, par value $.01 per share (the “Series A-2 Stock”), One Million Four Hundred Twenty-two Thousand Three Hundred (1,422,300) shares of Series A-3 Convertible Preferred Stock, par value $.01 per share, (the “Series A-3 Stock” and together with the Series A-1 Stock and Series A-2 Stock, the “Participating Preferred Stock”), Forty Thousand and Three (40,003) shares of Series A-4 Convertible Preferred Stock, par value $.01 per share (the “Series A-4 Stock”), Seventy Thousand (70,000) shares of Series A-5 Convertible Preferred Stock, par value $.01 per share (the “Series A-5 Stock”) and Eight Million (8,000,000) shares of Series A-6 Convertible Preferred Stock, par value $.01 per share (the “Series A-6

Stock”, and together with the Series A-1 Stock, the Series A-2 Stock, the Series A-3 Stock, the Series A-4 Stock and the Series A-5 Stock, the “New Preferred Stock”), and Thirty-four Million Eight Hundred Fifty-nine Thousand Nine Hundred Sixty-four (34,859,964) shares of Common Stock, par value $.01 per share (the “Common Stock”).

SPECIAL NOTE:  The terms, conditions, designations, preferences and privileges of the Existing Preferred Stock are set forth below in Part A of this Article III, however, it is expected that upon the Stage I Closing (as defined in the Series A-1 Purchase Agreement) of the Qualified Financing (as defined herein), all shares of Existing Preferred Stock will be converted into shares of New Preferred Stock or Common Stock, the terms, conditions, designations, preferences and privileges of which are set forth in Part B and Part C of this Article III, respectively.

PART A. EXISTING PREFERRED STOCK

1.               Designation and Amount.  The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Existing Preferred Stock shall be as set forth in this Part A. The number of authorized shares of the Series A Stock is Sixty Three Thousand (63,000), the number of authorized shares of the Series B Stock is One Million Six Hundred Thousand (1,600,000), and the number of authorized shares of the Series C Stock is Ten Million One Hundred Forty-six Thousand Six Hundred Twenty-nine (10,146,629).

2.               Ranking.  The Corporation’s shares of Series C Stock shall rank, as to dividends and upon Liquidation (as defined in Section A.4(b) hereof) and Event of Sale (as defined in Section A.4(h) hereof), equally with each other and senior and prior to the Corporation’s shares of  Series B Stock and Series A Stock.  The Corporation’s shares of Series B Stock shall rank, as to dividends and upon Liquidation and Event of Sale, equally with each other and senior and prior to the Corporation’s shares of Series A Stock.  With respect to dividends, Liquidation and Event of Sale prior, the Series A Stock, Series B Stock and Series C Stock shall rank senior and prior to the Corporation’s Common Stock and to all other classes or series of stock issued by the Corporation, except as otherwise approved by the affirmative vote or consent of the holders shares of Existing Senior Preferred Stock representing at least a majority of the shares of the voting power of the Existing Senior Preferred Stock then outstanding (determined as set forth in the second sentence of Section A.6(a) hereof) (the “Existing Senior Majority”).

3.               Dividend Provisions.

(a)                                  Series C Stock.  The holders of shares of the Series C Stock shall be entitled to receive dividends at the rate of 8% of the Series C Original Purchase Price (as defined in Section A.8 hereof) per annum, compounding annually, and which will accrue on a quarterly basis commencing on the applicable date of issuance of each of such shares of Series C Stock.  The holders of Series C Stock shall be entitled to receive dividends prior in right to the payment of dividends and other distributions (whether in cash, property or securities of the Corporation, including subscription or other rights to acquire securities of the Corporation) on the Series B Stock, Series A Stock and Common Stock.  Dividends hereunder shall be payable in cash, when, as and if declared or paid by the Board of Directors and, as accrued, on any Liquidation (as defined in Section A.4(b) hereof) or Event of Sale (as defined in Section A.4(h)(vii) hereof), or upon any Redemption Date (as defined in Section A.5(c) hereof).  Dividends hereunder shall be payable in shares of Common Stock (calculated based upon the then effective Series C Conversion Price), as accrued, upon the conversion of the Series C Stock into Common Stock.  Whenever any dividend may be declared or paid on any shares of Series C Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each other share of the Series C Stock then outstanding, so that all outstanding shares of Series C Stock will participate equally with each other and ratably per share (calculated as provided in Section A.3(d) hereof).  Whenever any dividend or other distribution, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation), may be declared or paid on: (i) any shares of the Common Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each share of the Series C Stock then outstanding so that all outstanding shares of Series C Stock will participate in such dividend ratably with such shares of Common Stock (calculated as provided in Section A.3(d) hereof); or (ii) any shares of any other series of Preferred Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same or equivalent rate upon each share of the Series C Stock then outstanding so that all outstanding shares of Series C Stock will participate in such dividend ratably with such shares of such other series of Preferred Stock (based on the number of shares of Common Stock into which each share Series C Stock and each share of such other series of Preferred Stock is then convertible, if applicable, or, otherwise, the relative liquidation preference per share, of such other series of Preferred Stock as compared with the Series C Stock then outstanding).

(b)                                 Series B Stock.  Following payment in full of required dividends to the holders of Series C Stock in accordance with Section A.3(a) above, the holders of shares of the Series B Stock shall be entitled to receive dividends at the rate of 8% of the Series B Original Purchase Price (as defined in Section A.8 hereof) per annum, compounding annually, and which will accrue on a quarterly basis commencing on the applicable date of issuance of each of such shares of Series B Stock.  The holders of Series B Stock shall be entitled to receive dividends prior in right to the payment of dividends and other distributions (whether in cash, property or securities of the Corporation, including subscription or other rights to acquire securities of the Corporation) on the Series A Stock and Common Stock.  Dividends hereunder shall be payable in cash, when, as and if declared or paid by the Board of Directors and, as accrued, on any Liquidation (as defined in Section A.4(b) hereof) or Event of Sale (as defined in Section A.4(h) hereof), or upon any Redemption Date (as defined in Section A.5(c) hereof).  Dividends hereunder shall be payable in shares of Common Stock (calculated based upon the then effective Series B Conversion Price), as accrued, upon the conversion of the Series B Stock into Common Stock.  Whenever any dividend may be declared or paid on any shares of Series B Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each other share of the Series B Stock then outstanding, so that all outstanding shares of Series B Stock will participate equally with each other and ratably per share (calculated as provided in Section A.3(d) hereof).  Whenever any dividend, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation), may be declared or paid on: (i) any shares of the Common Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each share of the Series B Stock then outstanding so that all outstanding shares of Series B Stock will participate in such dividend ratably with such shares of Common Stock (calculated as provided in Section A.3(d) hereof); or (ii) any shares of Series A Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same or equivalent rate upon each share of the Series B Stock then outstanding so that all outstanding shares of Series B Stock will participate in such dividend ratably with such shares of Series A Stock (based on the number of shares of Common Stock into which each share of Series B Stock and each share of Series A Stock is then convertible, if applicable, or, otherwise, the relative liquidation preference per share, of Series A Stock as compared with the Series B Stock then outstanding).

(c)                                  Series A Stock.  Following payment in full of required dividends to the holders of Series C Stock and Series B Stock in accordance with Sections A.3(a) and (b) above, the holders of shares of the Series A Stock shall be entitled to receive, when, if and as declared by the Board of Directors, dividends on any shares of Series A Stock, out of funds legally available for that purpose, at a rate to be determined by the Board of Directors if and when they may so declare any dividend on the Series A Stock.

(d)                                 In connection with any dividend declared or paid hereunder, each share of Existing Preferred Stock shall be deemed to be that number of shares (including fractional shares) of Common Stock into which it is then convertible, rounded up to the nearest one-tenth of a share.  No fractional shares of capital stock shall be issued as a dividend hereunder. The Corporation shall pay a cash adjustment for any such fractional interest in an amount equal to the fair market value thereof on the last Business Day (as defined in Section A.8 hereof) immediately preceding the date for payment of dividends as determined by the Board of Directors in good faith.

4.               Liquidation Rights.

(a)                                  With respect to rights on Liquidation (as defined in Section A.4(b) hereof): (i) the shares of Series C Stock shall rank equally with each other and senior and prior to the shares of Series B Stock, Series A Stock and the Common Stock and to all other classes or series of stock issued by the Corporation, except as otherwise approved by the affirmative vote or consent of the Existing Senior Majority; (ii) the shares of Series B Stock shall rank equally with each other and senior and prior to the shares of Series A Stock and the shares of Common Stock and to all other junior classes or series of stock issued by the Corporation, and junior to the Series C Stock; and (iii) the Series A Stock shall rank senior and prior to the Corporation’s Common Stock and to all other junior classes or series of stock issued by the Corporation, and junior to the Existing Senior Preferred Stock.

(b)                                 In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation (collectively, a “Liquidation”): (i) the holders of shares of Series C Stock then outstanding (the “Series C Stockholders”) shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of Series B Stock then outstanding (the “Series B Stockholders”), the holders of Series A Stock then outstanding (the “Series A Stockholders,” and collectively with the Series C Stockholders and the Series B Stockholders, the “Existing Preferred Stockholders”), or the holders of Common Stock or any other class or series of stock ranking on Liquidation junior to such Series C Stock, an amount per share equal to the Series C Original Purchase Price (as defined in Section A.8 hereof), plus an amount equal to any declared or accrued but unpaid dividends thereon, calculated pursuant to Section A.3(a) hereof; (ii) after the distribution to the Series C Stockholders of the full amount to which they are entitled to receive pursuant to this Section A.4(b), the Series B Stockholders shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the Series A Stockholders or the holders of Common Stock or any other class or series of stock ranking on Liquidation junior to such Series B Stock, an amount per share equal to the Series B Original Purchase Price (as defined in Section A.8 hereof), plus an amount equal to any declared or accrued but unpaid dividends thereon, calculated pursuant to Section A.3(b) hereof; and (iii) after the distribution to the Series B Stockholders of the full amount to which they are entitled to receive pursuant to this Section A.4(b), the Series A Stockholders shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on Liquidation junior to such Series A Stock, an amount per share equal to the Series A Original Purchase Price (as defined in Section A.8 hereof), plus an amount equal to any declared but unpaid dividends thereon, calculated pursuant to Section A.3(c) hereof. Notwithstanding the foregoing or anything else expressed or implied herein, the transactions contemplated by that certain Agreement and Plan of Merger dated as of April 25, 2011 by and among the Corporation, MPM Acquisition Corp. and RHI Merger Corp. (the “Merger Agreement”) shall not be a “Liquidation” for purposes of this Certificate.

(c)                                  If, upon any Liquidation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series C Stockholders the full amount to which each of them shall be entitled pursuant to Section A.4(b) above, then the Series C Stockholders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares of Series C Stock held upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(d)                                 If, upon any Liquidation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series B Stockholders the full amount to which each of them shall be entitled pursuant to Section A.4(b) above, then after payment to the Series C Stockholders of the full amount to which such stockholders are entitled pursuant to Section A.4(b) above, the Series B Stockholders shall share ratably in any remaining distribution of assets according to the respective amounts which would be payable to them in respect of the shares of Series B Stock held upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(e)                                  If, upon any Liquidation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A Stockholders the full amount to which each of them shall be entitled pursuant to Section A.4(b) above, then after payment to the Series C Stockholders and Series B Stockholders of the full amount to which such stockholders are entitled pursuant to Section A.4(b) above, the Series A Stockholders shall share ratably in any remaining distribution of assets according to the respective amounts which would be payable to them in respect of the shares of Series A Stock held upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(f)                                    In the event of any Liquidation, after payment shall have been made to the Existing Preferred Stockholders of the full amount to which they shall be entitled pursuant to Section A.4(b), the holders of each other class or series of capital stock (other than Common Stock) ranking on Liquidation junior to such Series C Stock, Series B Stock and Series A Stock (in descending order of seniority), but senior to the Common Stock, as a class, shall be entitled to receive an amount equal (and in like kind) to the aggregate preferential amount fixed for each such junior class or series of capital stock.  If, upon any Liquidation prior to the Initial Closing of the Qualified Financing, after payment shall have been made to the Existing Preferred Stockholders of the full amount to which they shall be entitled pursuant to Section A.4(b), the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay a class or series of capital stock (other than the Common Stock) junior to the Series C Stock, Series B Stock and Series A Stock the full amount to which they shall be entitled pursuant to the preceding sentence, the holders of such other class or series of capital stock shall share ratably, based upon the number of then outstanding shares of such other class or series of capital stock, in any remaining distribution of assets according to the respective preferential amounts fixed for such junior class or series of capital stock or which would be payable to them in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(g)                                 In the event of any Liquidation prior, after payments shall have been made first to the Existing Preferred Stockholders and then to the holders of each junior class or series of capital stock (other than Common Stock) which is junior to the Series C Stock, Series B Stock and the Series A Stock but senior to the Common Stock, of the full amount to which they each shall be entitled as aforesaid, the holders of Common Stock, as a class, shall be entitled to share ratably with the Series C Stockholders and Series B Stockholders (calculated with respect to such Series C Stock and Series B Stock as provided in the last sentence in this Section A.4(g)) in all remaining assets of the Corporation legally available for distribution to its stockholders.  For purposes of calculating the amount of any payment to be paid upon any such Liquidation pursuant to the participation feature described in this Section A.4(g), each share of such Existing Senior Preferred Stock shall be deemed to be that number of shares (including fractional shares and any shares attributable to the payment of accrued and unpaid dividends upon conversion of such Preferred Stock pursuant to Section A.7(b)) of Common Stock into which it is then convertible, rounded to the nearest one-tenth of a share.

(h)                                 (i) In the event of and simultaneously with the closing of an Event of Sale (as hereinafter defined), the Corporation shall, unless waived by the Existing Senior Majority or otherwise prevented by law, redeem all of the shares of Series C Stock, Series B Stock and Series A Stock then outstanding for a cash amount per share determined as set forth below in this Section A.4(h) hereof (the “Special Liquidation Price,” said redemption being referred to herein as a “Special Liquidation”).  In the event the Event of Sale involves consideration that does not consist of cash, then the Special Liquidation Price may be paid with such consideration having a value equal to the Special Liquidation Price.  To the extent there is any cash consideration in connection with an Event of Sale, at the option of the holders of a majority of the Series C Stock, the cash consideration will first (i) be applied to satisfy the Special Liquidation Price payable to the Series C Stockholders (in relative proportion to the full liquidation preference the Series C Stockholders would have received had there been sufficient cash consideration to have paid their liquidation preference in full); then (ii) be applied to satisfy the Special Liquidation Price payable to the holders of Series B Stock (in relative proportion to the full liquidation preference the Series B Stockholders would have received had there been sufficient cash consideration to have paid their liquidation preference in full), prior to the payment thereof to any other stockholders of the Corporation; and (iii) then be applied to satisfy the Special Liquidation Price payable to the holders of Series A Stock (in relative proportion to the full liquidation preference the Series A Stockholders would have received had there been sufficient cash consideration to have paid their liquidation preference in full), prior to the payment thereof to any other stockholders of the Corporation.  For all purposes of this Section A.4(h), the Special Liquidation Price shall be equal to that amount per share which would be received by each Existing Preferred Stockholder if, in connection with an Event of Sale, all the consideration paid in exchange for the assets or the shares of capital stock (as the case may be) of the Corporation were actually paid to and received by the Corporation and the Corporation were immediately thereafter liquidated and its assets distributed pursuant to Sections A.4(a) through (h) hereof.  To the extent that one or more redemptions (as described in Section A.5 hereof) and/or Special Liquidations are occurring concurrently, the Special Liquidation under this Section A.4(h) shall be deemed to occur first.  The date upon which the Special Liquidation shall occur is sometimes referred to herein as the “Special Liquidation Date”.

(ii)                                  In the absence of an applicable waiver pursuant to Section A.4(h)(i) above, at any time on or after the Special Liquidation Date, an Exisiting Preferred Stockholder shall be entitled to receive the Special Liquidation Price for each such share of Series C Stock, Series B Stock or Series A Stock owned by such holder.  Subject to the provisions of Section A.4(h)(iii) hereof, payment of the Special Liquidation Price will be made to each such holder upon actual delivery to the Corporation or its transfer agent of the certificate of such holder representing such shares of Series A Stock, Series B Stock or Series C Stock, as the case may be, or an affidavit of loss as to the same.

(iii)                               If on the Special Liquidation Date less than all the shares of either Series C Stock, Series B Stock or Series A Stock then outstanding may be legally redeemed by the Corporation, the Special Liquidation shall be made first as to the Series C Stock pro rata with respect to such Series C Stock based upon the number of outstanding shares of Series C Stock then owned by each such holder thereof until such holders are satisfied in full, then to the holders of the Series B Stock pro rata with respect to such Series B Stock based upon the number of outstanding shares of Series B Stock then owned by each holder thereof, and then to the holders of the Series A Stock pro rata with respect to such Series A Stock based upon the number of outstanding shares of Series A Stock then owned by each holder thereof.

(iv)                              On and after any Special Liquidation Date, all rights in respect of the shares of Existing Preferred Stock to be redeemed shall cease and terminate except the right to receive the applicable Special Liquidation Price as provided herein, and such shares of Existing Preferred Stock shall no longer be deemed to be outstanding, whether or not the certificates representing such shares of Existing Preferred Stock have been received by the Corporation; provided, however, that, if the Corporation defaults in the payment of the Special Liquidation Price with respect to any Existing Preferred Stock, the rights of the holder(s) thereof with respect to such shares of Existing Preferred Stock shall continue until the Corporation cures such default.

(v)                                 Anything contained herein to the contrary notwithstanding, all or any of the provisions of this Section A.4(h) may be waived by the Existing Senior Majority, by delivery of written notice of waiver to the Corporation prior to the closing of any Event of Sale.

(vi)                              Any notice required to be given to the holders of shares of Preferred Stock pursuant to Section A.7(g) hereof in connection with an Event of Sale shall include a statement by the Corporation of (A) the Special Liquidation Price which each Preferred Stockholder shall be entitled to receive upon the occurrence of a Special Liquidation under this Section A.4(h) and (B) the extent to which the Corporation will, if at all, be legally prohibited from paying each holder of Preferred Stock the Special Liquidation Price.

(vii)                           For purposes of this Section A.4(h), an “Event of Sale” shall mean: (A) the sale by the stockholders of voting control of the Corporation, (B) the merger, consolidation or reorganization with or into any other corporation, entity or person or any other corporate reorganization, in which (I) the capital stock of the Corporation immediately prior to such merger, consolidation or reorganization represents less than 50% of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such merger, consolidation or reorganization or (II) the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) has a class of securities that is (or has been within 90 days prior to such transaction) tradeable on any public market or exchange or (C) the sale, exclusive license or other disposition of all or substantially all of the assets or intellectual property of the Corporation in a single transaction or series of related transactions. Notwithstanding the foregoing or anything else expressed or implied herein, the transactions contemplated by the Merger Agreement shall not be an “Event of Sale” for purposes of this Certificate.

5.               Redemption.

(a)                                  At the request of the Existing Senior Majority (the “Requesting Holders”) made at any time on or after December 15, 2011, the Corporation shall redeem on the Redemption Date, unless otherwise prevented by law, at a redemption price per share equal to the Series C Original Purchase Price for each share of Series C Stock and Series B Original Purchase Price for each share of Series B Stock, plus in each case an amount equal to any declared or accrued but unpaid dividends thereon, all of the Existing Senior Preferred Stock outstanding at the time that such request is made.  The total sum payable per share of Existing Senior Preferred Stock on the Redemption Date is hereinafter referred to as the “Redemption Price,” and the payment to be made on the Redemption Date is hereinafter referred to as the “Redemption Payment.”  Notwithstanding any limitations specified in this Section A.5, in the event that the Corporation at any time breaches any of the provisions in the this Certificate or any of its representations, warranties, covenants and/or agreements set forth in (i) that certain Stockholders’ Agreement among the Corporation and the parties set forth therein (as amended, the “Stockholders’ Agreement”) or that certain Series C Convertible Redeemable Preferred Stock Purchase Agreement among the Corporation and the signatories thereto (the “Stock Purchase Agreement”), each as entered into contemporaneously with the filing of the Prior Certificate, or (ii) that certain Series B Convertible Redeemable Preferred Stock Purchase Agreement dated as of November 14, 2003 among the Corporation and the signatories thereto (as amended, the “Series B Stock Purchase Agreement”), then upon any such breach the Senior Majority may elect, at their sole discretion, if any such breach is not cured by the 60th day after receipt by the Corporation of notice of such breach from a holder, to accelerate the maturity of the rights of all of the holders under this Section A.5(a) and cause the immediate redemption of all of the shares of Existing Senior Preferred Stock held by them (less any shares that the Corporation is prevented by law from redeeming, which shall be redeemed by the Corporation as soon as permitted under law).  With respect to a breach of which the Corporation is aware or reasonably should be aware, such 60 day period within which the Corporation shall have the right to cure such breach shall be deemed to have commenced on the tenth day after the occurrence of such breach, irrespective of notice of such breach from any holder, if the Corporation shall not have notified the holders of such breach by such date.

(b)                                 On and after the Redemption Date, all rights of any Requesting Holder with respect to those shares of Existing Senior Preferred Stock being redeemed by the Corporation pursuant to Section A.5(a), except the right to receive the applicable Redemption Price per share, shall cease and terminate, and such shares of Existing Senior Preferred Stock shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation; provided, however, that, notwithstanding anything to the contrary set forth herein, (A) if the Corporation defaults in the payment of the Redemption Payment, the rights of the Requesting Holder with respect to its shares of Existing Senior Preferred Stock shall continue until the Corporation cures such default, and (B) without limiting any other rights of a Requesting Holder, upon the occurrence of a subsequent Liquidation, with respect to the shares of Existing Senior Preferred Stock in respect of which no Redemption Payment has been received by a Requesting Holder, such Requesting Holder shall be accorded the rights and benefits set forth in Section A.4 hereof in respect of such remaining shares, as if no prior redemption request had been made.

(c)                                  If the Requesting Holders elect to exercise redemption rights hereunder, such Requesting Holders shall send notice of such election (the “Redemption Notice”) by first-class, certified mail, return receipt requested, postage prepaid, to the Corporation at its principal place of business or to any transfer agent of the Corporation.  Within five (5) Business Days after receipt of the Redemption Notice, the Corporation shall notify in writing all other Existing Senior Preferred Stockholders of the request by a Requesting Holder for the redemption of Existing Senior Preferred Stock (the “Corporation Notice”).  On the twentieth (20th) Business Day following the date upon which the Corporation received the Redemption Notice, the Corporation shall pay each holder of Existing Senior Preferred Stock the applicable Redemption Price pursuant to the terms of Section A.5(a), provided that the Corporation or its transfer agent has received the certificate(s) representing the shares of Existing Senior Preferred Stock to be redeemed.  Such payment date shall be referred to herein as the “Redemption Date.”  If, on the Redemption Date, less than all the shares of Existing Senior Preferred Stock may be legally redeemed by the Corporation, the redemption of Existing Senior Preferred Stock shall be pro rata according to the respective amounts which would be payable to the Existing Senior Preferred Stockholders in respect of their shares of Existing Senior Preferred Stock if the Redemption Price were paid in full for all such shares, and any shares of Existing Senior Preferred Stock not redeemed shall be redeemed on the first date following such Redemption Date on which the Corporation may lawfully redeem such shares (pro rata according to the respective amounts which would be payable to the Existing Senior Preferred Stockholders in respect of the remaining shares of Existing Senior Preferred Stock if the Redemption Price were paid in full for all such shares).  The Corporation shall redeem (to the extent permitted by law) the shares of Existing Senior Preferred Stock on the Redemption Date and the Corporation shall promptly advise each holder of Existing Senior Preferred Stock of the Redemption Date or of the relevant facts applicable thereto preventing such redemption.  Upon redemption of only a portion of the number of shares covered by a Existing Senior Preferred Stock certificate, the Corporation shall issue and deliver to or upon the written order of the holder of such Existing Senior Preferred Stock certificate, at the expense of the Corporation, a new certificate covering the number of shares of the Existing Senior Preferred Stock representing the unredeemed portion of the Existing Senior Preferred Stock certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such shares.

(d)                                 Shares of the Existing Senior Preferred Stock are not subject to or entitled to the benefit of any sinking fund.

6.               Voting.

(a)                                  Subject to any separate voting rights provided for herein or otherwise required by law, for so long as Existing Senior Preferred Stock remains outstanding, the holders of Existing Preferred Stock shall be entitled to vote, together with the holders of Common Stock as one class, on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock.  In any such vote, each share of Existing Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share of Preferred Stock is then convertible, rounded up to the nearest one-tenth of a share, but not including any shares of Common Stock issuable upon conversion of any dividends accrued on such Existing Preferred Stock.

(b)                                 In addition to the rights specified in Section A.6(a), for so long as any shares of Existing Senior Preferred Stock are outstanding, the holders of the Existing Senior Preferred Stock, voting as a separate class, shall have the right to elect six (6) members of the Board of Directors of the Corporation (such directors, the “Existing Preferred Directors”).  In any election of Existing Preferred Directors pursuant to this Section A.6(b), each holder of Existing Senior Preferred Stock shall be entitled to one vote for each share of Common Stock (including fractional shares) into which each such share of Existing Senior Preferred Stock is then convertible, rounded up to the nearest one-tenth of a share (determined as set forth in the second sentence of Section A.6(a) hereof), and no holder of Existing Senior Preferred Stock shall be entitled to cumulate its votes by giving one candidate more than one vote per share.  The voting right of the holders of Existing Senior Preferred Stock, contained in this Section A.6(b), may be exercised at a special meeting of the holders of Existing Senior Preferred Stock called as provided in accordance with the by-laws of the Corporation, at any annual or special meeting of the stockholders of the Corporation, or by written consent of such holders of Existing Senior Preferred Stock in lieu of a meeting.  The Existing Preferred Directors elected pursuant to this Section A.6(b) shall serve from the date of their election and qualification until their successors have been duly elected and qualified.

(c)                                  A vacancy in the directorships elected by the holders of Existing Senior Preferred Stock pursuant to Section A.6(b), may be filled by a vote at a meeting called in accordance with the by-laws of the Corporation or written consent in lieu of such meeting of the holders of such Existing Senior Preferred Stock.

(d)                                 For so long as Existing Preferred Stock remains outstanding, the holders of capital stock of the Corporation, voting as a single class, shall elect the remaining member or members of the Board of Directors of the Corporation.  In any election of directors pursuant to this Section A.6(d), each stockholder shall be entitled to one vote for each share of Common Stock held or, if Existing Preferred Stock, into which each such share of Existing Preferred Stock is then convertible (determined in accordance with Section A.6(a) hereof), and no stockholder shall be entitled to cumulate its votes by giving one candidate more than one vote per share.  The voting right of the stockholders contained in this Section A.6(d) apply only so long as shares of Existing Preferred Stock remains and outstanding and may be exercised at a special meeting of the stockholders called as provided in accordance with the by-laws of the Corporation, at any annual or special meeting of the stockholders of the Corporation, or by written consent of the stockholder in lieu of a meeting.  The director or directors elected pursuant to this Section A.6(d) shall serve from the date of their election and qualification until their successors have been duly elected and qualified.

(e)                                  A vacancy in the directorship or directorships elected by the stockholders pursuant to Section A.6(d), may be filled by a vote at a meeting called in accordance with the by-laws of the Corporation or written consent in lieu of such meeting of the stockholders of the Corporation.

(f)                                    For so long as shares of Existing Preferred Stock are outstanding, the Corporation shall not, directly or indirectly, through a merger, consolidation, reorganization or otherwise, without the affirmative approval of the Existing Senior Majority, acting separately from the holders of Common Stock or any other securities of the Corporation, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent timely and specific notice in the manner provided in the by-laws of the Corporation (“Notice”) shall have been given to each holder of such Existing Senior Preferred Stock, do the following:

(i)                                     sell, abandon, transfer, lease or otherwise dispose of all or substantially all of its or any subsidiary’s properties or assets;

(ii)                                  sell, abandon, transfer, exclusively license or otherwise dispose of or encumber any of its material intellectual property;

(iii)                               purchase, lease or otherwise acquire all or substantially all of the assets of another entity or acquire the securities of any other entity;

(iv)                              except as otherwise required by this Certificate or as contemplated in the Series A-1 Purchase Agreement, alter the rights, preferences or privileges of or reclassify any of its or its subsidiaries’ securities or declare or pay any dividend or make any distribution with respect to shares of its capital stock (whether in cash, shares of capital stock or other securities or property);

(v)                                 except as otherwise required by this Certificate or as contemplated in the Series A-1 Purchase Agreement, make any payment on account of the purchase, redemption, or other retirement of any share of capital stock of the Corporation or any subsidiary, or distribute to holders of Series B Stock, Series A Stock or Common Stock shares of the Corporation’s capital stock (other than Common Stock in connection with a stock split by way of stock dividend) or other securities of other entities, evidences of indebtedness issued by the Corporation or other entities, or other assets or options or rights other than the repurchase of shares of Common Stock issued pursuant to the Corporation’s 2003 Long-Term Incentive Plan, as amended, for employees or consultants;

(vi)                              except as contemplated by the Merger Agreement (as defined herein) merge, consolidate or reorganize with or into, or permit any subsidiary to merge, consolidate or reorganize with or into, any other corporation or corporations or other entity or entities;

(vii)                           voluntarily dissolve, liquidate or wind-up or carry out any partial liquidation or distribution or transaction in the nature of a partial liquidation or distribution;

(viii)                        except as otherwise required by this Certificate or as contemplated in the Series A-1 Purchase Agreement, in any manner alter or change the designations, powers, preferences, rights, qualifications, limitations or restrictions of the Series C Stock or Series B Stock;

(ix)                                take any action to cause any amendment, alteration or repeal of any of the provisions of this Certificate or the by-laws of the Corporation or the organizational documents of the Corporation’s subsidiaries if any;

(x)                                   except as otherwise required by this Certificate or as contemplated in the Series A-1 Purchase Agreement and except for the issuance of capital stock or other securities constituting shares of Excluded Stock (as defined in Section A.7(e)(ii) below), authorize, designate, create, increase or decrease the authorized number of, reclassify, or issue or agree to issue any equity or debt security of the Corporation or any subsidiary or any security, right, option or warrant convertible into, or exercisable or exchangeable for, shares of the capital stock of the Corporation or any capitalized lease with an equity feature with respect to the capital stock of the Corporation;

(xi)                                adopt, approve, amend or modify any stock option plan of the Corporation or adopt, approve amend or modify the form of any stock option agreement or restricted stock purchase agreement, or amend or modify any stock option agreement or restricted stock purchase agreement entered into between the Corporation and its employees, directors or consultants except for immaterial changes made thereto from time to time by officers of the Corporation;

(xii)                             accelerate the vesting schedule or exercise date or dates of any such options or in any stock option agreement or restricted stock purchase agreement entered into between the Corporation and its directors, officers, employees, consultants or independent contractors, or waive or modify the Corporation’s repurchase rights with respect to any shares of the Corporation’s stock issuable pursuant to any restricted stock purchase agreement entered into between the Corporation and its directors, officers, employees, consultants or independent contractors;

(xiii)                          grant any stock options with an exercise price per share that is less than the fair market value of such share on the date of such grant (as determined by the Board of Directors of the Corporation) or issue or sell capital stock of the Corporation pursuant to restricted stock awards or restricted stock purchase agreements at a price per share less than the fair market value of such share on the date of such issuance or sale (as determined by the Board of Directors of the Corporation);

(xiv)                         increase the number of shares of Common Stock authorized for issuance under the Corporation’s 2003 Long-Term Incentive Plan, as amended;

(xv)                            except as otherwise required by this Certificate or as contemplated in the Series A-1 Purchase Agreement, increase or decrease the authorized number of the members of the Board of Directors;

(xvi)                         participate or allow any subsidiary to participate in any business other than which it is engaged as of the date of this Certificate or subsequent to the date of this Certificate as approved by the Board of Directors; or

(xvii)                      incur any indebtedness by the Corporation or any subsidiary above and beyond the amounts set forth herein, in the Series A-1 Purchaser Agreement or in the Stockholders’ Agreement.

The foregoing approval shall be obtained in addition to any approval required by law.

(g)                                 The Corporation shall obtain the consent of the Board of Directors before it may authorize or issue any additional shares of capital stock of the Corporation, other than the issuance of any shares of New Preferred Stock as contemplated by this Certificate or the Series A-1 Purchase Agreement, or any of its subsidiaries.

7.               Conversion.

(a)                                  Any Existing Preferred Stockholder shall have the right, at any time or from time to time, to convert any or all of its shares of Existing Preferred Stock into that number of fully paid and nonassessable shares of Common Stock for each share of Existing Preferred Stock so converted equal to the quotient of the Series A Original Purchase Price, Series B Original Purchase Price or Series C Original Purchase Price, as applicable, for such share divided by the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price (each as defined in Section A.7(e) hereof), as applicable, for such share of Existing Preferred Stock, as last adjusted and then in effect, rounded up to the nearest one-tenth of a share; provided, however, that cash shall be paid in lieu of the issuance of fractional shares of Common Stock, as provided in Section A.7(d) hereof.

(b)                                 (i) Any Existing Preferred Stockholder who exercises the right to convert shares of Existing Preferred Stock into shares of Common Stock, pursuant to this Section A.7 shall be entitled to payment of all accrued dividends, whether or not declared and all declared but unpaid dividends payable with respect to such Existing Preferred Stock pursuant to Section A.3 herein, up to and including the Conversion Date (as defined in Section A.7(b)(iii) hereof).

(ii)                                  Any Existing Preferred Stockholder may exercise the right to convert such shares into Common Stock pursuant to this Section A.7 by delivering to the Corporation during regular business hours, at the office of the Corporation or any transfer agent of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted (the “Existing Preferred Certificate”), duly endorsed or assigned in blank to the Corporation (if required by it) or an affidavit of loss as to the same.

(iii)                               Each Existing Preferred Certificate shall be accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock (the “Common Certificate”) are to be issued.  Such conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the “Conversion Date.”

(iv)                              As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, (A) a Common Certificate for the number of full shares of Common Stock to which such holder is entitled and (B) a check or cash in respect of any fractional interest in shares of Common Stock to which such holder is entitled, as provided in Section A.7(d) hereof, payable with respect to the shares so converted up to and including the Conversion Date.

(v)                                 The person in whose name the Common Certificate or Certificates are to be issued shall be deemed to have become a holder of record of Common Stock on the applicable Conversion Date, unless the transfer books of the Corporation are closed on such Conversion Date, in which event the holder shall be deemed to have become the stockholder of record on the next succeeding date on which the transfer books are open, provided that the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as applicable, upon which the conversion shall be executed shall be that in effect on the Conversion Date.

(vi)                              Upon conversion of only a portion of the number of shares covered by an Existing Preferred Certificate, the Corporation shall issue and deliver to or upon the written order of the holder of such Existing Preferred Certificate, at the expense of the Corporation, a new certificate covering the number of shares of Existing Preferred Stock representing the unconverted portion of the Existing Preferred Certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such Existing Preferred Stock.

(c)                                  If an Existing Preferred Stockholder shall surrender more than one share of the same class of Existing Preferred Stock for conversion at any one time, then the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Existing Preferred Stock so surrendered.

(d)                                 No fractional shares of Common Stock shall be issued upon conversion of Existing Preferred Stock. The Corporation shall instead pay a cash adjustment for any such fractional interest in an amount equal to the Current Market Price thereof on the Conversion Date, as determined in accordance with Section A.7(e)(vii) hereof.

(e)                                  For all purposes of this Article III, Part A, the initial conversion price of the Series A Stock shall be the Series A Original Purchase Price, the initial conversion price of the Series B Stock shall be the Series B Original Purchase Price and the initial conversion price of the Series C Stock shall be the Series C Original Purchase Price, in each case subject to adjustment from time to time as follows (the conversion price of any or each of the Series A Stock, Series B Stock and the Series C Stock, as adjusted from time to time, is sometimes referred to generically in this Section A.7 as the “Conversion Price”):

(i)                                     Subject to Section A.7(e)(ii) and A.7(e)(x) below, if the Corporation shall, at any time or from time to time after the Effective Time, issue or sell any shares of Common Stock (which term, for purposes of this Section A.7(e)(i), including all subsections thereof, shall be deemed to include all other securities convertible into, or exchangeable or exercisable for, shares of Common Stock (including, but not limited to, Existing Preferred Stock) or options to purchase or other rights to subscribe for such convertible or exchangeable securities, in each case other than Excluded Stock (as defined in Section A.7(e)(ii) below), for a consideration per share less than the Series C Conversion Price in effect immediately prior to the issuance of such Common Stock or other securities (a “Dilutive Issuance”), then (X) the Conversion Price for the Series A Stock (the “Series A Conversion Price”) in effect immediately prior to each such Dilutive Issuance shall automatically be reduced to a price equal to the product obtained by multiplying such Series A Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, shares of Common Stock issued or issuable upon conversion of the outstanding Existing Preferred Stock, upon exercise of outstanding stock options and warrants or otherwise under Section A.7(e)(i)(d)) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for the additional stock so issued would purchase at such Series C Conversion Price as in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, shares of Common Stock issued or issuable upon conversion of the outstanding Existing Preferred Stock, upon exercise of outstanding stock options or otherwise under Section A.7(e)(i)(d)) plus the number of shares of additional stock so issued, (Y) the Conversion Price for the Series B Stock (the “Series B Conversion Price”) in effect immediately prior to each such Dilutive Issuance shall automatically be reduced to a price equal to the product obtained by multiplying such Series B Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, shares of Common Stock issued or issuable upon conversion of the outstanding Existing Preferred Stock, but excluding shares of Common Stock issuable upon conversion of any dividends accrued on such Existing Preferred Stock) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for the additional stock so issued would purchase at such Series C Conversion Price as in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, shares of Common Stock issued or issuable upon conversion of the outstanding Existing Preferred Stock, but excluding shares of Common Stock issuable upon conversion of any dividends accrued on such Preferred Stock) plus the number of shares of additional stock so issued, and (Z) the Conversion Price for the Series C Stock (the “Series C Conversion Price”) in effect immediately prior to each such Dilutive Issuance shall automatically be reduced to a price equal to the product obtained by multiplying such Series C Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, shares of Common Stock issued or issuable upon conversion of the outstanding Existing Preferred Stock, but excluding shares of Common Stock issuable upon conversion of any dividends accrued on such Existing Preferred Stock) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for the additional stock so issued would purchase at such Series C Conversion Price as in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, shares of Common Stock issued or issuable upon conversion of the outstanding Existing Preferred Stock, but excluding shares of Common Stock issuable upon conversion of any dividends accrued on such Existing Preferred Stock) plus the number of shares of additional stock so issued.  For purposes of this Section A.7(e)(i), the number of shares of Common Stock deemed issuable upon conversion of such outstanding shares of Existing Preferred Stock shall be determined without giving effect to any adjustments to the applicable Conversion Price resulting from the Dilutive Issuance that is the subject of this calculation.  For the purposes of any adjustment of the Conversion Price pursuant to this Section A.7(e)(i), the following provisions shall be applicable.

a.                                       In the case of the issuance of Common Stock in whole or in part for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof, plus the value of any property other than cash received by the Corporation, determined as provided in Section A.7(e)(i)(b) hereof, plus the value of any other consideration received by the Corporation determined as set forth in Section A.7(e)(i)(c) hereof.

b.                                      In the case of the issuance of Common Stock for a consideration in whole or in part in property other than cash, the value of such property other than cash shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors, irrespective of any accounting treatment; provided, however, that such fair market value of such property as determined by the Board of Directors shall not exceed the aggregate Current Market Price (as defined in Section A.7(e)(viii) hereof) of the shares of Common Stock or such other securities being issued, less any cash consideration paid for such shares, determined as provided in Section A.7(e)(i)(a) hereof and less any other consideration received by the Corporation for such shares, determined as set forth in Section A.7(e)(i)(c) hereof.

c.                                       In the case of the issuance of Common Stock for consideration in whole or in part other than cash or property, the value of such other consideration shall be deemed to be the aggregate par value of such Common Stock (or the aggregate stated value if such Common Stock has no par value).

d.                                      In the case of the issuance of options or other rights to purchase or subscribe for Common Stock or the issuance of securities by their terms convertible into or exchangeable or exercisable for Common Stock or options to purchase or other rights to subscribe for such convertible or exchangeable or exercisable securities:

i.                                          the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections A.7(e)(i)(a), (b)

and (c) hereof), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby (the consideration in each case to be determined in the manner provided in Sections A.7(e)(i)(a), (b) and (c) hereof);

ii.                                       the aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections A.7(e)(i)(a), (b) and (c) hereof);

iii.                                    if there is any change (whether automatic pursuant to the terms contained therein or as a result of the amendment of such terms) in the exercise price of, or number of shares deliverable upon exercise of, any such options or rights or upon the conversion or exchange of any such convertible or exchangeable securities (other than a change resulting from the original antidilution provisions thereof in place at the time of issuance of such security), then the applicable Conversion Price shall automatically be readjusted in proportion to such change (notwithstanding the foregoing, no adjustment pursuant to this clause shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (i) the applicable Conversion Price on the original adjustment date, or (ii) the applicable Conversion Price that would have resulted from any Dilutive Issuances between the original adjustment date and such readjustment date);

iv.                                   upon the expiration of any such options or rights or the termination of any such rights to convert or exchange such convertible or exchangeable securities (or in the event that the change that precipitated an adjustment pursuant to Section A.7(e)(i)(d)(iii) hereof is reversed or terminated, or expires), then the applicable Conversion Price shall be automatically readjusted to the applicable Conversion Price that would have been obtained had such options, rights or convertible or exchangeable securities not been issued; and

v.                                      if the terms of any option or convertible security (excluding options or convertible securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive shares of Common Stock which are Excluded Stock), the issuance of which was not a Dilutive Issuance, are revised after the Original Issuance Date (either automatically pursuant the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such option or convertible security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such option or convertible security, as so amended, and the shares of Common Stock subject thereto shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(ii)                                  “Excluded Stock” shall mean:

a.                                       Common Stock issued upon conversion of any shares of Existing Preferred Stock, including any shares of Common Stock issuable upon conversion of any dividends accrued on such Existing Preferred Stock;

b.                                      Common Stock issued or issuable to officers, directors or employees of or consultants or independent contractors to the Corporation, pursuant to any written agreement, plan or arrangement to purchase, or rights to subscribe for, such Common Stock, including Common Stock issued under the Corporation’s 2003 Long-Term Incentive Plan, as amended, or other equity incentive plan or other agreements that have been approved in form and in substance by the Existing Senior Majority, calculated in accordance with Section A.6(a) of Article III herein (including, in such calculation, any outstanding restricted stock awards held by such holders), and which, as a condition precedent to the issuance of such shares, provide for the vesting of such shares and subject such shares to restrictions on transfer and rights of first offer in favor of the Corporation, and restricted stock grants to directors, employees or consultants as approved by the Board of Directors of the Corporation; provided, however, that the maximum number of shares of Common Stock heretofore or hereafter issuable pursuant to the Corporation’s 2003 Long-Term Incentive Plan, as amended, and all such agreements, plans and arrangements shall not exceed 2,015,666 shares of Common Stock;

c.                                       Common Stock issued as a stock dividend or distribution on the Existing Preferred Stock payable in shares of Common Stock, or capital stock of any other class issuable upon any subdivision, recombination, split-up or reverse stock split of all the outstanding shares of such class of capital stock;

d.                                      Common Stock or other securities issued or issuable to banks, lenders or landlords, provided that each such issuance is approved by the Board of Directors, including, but not limited to, warrants to acquire Common Stock held by Silicon Valley Bank (or its affiliates, successors and assignees), warrants to purchase Preferred Stock issued or to be issued to GE Healthcare Financial Services, Inc. (“GEHFS”) and Oxford Finance Corporation (“OFC”) pursuant to a proposed debt financing approved by the Board of Directors (the “GE Financing”), shares of Preferred Stock issued or issuable to GE in connection with the GE Financing or upon exercise by GEHFS or OFC of warrants issued in the GE Financing and shares of common stock issuable upon conversion of any such shares of Preferred Stock issued to GEHFS or OFC pursuant to the GE Financing;

e.                                       Common Stock or other securities issued or issuable to third parties in connection with strategic partnerships or alliances, corporate partnerships, joint ventures or other licensing transactions, provided that each such transaction and related issuance is approved by the Board of Directors, including, but not limited to, (A) any shares of Preferred Stock or Common Stock issued or issuable to Ipsen Pharma SAS (“Ipsen”), pursuant to the terms of that certain License Agreement, as amended and may be amended with the approval of the Board of Directors of the Corporation and in effect from time to time, by and between the Corporation and Ipsen as payment milestones in lieu of cash payments and (B) hares of Series A-5 Stock issued or issuable pursuant to that certain Stock Issuance Agreement as of March 29, 2011 by and between the Corporation and Nordic Bioscience and the letter agreement as of March 29, 2011 by and between the Corporation and Nordic Bioscience, pursuant to which the Corporation will issue shares of the Corporation’s Series A-5 Convertible Preferred Stock, $0.01 par value per share and the issuance of Series A-6 Stock issued or to be issued as dividends on such Series A-5 Stock, and shares of Common Stock issuable upon conversion of any such shares of Series A-5 Stock and Series A-6 Stock;

f.                                         Common Stock or other securities issued or issuable pursuant to the acquisition by the Corporation of any other corporation, partnership, joint venture, trust or other entity by any merger, stock acquisition, reorganization, or purchase of substantially all assets or otherwise in which the Corporation or its stockholders of record immediately prior to the effective date of such transaction, directly or indirectly, own at least a majority of the voting power of the acquired entity or the resulting entity after such transaction, in each case so long as approved by the Board of Directors;

g.                                      Common Stock or other securities, the issuance of which is approved by the Existing Senior Majority, with such approval expressly waiving the application of the anti-dilution provisions of this Section A.7 as a result of such issuance;

h.                                      Preferred Stock (and Common Stock issuable upon conversion of such Preferred Stock) or Common Stock issued or issuable pursuant to any warrant outstanding as of the date hereof or any warrant and any shares of Preferred Stock or common stock, or common stock issued upon exercise of any Preferred Stock, issued in connection with the Qualified Financing, including, but not limited to a warrant for shares of Series A-1 Preferred Stock issued or issuable to Leerink Swan, any shares of Preferred Stock or Common Stock upon exercise thereof and any Common Stock issuable upon conversion of such Preferred Stock issued upon exercise thereof;

j.                                          All shares of Preferred Stock issued in connection with the Qualified Financing as provided in this Certificate and the Series A-1 Purchase Agreement, and all shares of Common Stock issued or issuable upon conversion of any such shares of Preferred Stock.

(iii)                               If the number of shares of Common Stock outstanding at any time after the Effective Time is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the applicable Conversion Price shall be appropriately decreased in the form of a Proportional Adjustment (as defined in Section A.8) so that the number of shares of Common Stock issuable on conversion of each share of Existing Preferred Stock shall be increased in proportion to such increase in outstanding shares.

(iv)                              If the number of shares of Common Stock outstanding at any time after the Effective Time is decreased by a combination of the outstanding shares of Common Stock (other than pursuant to the Reverse Split), then, following the record date for such combination, the applicable Conversion Price shall be appropriately increased in the form of a Proportional Adjustment so that the number of shares of Common Stock issuable on conversion of each share of Existing Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(v)                                 Except as contemplated in Certificate and the Series A-1 Purchaser Agreement, if at any time after the Effective Time, the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than shares of Common Stock) or in cash or other property, then and in each such event provision shall be made so that the holders of the Existing Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the kind and amount of securities of the Corporation, cash or other property which they would have been entitled to receive had the Existing Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Existing Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Existing Preferred Stock simultaneously receive a dividend or other distribution of such securities, cash, or other property in an amount equal to the amount of such securities, cash, or other property as they would have received if all outstanding shares of Existing Preferred Stock had been converted into Common Stock on the date of such event.

(vi)                              Subject to the provisions of Section A.4(h) above, in the event, at any time after the Effective Time, of any capital reorganization, or any reclassification of the capital stock of the

Corporation (other than pursuant to the Reverse Split, other than as contemplated under this Certificate and the Series A-1 Purchase Agreement and other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than pursuant to the Merger Agreement and other than any consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the powers, designations, preferences and rights, or the qualifications, limitations or restrictions, if any, of the capital stock of the Corporation) or of the sale or other disposition of all or substantially all the properties and assets of the Corporation in their entirety to any other person (any such transaction, an “Extraordinary Transaction”), then the Corporation shall provide appropriate adjustment in the form of a Proportional Adjustment to the applicable Conversion Price with respect to each share of Existing Preferred Stock outstanding after the effectiveness of such Extraordinary Transaction (excluding any Existing Preferred Stock redeemed pursuant to Section A.5 hereof in connection therewith) such that each share of Existing Preferred Stock outstanding immediately prior to the effectiveness of the Extraordinary Transaction (other than shares redeemed pursuant to Section A.5 hereof) shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation, or of the corporation resulting from or surviving such Extraordinary Transaction, that a holder of the number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon conversion of such share of Existing Preferred Stock would have been entitled to receive upon such Extraordinary Transaction. The provisions of this Section A.7(e)(v) shall similarly apply to successive Extraordinary Transactions.

(vii)                           All calculations under this Section A.7(e) shall be made to the nearest one-tenth of a cent ($.001) or to the nearest one-tenth of a share, as the case may be.

(viii)                        For the purpose of any computation pursuant to Section A.7(d) hereof or this Section A.7(e), the Current Market Price at any date of one share of Common Stock shall be defined as the average of the daily closing prices for the 30 consecutive Business Days ending on the fifth (5th) Business Day before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such 30 Business Day period), determined as follows:

a.                                       If the Common Stock is listed or admitted for trading on a national securities exchange, then the closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading.

b.                                      If the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price shall be equal to the last reported bid and asked prices on such day as reported by the NASD OTCBB or the National Quotation Bureau, Inc., or any similar reputable quotation and reporting service if such quotation is not reported by the NASD OTCBB or the National Quotation Bureau, Inc.

c.                                       If the Common Stock is not traded in such manner that the quotations referred to in this Section A.7(d)(viii) are available for the period required hereunder, then the Current Market Price shall be the fair market value of such share, as determined in good faith by a majority of the entire Board of Directors.

(ix)                                In any case in which the provisions of this Section A.7(e) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any shares of Existing Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment, and (B) paying to such holder any cash amounts in lieu of fractional shares pursuant to Section A.7(d) hereof; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares and such cash upon the occurrence of the event requiring such adjustment.

(x)                                   If a state of facts shall occur that, without being specifically controlled by the provisions of this Section A.7, would not fairly protect the conversion rights of the holders of the Existing Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights.

(xi)                                Notwithstanding the foregoing, there shall be no adjustment to the Conversion Price for any issuance or deemed issuance of any shares of Common Stock (which term, for purposes of this Section A.7(e)(x), including all subsections thereof, shall be deemed to include all securities convertible into, or exchangeable or exercisable for, whether directly or indirectly, shares of Common Stock) for a consideration per share greater than the Series C Original Purchase Price.

(f)                                    Whenever the applicable Conversion Price shall be adjusted as provided in Section A.7(e) hereof, the Corporation shall forthwith file and keep on record at the office of the Secretary of the Corporation and at the office of its transfer agent or at such other place as may be designated by the Corporation, a statement, signed by both its President or Chief Executive Officer and its Treasurer or Chief Financial Officer, showing in detail the facts requiring such adjustment and the applicable Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt requested, postage prepaid, to each Existing Preferred Stockholder at such holder’s address appearing on the Corporation’s records. Where appropriate, such copy shall be given in advance of any such adjustment and shall be included as part of a notice required to be mailed under the provisions of Section A.7(g) hereof.

(g)                                 In the event the Corporation shall propose to take any action of the types described in Section A.7(e)(i), (iii), (iv) or (v) hereof, or any other Event of Sale, the Corporation shall give notice to each Existing Preferred Stockholder in the manner set forth in Section A.7(f) hereof, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the applicable Conversion Price with respect to the Existing Preferred Stock, and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon each conversion of Preferred Stock. In the case of any action that would require the fixing of a record date, such notice shall be given at least 20 days prior to the record date so fixed, and in the case of any other action, such notice shall be given at least 30 days prior to the taking of such proposed action.

(h)                                 The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Existing Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Existing Preferred Stockholder in respect of which such shares of Existing Preferred Stock are being issued.

(i)                                     The Corporation shall reserve out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Existing Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Existing Preferred Stock.

(j)                                     All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, not subject to any preemptive or similar rights, and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

(k)                                  Upon the consummation of a qualified firm commitment underwritten public offering of Common Stock of the Corporation registered under the Securities Act of 1933, as amended, pursuant to which (i) the Company valuation prior to the offering is equal to or greater than $200 million and (ii) the aggregate gross proceeds to the Corporation (before deduction of underwriters commissions and expenses) are at least $40 million (a “Qualified Public Offering”), each share of Existing Preferred Stock then outstanding shall, by virtue of and immediately prior to the closing of such qualified firm commitment public offering and without any action on the part of the holder thereof, be deemed automatically converted into that number of shares of Common Stock of which the Existing Preferred Stock would be convertible if such conversion were to occur immediately prior to closing of the Qualified Public Offering. The holder of any shares of Existing Preferred Stock converted into Common Stock pursuant to this Section A.7(k) shall be entitled to payment of all declared or accrued but unpaid dividends, if any, payable on or with respect to such shares up to and including the date of the closing of such Qualified Public Offering which shall be deemed the Conversion Date for purposes of this Section A.7(k).

8.               Definitions.  As used in this Part A of Article III of this Certificate, the following terms shall have the corresponding meanings:

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks are closed in the city and state where the principal executive office of the Corporation is located.

“Series A Original Purchase Price” shall mean, with respect to the Series A Stock and after giving effect to the Reverse Split, $15.00 per share, subject, for all purposes other than Section A.7 hereof (which provisions shall be applied in accordance with their own terms), to Proportional Adjustment.

“Series B Original Purchase Price” shall mean, with respect to the Series B Stock and after giving effect to the Reverse Split, $15.00 per share, subject, for all purposes other than Section A.7 hereof (which provisions shall be applied in accordance with their own terms), to Proportional Adjustment.

“Series C Original Purchase Price” shall mean, with respect to the Series C Stock and after giving effect to the Reverse Split, $8.142 per share, subject, for all purposes other than Section A.7 hereof (which provisions shall be applied in accordance with their own terms), to Proportional Adjustment.

“Proportional Adjustment” shall mean an adjustment made to the price of the Preferred Stock upon the occurrence of a stock split, reverse stock split, stock dividend, stock combination reclassification or other similar change with respect to such security, such that the price of one share of the Preferred Stock before the occurrence of any such change shall equal the aggregate price of the share (or shares or fractional share) of such security (or any other security) received by the holder of the Preferred Stock with respect thereto upon the effectiveness of such change. Notwithstanding the foregoing, the Reverse Split shall not rigger or give rise to any Proportional Adjustment.

9.               Forced Conversion in the Qualified Financing.

(a)                                  Definitions.  For purposes of this Section A.9 of Article III, the following definitions shall apply:

(i)                                     “Applicable Portion” shall mean that percentage of a holder of Existing Preferred Stock’s Pro Rata Portion not committed to be purchased by such holder in the Qualified Financing.

(ii)                                  “Offered Securities” shall mean the Series A-1 Stock offered for sale in the Qualified Financing.

(iii)                               “Pro Rata Portion” shall mean, with respect to any holder of Existing Preferred Stock, that percentage figure which expresses the ratio that (A) the number of shares of issued and outstanding Common Stock owned by such holder of Existing Preferred Stock as of March 31, 2011 (or, in the case of a holder of Existing Preferred Stock who received all of its shares of Existing Preferred Stock in a transfer from a former holder of Existing Preferred Stock occurring after March 31, 2011, the number shares of issued and outstanding Common Stock owned by such former holder of Existing Preferred Stock as of March 31, 2011) bears to (B) the aggregate number of shares of issued and outstanding Common Stock owned as of such date by all holders of Existing Preferred Stock.  For purposes of the computation set forth in clauses (A) and (B) above, all issued and outstanding securities held by holders of Existing Preferred Stock (or former holders of Existing Preferred Stock, as applicable, under clause (A) above) that are convertible into or exercisable or exchangeable for shares of Common Stock (including any issued and issuable shares of Existing Preferred Stock) or for any such convertible, exercisable or exchangeable securities, shall be treated as having been so converted, exercised or exchanged at the rate or price at which such securities are convertible, exercisable or exchangeable for shares of Common Stock in effect at the time in question, whether or not such securities are at such time immediately convertible, exercisable or exchangeable.

(iv)                              “Qualified Financing” shall mean the transaction involving the issuance of shares of Series A-1 Stock pursuant to the terms of the Series A-1 Purchase Agreement.

(v)                                 “Series A-1 Offering Existing Investor Available Amount” means Thirty Five Million Dollars ($35,000,000) of the total amount of Offered Securities in the Qualified Financing.

(vi)                              “Series A-1 Purchase Agreement” shall mean that certain Series A-1 Convertible Preferred Stock Purchase Agreement dated as of April 25, 2011 by and among the Corporation and the “Investors” party thereto.

(b)                                 Conversion of Existing Preferred Stock to Common Stock in Connection with the Qualified Financing.  In the event that an Existing Preferred Stockholder does not participate in the Qualified Financing by committing to purchase and purchasing (or securing an investor who commits to purchase and purchases), pursuant to the terms of the Series A-1 Purchase Agreement, in the Qualified Financing in the aggregate and within the time period specified in the Series A-1 Purchase Agreement such holder’s Pro Rata Portion of the Series A-1 Offering Existing Investor Available Amount, then the Applicable Portion of each series of Existing Preferred Stock held by such holder shall automatically, and without any further action on the part of such holder, be converted into shares of Common Stock at a rate of 1 share of Common Stock for every 5 shares of Existing Preferred Stock to be so converted and all accrued dividends on such shares of Existing Preferred Stock shall be forfeited. The conversion set forth in this paragraph (b) is referred to as the “Forced Conversion”. The Forced Conversion shall become effective immediately prior to, but subject to the consummation of, the Stage I Closing (as defined in the Series A-1 Purchase Agreement).

(c)                                  Conversion of Series C Stock to Series A-2 Stock in the Qualified Financing.  Each share of Series C Stock that remains outstanding after the Forced Conversion shall, immediately following the Forced Conversion and upon the consummation of the Stage I Closing, automatically, and without any further action by any holder thereof, be reclassified and converted into one (1) share of Series A-2 Stock and all accrued dividends on such reclassified shares of Series C Stock shall be forfeited.

(d)                                 Conversion of Series B Stock to Series A-3 Stock in the Qualified Financing.  Each share of Series B Stock that remains outstanding after the Forced Conversion shall, immediately following the Forced Conversion and upon the consummation of the Stage I Closing, automatically, and without any further action by any holder thereof, be reclassified and converted into one (1) share of Series A-3 Stock and all accrued dividends on such reclassified shares of Series B Stock shall be forfeited.

(e)                                  Conversion of Series A Stock to Series A-4 Stock in the Qualified Financing.  Each share of Series A Stock that remains outstanding after the Forced Conversion shall, immediately following the Forced Conversion and upon the consummation of the Stage I Closing, automatically, and without any further action by any holder thereof, be reclassified and converted into one (1) share of Series A-4 Stock.

(f)                                    Procedure.                                       Immediately following the Stage I Closing, all stock certificates representing shares of Existing Preferred Stock shall be deemed cancelled and shall thereafter be deemed to evidence only (i) the number of shares of Common Stock into which such shares of Existing Preferred Stock were converted as a result of the Forced Conversion or (ii) the number of shares of Series A-2 Stock, Series A-3 or Series A-4 Stock into which such shares of Existing Preferred Stock were reclassified and converted pursuant to the foregoing provisions of this Section A.9 of Article III.  Each holder of a certificate or certificates that, immediately before the Stage I Closing, represented shares of Existing Preferred Stock shall, as soon as practicable after the Stage I Closing, surrender such certificate or certificates, duly endorsed for transfer or with duly executed stock transfer powers sufficient to permit transfers attached, at the office of the Corporation or any transfer agent for such shares of Existing Preferred Stock (or such holder shall notify the Corporation or any transfer agent that such certificate or certificates have been lost, stolen or destroyed and shall execute an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith).  The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to such holder’s nominee or nominees, a certificate or certificates for the number of shares of Common Stock into which such holder’s shares of Existing Preferred Stock were converted pursuant to the Forced Conversion or shares of Series A-2 Stock, Series A-3 or Series A-4 Stock, as applicable, to which such holder shall be entitled as aforesaid.  From and after the Stage I Closing, each stock certificate that, prior to the Stage I Closing, represented shares of Existing Preferred Stock that were converted into Common Stock pursuant to the Forced Conversion or reclassified and converted into shares of Series A-2 Stock, Series A-3 or Series A-4 Stock as provided above shall, until its surrender, be deemed to represent the number of shares of Common Stock, Series A-2 Stock, Series A-3 or Series A-4 Stock, as applicable, into which such shares of Existing Preferred Stock were converted or reclassified.

(g)                                 No Reissue of Converted Existing Preferred Stock. No share of Existing Preferred Stock that is converted pursuant to any of the provisions of this Section A.9 shall be reissued, and the

Corporation shall not hold such share of Existing Preferred Stock so converted in treasury but, instead, shall retire and cancel such share immediately upon the conversion thereof pursuant to this Section A.9.

PART B. NEW PREFERRED STOCK

1.               Designation and Amount.  The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the New Preferred Stock shall be as set forth in this Part B. The number of authorized shares of the Series A-1 Stock is Ten Million (10,000,000), the number of authorized shares of the Series A-2 Stock is Nine Million Eight Hundred Thirty-two Thousand One Hundred Thirty-three (9,832,133), the number of authorized shares of the Series A-3 Stock is One Million Four Hundred Twenty-two Thousand Three Hundred (1,422,300), the number of authorized shares of the Series A-4 Stock is Forty Thousand and Three (40,003), the number of authorized shares of the Series A-5 Stock is Seventy Thousand (70,000) and the number of authorized shares of the Series A-6 Stock is Eight Million (8,000,000).

2.               Ranking.  As to dividends (other than with respect to the payment of the Series A-5 Accruing Dividend which shall rank senior in payment to any other dividends payable on any and all series of New Preferred Stock) and upon Liquidation (as defined in Section B.4(b) hereof) or an Event of Sale (as defined in Section B.5 hereof), each share of Series A-1 Stock shall rank equally with each other share of Series A-1 Stock and senior to all shares of Series A-2 Stock, Series A-3 Stock, Series A-4 Stock, Series A-5 Stock, Series A-6 Stock and shares of Common Stock and all other classes or series of stock not authorized by this Certificate as of the Effective Time; each share of Series A-2 Stock shall rank equally with each other share of Series A-2 Stock and senior to all shares of Series A-3 Stock, Series A-4 Stock, Series A-5 Stock, Series A-6 Stock and shares of Common Stock and all other classes or series of stock not authorized by this Certificate as of the Effective Time; each share of Series A-3 Stock, Series A-5 Stock and Series A-6 Stock shall rank equally with each other share of Series A-3 Stock, Series A-5 and Series A-6 Stock and senior to all shares of Series A-4 Stock and shares of Common Stock and all other classes or series of stock not authorized by this Certificate as of the Effective Time; except, in all cases, as otherwise approved by the affirmative vote or consent of holders of shares of Series A-1 Stock, Series A-2 Stock and/or Series A-3 Stock representing at least 70% of the voting power of the shares of Series A-1 Stock, Series A-2 Stock and Series A-3 Stock then outstanding (determined as set forth in the second sentence of Section A.6(a) hereof) (the “New Senior Majority”). Each share of Series A-4 Stock, shall rank equally with each other share of Series A-4 Stock and senior to all shares of Common Stock and all other classes or series of stock not authorized by this Certificate as of the Effective Time, except as otherwise approved by the affirmative vote or consent of the New Senior Majority.

3.               Dividend Provisions.

(a)                      Series A-1 Stock.  The holders of shares of Series A-1 Stock shall be entitled to receive a per share dividend at the rate of 8% of the Series A-1 Original Purchase Price (as defined in Section B.8 hereof) per annum, compounding annually (the “Series A-1 Accruing Dividend”), and which will accrue on a quarterly basis commencing on the date of issuance of such share of Series A-1 Stock. The holders of Series A-1 Stock shall be entitled to receive dividends prior in right to the payment of dividends and other distributions (whether in cash, property or securities of the Corporation, including subscription or other rights to acquire securities of the Corporation) on the Series A-2 Stock, Series A-3 Stock, Series A-4 Stock, Series A-5 Stock, Series A-6 Stock and Common Stock, but not with respect to the payment of the Series A-5 Special Accruing Dividend, as set forth in Section B.3(d) below, which shall rank senior in payment to any dividends payable with respect to the Series A-1 Stock.  Any dividends with respect to the Series A-1 Stock shall be payable, at the sole discretion of the Board of Directors, in cash or the issuance of that number of shares of Common Stock equal to the quotient obtained by dividing (x) the amount of such accrued and unpaid dividends thereon by (y) the Current Market Price of a share of Common Stock, when, as and if declared or paid by the Board of Directors and, as accrued, on any Liquidation or Event of Sale.  Dividends with respect to the Series A-1 Stock shall be payable in shares of Common Stock (calculated based upon the then effective Series A-1 Conversion Price), as accrued, upon the conversion of the Series A-1 Stock into Common Stock.  Whenever any dividend may be declared or paid on any share of Series A-1 Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each other share of the Series A-1 Stock then outstanding, so that all outstanding shares of Series A-1 Stock will participate equally with each other and ratably per share (calculated as provided in Section B.3(f) hereof).  Whenever any dividend or other distribution, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation), may be declared or paid on: (i) any shares of the Common Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each share of the Series A-1 Stock then outstanding so that all outstanding shares of Series A-1 Stock will participate in such dividend ratably with such shares of Common Stock (calculated as provided in Section B.3(e) hereof); or (ii) any shares of any other series of Preferred Stock (other than the Series A-2 Accruing Dividend, the Series A-3 Accruing Dividend and the Series A-5 Special Accruing Dividend), the Board of Directors shall also declare and pay a dividend on the same terms, at the same or equivalent rate upon each share of the Series A-1 Stock then outstanding so that all outstanding shares of Series A-1 Stock will participate in such dividend ratably with such shares of such other series of Preferred Stock (based on the number of shares of Common Stock into which each share of Series A-1 Stock and each share of such other series of Preferred Stock is then convertible, if applicable, or, otherwise, the relative liquidation preference per share, of such other series of Preferred Stock as compared with the Series A-1 Stock then outstanding).

(b)                     Series A-2 Stock.  The holders of shares of Series A-2 Stock shall be entitled to receive a per share dividend at the rate of 8% of the Series A-2 Original Purchase Price (as defined in Section B.8 hereof) per annum, compounding annually (the “Series A-2 Accruing Dividend”), and which will accrue on a quarterly basis commencing on the date of issuance of such share of Series A-2 Stock. The holders of Series A-2 Stock shall be entitled to receive dividends prior in right to the payment of dividends and other distributions (whether in cash, property or securities of the Corporation, including subscription or other rights to acquire securities of the Corporation) on the Series A-3 Stock, Series A-4 Stock, Series A-5 Stock, Series A-6 Stock and Common Stock, but not with respect to the payment of the Series A-5 Special Accruing Dividend, as set forth below in Section B.3(d) below, which shall rank senior in payment to any dividends payable with respect to the Series A-2 Stock.  Any dividends with respect to the Series A-2 Stock shall be payable, at the sole discretion of the Board of Directors, in cash or the issuance of that number of shares of Common Stock equal to the quotient obtained by dividing (x) the amount of such accrued and unpaid dividends thereon by (y) the then fair market value of a share of Common Stock, when, as and if declared or paid by the Board of Directors and, as accrued, on any Liquidation or Event of Sale. Dividends with respect to the Series A-2 Stock shall be payable in shares of Common Stock (calculated based upon the then effective Series A-2 Conversion Price), as accrued, upon the conversion of the Series A-2 Stock into Common Stock.  Whenever any dividend may be declared or paid on any share of Series A-2 Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each other share of the Series A-2 Stock then outstanding, so that all outstanding shares of Series A-2 Stock will participate equally with each other and ratably per share (calculated as provided in Section B.3(f) hereof).  Whenever any dividend or other distribution, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation), may be declared or paid on: (i) any shares of the Common Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each share of the Series A-2 Stock then outstanding so that all outstanding shares of Series A-2 Stock will participate in such dividend ratably with such shares of Common Stock (calculated as provided in Section B.3(f) hereof); or (ii) any shares of any other series of Preferred Stock (other than the Series A-1 Accruing Dividend, the Series A-3 Accruing Dividend and the Series A-5 Special Accruing Dividend), the Board of Directors shall also declare and pay a dividend on the same terms, at the same or equivalent rate upon each share of the Series A-2 Stock then outstanding so that all outstanding shares of Series A-2 Stock will participate in such dividend ratably with such shares of such other series of Preferred Stock (based on the number of shares of Common Stock into which each share of Series A-2 Stock and each share of such other series of Preferred Stock is then convertible, if applicable, or, otherwise, the relative liquidation preference per share, of such other series of Preferred Stock as compared with the Series A-2 Stock then outstanding).

(c)                      Series A-3 Stock.  The holders of shares of Series A-3 Stock shall be entitled to receive a per share dividend at the rate of 8% of the Series A-3 Original Purchase Price (as defined in Section B.8 hereof) per annum, compounding annually (the “Series A-3 Accruing Dividend”), and which will accrue on a quarterly basis commencing on the date of issuance of such share of Series A-3 Stock. The holders of Series A-3 Stock shall be entitled to receive dividends prior in right to the payment of dividends and other distributions (whether in cash, property or securities of the Corporation, including subscription or other rights to acquire securities of the Corporation) on the Series A-4 Stock, Series A-5 Stock, Series A-6 Stock and Common Stock, but not with respect to the payment of the Series A-5 Special Accruing Dividend, as set forth below in Section B.3(d) below, which shall rank senior in payment to any dividends payable with respect to the Series A-3 Stock.  Any dividends with respect to the Series A-3 Stock shall be payable, at the sole discretion of the Board of Directors, in cash or the issuance of that number of shares of Common Stock equal to the quotient obtained by dividing (x) amount of such accrued and unpaid dividends thereon by (y) the then fair market value of a share of Common Stock, when, as and if declared or paid by the Board of Directors and, as accrued, on any Liquidation or Event of Sale. Dividends with respect to the Series A-3 Stock shall be payable in shares of Common Stock (calculated based upon the then effective Series A-3 Conversion Price), as accrued, upon the conversion of the Series A-3 Stock into Common Stock.  Whenever any dividend may be declared or paid on any share of Series A-3 Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each other share of the Series A-3 Stock then outstanding, so that all outstanding shares of Series A-3 Stock will participate equally with each other and ratably per share (calculated as provided in Section B.3(f) hereof).  Whenever any dividend or other distribution, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation), may be declared or paid on: (i) any shares of the Common Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each share of the Series A-3 Stock then outstanding so that all outstanding shares of Series A-3 Stock will participate in such dividend ratably with such shares of Common Stock (calculated as provided in Section B.3(f) hereof); or (ii) any shares of any other series of Preferred Stock (other than the Series A-1 Accruing Dividend, the Series A-2 Accruing Dividend and the Series A-5 Special Accruing Dividend), the Board of Directors shall also declare and pay a dividend on the same terms, at the same or equivalent rate upon each share of the Series A-3 Stock then outstanding so that all outstanding shares of Series A-3 Stock will participate in such dividend ratably with such shares of such other series of Preferred Stock (based on the number of shares of Common Stock into which each share of Series A-3 Stock and each share of such other series of Preferred Stock is then convertible, if applicable, or, otherwise, the relative liquidation preference per share, of such other series of Preferred Stock as compared with the Series A-3 Stock then outstanding).

(d)                     Series A-5 Stock.  Without regard to the payment of the required dividends to the holders of Series A-1 Stock, Series A-2 Stock and Series A-3 Stock in accordance with Section B.3(a), (b) and (c), respectively, above, the holders of shares of the Series A-5 Stock shall be entitled to receive a per share dividend (the “Series A-5 Special Accruing Dividend”) that shall accrue and be paid in the form of Series A-6 Stock or other securities subject to and in accordance with the provisions of that certain Stock Issuance Agreement to which the Corporation and Nordic Bioscience Clinical Development VII A/S are party dated March 29, 2011 (the “Stock Issuance Agreement”). Whenever any dividend may be declared or paid on any shares of Series A-5 Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each other share of the Series A-5 Stock then outstanding, so that all outstanding shares of Series A-5 Stock will participate equally with each other and ratably per share (calculated as provided in Section B.3(f) hereof).  Whenever any dividend or other distribution, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation), may be declared or paid on: (i) any shares of the Common Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each share of the Series A-5 Stock then outstanding so that all outstanding shares of Series A-5 Stock will participate in such dividend ratably with such shares of Common Stock (calculated as provided in Section B.3(f) hereof); or (ii) any shares of any other series of Preferred Stock (other than the Series A-1 Accruing Dividend, the Series A-2 Accruing Dividend and the Series A-3 Accruing Dividend), the Board of Directors shall also declare and pay a dividend on the same terms, at the same or equivalent rate upon each share of the Series A-5 Stock then outstanding so that all outstanding shares of Series A-5 Stock will participate in such dividend ratably with such shares of such other series of Preferred Stock (based on the number of shares of Common Stock into which each share of Series A-5 Stock and each share of such other series of Preferred Stock is then convertible, if applicable, or, otherwise, the relative liquidation preference per share, of such other series of Preferred Stock as compared with the Series A-5 Stock then outstanding).

(e)                      Series A-4 Stock and Series A-6 Stock.  Following payment in full of required dividends to the holders of Series A-1 Stock, Series A-2 Stock, Series A-3 and Series A-5 Stock or any other class or series of capital stock that is senior to or on parity with the any such series of Preferred Stock as to dividends, in accordance with Sections B.3(a), (b), (c) or (d) above or any other section of this Certificate as in effect from time to time, the holders of shares of the Series A-4 Stock and Series A-6 Stock shall be entitled to receive, when, if and as declared by the Board of Directors, dividends on any shares of Series A-4 Stock or Series A-6 Stock, as the case may be, out of funds legally available for that purpose, at a rate to be determined by the Board of Directors if and when they may so declare any dividend on the Series A-4 Stock or A-6 Stock, as the case may be.  Whenever any dividend may be declared or paid on any shares of Series A-4 Stock or Series A-6 Stock, as applicable, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each other share of the Series A-4 Stock or the Series A-6 Stock, as applicable, then outstanding, so that all outstanding shares of Series A-4 Stock or Series A-6 Stock, as applicable, will participate equally with each other and ratably per share (calculated as provided in Section B.3(f) hereof).  Whenever any dividend or other distribution, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation), may be declared or paid on: (i) any shares of the Common Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each share of the Series A-4 Stock and Series A-6 Stock then outstanding so that all outstanding shares of Series A-4 Stock and Series A-6 Stock will participate in such dividend ratably with such shares of Common Stock (calculated as provided in Section B.3(f) hereof); or (ii) any shares of any other series of Preferred Stock (other than the Series A-1 Accruing Dividend, the Series A-2 Accruing Dividend, the Series A-3 Accruing Dividend and the Series A-5 Special Accruing Dividend), the Board of Directors shall also declare and pay a dividend on the same terms, at the same or equivalent rate upon each share of the Series A-4 Stock and Series A-6 Stock then outstanding so that all outstanding shares of Series A-4 Stock and Series A-6 Stock will participate in such dividend ratably with such shares of such other series of Preferred Stock (based on the number of shares of Common Stock into which each share of Series A-4 Stock and Series A-6 Stock and each share of such other series of Preferred Stock is then convertible, if applicable, or, otherwise, the relative liquidation preference per share, of such other series of Preferred Stock as compared with the Series A-4 Stock and Series A-6 Stock then outstanding).

(f)                        In connection with any dividend declared or paid hereunder, each share of Preferred Stock shall be deemed to be that number of shares (including fractional shares) of Common Stock into which it is then convertible, rounded up to the nearest one-tenth of a share.  No fractional shares of capital stock shall be issued as a dividend hereunder. The Corporation shall pay a cash adjustment for any such fractional interest in an amount equal to the fair market value thereof on the last Business Day (as defined in Section B.8 hereof) immediately preceding the date for payment of dividends as determined by the Board of Directors in good faith.

4.               Liquidation Rights.

(a)                      As to rights upon any Liquidation or an Event of Sale, each share of Series A-1 Stock shall rank equally with each other share of Series A-1 Stock and senior to all shares of Series A-2 Stock, Series A-3 Stock, Series A-4 Stock, Series A-5 Stock and Series A-6 Stock; each share of Series A-2 Stock shall rank equally with each other share of Series A-2 Stock and senior to all shares of Series A-3 Stock, Series A-4 Stock, Series A-5 Stock and Series A-6 Stock; each share of Series A-3 Stock, Series A-5 Stock and Series A-6 Stock shall rank equally with each other share of Series A-3 Stock, Series A-5 and Series A-6 Stock and senior to all shares of Series A-4 Stock and shares of Common Stock and all other classes or series of stock not authorized by this Certificate as of the Effective Time, except as otherwise approved by the affirmative vote or consent of the New Senior Majority. Each share of Series A-4 Stock, shall rank equally with each other share of Series A-4 Stock and senior to all shares of Common Stock and all other classes or series of stock not authorized by this Certificate as of the Effective Time, except as otherwise approved by the affirmative vote or consent of the New Senior Majority.

(b)                     In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation (collectively, a “Liquidation”): (i) the holders of shares of Series A-1 Stock then outstanding (the “Series A-1 Stockholders”) shall be entitled to receive, ratably with each other, out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of Series A-2 Stock then outstanding (the “Series A-2 Stockholders”), Series A-3 Stock then outstanding (the “Series A-3 Stockholders”), Series A-4 Stock then outstanding (the “Series A-4 Stockholders”), Series A-5 Stock then outstanding (the “Series A-5 Stockholders”)  or Series A-6 Stock then outstanding (the “Series A-6 Stockholders” and collectively with the Series A-1 Stockholders, Series A-2 Stockholders, Series A-3 Stockholders, Series A-4 Stockholders and the Series A-5 Stockholders, the “New Preferred Stockholders”), or the holders of Common Stock or any other class or series of stock ranking on Liquidation junior to such Series A-1 Stock, an amount per share equal to the Series A-1 Original Purchase Price (as defined in Section B.8 hereof), plus an amount equal to any declared or accrued but unpaid dividends thereon, calculated pursuant to Section B.3(a) hereof; and (ii) after the distribution to the Series A-1 Stockholders, and any other class or series of capital stock that is senior to the Series A-2 Stock as to Liquidation, of the full amount to which they are entitled to receive pursuant to this Section B.4(b) or any other section of this Certificate as in effect from time to time, the Series A-2 Stockholders, shall be entitled to receive, ratably with each other, out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the Series A-3 Stockholders, the Series A-4 Stockholders, the Series A-5 Stockholders or the Series A-6 Stockholders, or the holders of Common Stock or any other class or series of stock ranking on Liquidation junior to such Series A-2 Stock, an amount per share equal to the Series A-2 Original Purchase Price (as defined in Section B.8 hereof), plus an amount equal to any declared or accrued but unpaid dividends thereon, calculated pursuant to Section B.3(b) hereof; (iii) after the distribution to the Series A-1 Stockholders, the Series A-2 Stockholders and holders of any other class or series of capital stock that is senior the Series A-3 Stock as to Liquidation, of the full amount to which they are entitled to receive pursuant to this Section B.4(b) or any other section of this Certificate as in effect from time to time, the Series A-3 Stockholders, the Series A-5 Stockholders, and the Series A-6 Stockholders shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the Series A-4 Stockholders or the holders of Common Stock or any other class or series of stock ranking on Liquidation junior to such Series A-3 Stock, Series A-5, or Series A-6 Stock an amount per share equal to the Series A-3 Original Purchase Price (as defined in Section B.8 hereof), Series A-5 Original Purchase Price (as defined in Section B.8 hereof) or Series A-6 Original Purchase Price (as defined in Section B.8 hereof), respectively, plus an amount equal to any declared or accrued but unpaid dividends thereon, calculated pursuant to Section B.3 hereof; and (iv) after the distribution to the Series A-1 Stockholders, the Series A-2 Stockholders, the Series A-3 Stockholders, the Series A-5 Stockholders, the Series A-6 Stockholders and holders of any other class or series of capital stock that is senior to the Series A-4 Stock as to Liquidation, of the full amount to which they are entitled to receive pursuant to this Section B.4(b) or any other section of this Certificate as in effect from time to time, the Series A-4 Stockholders shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on Liquidation junior to such Series A-4 Stock an amount per share equal to the Series A-4 Original Purchase Price (as defined in Section B.8 hereof), plus an amount equal to any declared but unpaid dividends thereon, calculated pursuant to Section B.3 hereof.

(c)                      If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A-1 Stockholders the full amount to which each of them shall be entitled pursuant to Section A.4(b) above, then the Series A-1 Stockholders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares of Series A-1 Stock held upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(d)                     If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A-2 Stockholders the full amount to which each of them shall be entitled pursuant to Section B.4(b) above and to pay to the holders of any other class or series of capital stock that is on a parity with the Series A-2 Stock upon Liquidation the full amount to which each of such holders shall be entitled pursuant to Section B.4(b) or any other section of this Certificate as in effect from time to time, then the Series A-2 Stockholders and such holders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares of Series A-2 Stock and the shares of such other class or series of capital stock held upon such distribution if all amounts payable on or with respect to all of such shares were paid in full.

(e)                      If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A-3 Stockholders, the Series A-5 Stockholders and the Series A-6 Stockholders the full amount to which each of them shall be entitled pursuant to Section B.4(b) above and to pay to the holders of any other class or series of capital stock that is on a parity with the Series A-3, Series A-5 Stock and the Series A-6 Stock upon Liquidation the full amount to which each of such holders shall be entitled pursuant to Section B.4(b) or any other section of this Certificate as in effect from time to time, then the Series A-3 Stockholders, the Series A-5 Stockholders, the Series A-6 Stockholders and such holders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares of Series A-3 Stock, Series A-5 Stock and Series A-6 Stock and the shares of such other class or series of capital stock, as the case may be, held upon such distribution if all amounts payable on or with respect to all of such shares were paid in full.

(f)                        If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A-4 Stockholders the full amount to which each of them shall be entitled pursuant to Section B.4(b) above and to pay to the holders of any other class or series of capital stock that is on a parity with the Series A-4 Stock upon Liquidation the full amount to which each of such holders shall be entitled pursuant to Section B.4(b) or any other section of this Certificate as in effect from time to time, then the Series A-4 Stockholders and such holders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares of Series A-4 Stock and the shares of such other class or series of capital stock held upon such distribution if all amounts payable on or with respect to all of such shares were paid in full.

(g)                     In the event of any Liquidation, after payment shall have been made to the New Preferred Stockholders of the full amount to which they shall be entitled pursuant to Section B.4(b) and to the holders of any class or series of capital stock that is senior to or on parity with the New Preferred Stock, or any series, thereof, as in effect from time to time, the holders of each other class or series of capital stock (other than Common Stock) ranking on Liquidation junior to the New Preferred Stock, but senior to the Common Stock, as a class, shall be entitled to receive an amount equal (and in like kind) to the aggregate preferential amount fixed for each such junior class or series of capital stock.  If, upon any Liquidation, after payment shall have been made to the New Preferred Stockholders of the full amount to which they shall be entitled pursuant to Section B.4(b), the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay a class or series of capital stock (other than the Common Stock) junior to the New Preferred Stock the full amount to which they shall be entitled pursuant to the preceding sentence, the holders of such other class or series of capital stock shall share ratably, based upon the number of then outstanding shares of such other class or series of capital stock, in any remaining distribution of assets according to the respective preferential amounts fixed for such junior class or series of capital stock or which would be payable to them in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(h)                     In the event of any Liquidation, after payments shall have been made first to the New Preferred Stockholders and to the holders of any class or series of capital stock that is senior to or on parity with the New Preferred Stock, or any series thereof, as in effect from time to time, and to the holders of class or series of capital stock that is junior to or on parity with the New Preferred Stock but senior to the Common Stock, of the full amount to which they each shall be entitled as aforesaid, the holders of Common Stock, as a class, shall be entitled to share ratably with the holders of Participating Preferred Stock as provided in the last sentence in this Section B.4(h)) in all remaining assets of the Corporation legally available for distribution to its stockholders.  For purposes of calculating the amount of any payment to be paid upon any such Liquidation pursuant to the participation feature described in this Section B.4(h), each share of such Participating Preferred Stock shall be deemed to be that number of shares (including fractional shares and any shares attributable to the payment of accrued and unpaid dividends upon conversion of such Participating Preferred Stock pursuant to Section B.7(b)) of Common Stock into which it is then convertible, rounded to the nearest one-tenth of a share.

(i)                         (i) In the event of and simultaneously with the closing of an Event of Sale, the Corporation shall, unless waived by the New Senior Majority or otherwise prevented by law, redeem all of the shares of New Preferred Stock then outstanding for a cash amount per share determined as set forth in Sections B.4(a) through (h) hereof (the “Special Liquidation Price,” said redemption being referred to herein as a “Special Liquidation”).  In the event the Event of Sale involves consideration that does not consist of cash, then the Special Liquidation Price may be paid with such consideration having a value equal to the Special Liquidation Price.  To the extent there is any cash consideration in connection with an Event of Sale, at the option of the New Senior Majority, the cash consideration will first (i) be applied to satisfy the Special Liquidation Price payable to the Series A-1 Stockholders and to the holders of any other class or series of capital stock that is senior to or on parity with the Series A-1 Stock as to Liquidation; and then (ii) be applied to satisfy the Special Liquidation Price payable to the holders of Series A-2 Stock and to the holders of any other class or series of capital stock that is junior to the Series A-1 Stock but senior to or on parity with the Series A-2 Stock as to Liquidation; and then (iii) be applied to satisfy the Special Liquidation Price payable to holders of Series A-3 Stock, Series A-5 Stock, Series A-6 Stock and any other class or series of capital stock that is junior to the Series A-2 Stock but senior to or on parity with the Series A-3 Stock, Series A-5 Stock and Series A-6 Stock as to Liquidation (in relative proportion to the full liquidation preference the Series A-3 Stockholders, Series A-5 Stockholders, Series A-6 Stockholders and

the holders of such other class or series of capital stock would have received had there been sufficient cash consideration to have paid their liquidation preference in full) and then (iv) be applied to satisfy the Special Liquidation Price payable to the holders of Series A-4 Stock and to the holders of any other class or series of capital stock that is junior to the Series A-3 Stock, Series A-5 Stock and Series A-6 Stock but senior to or on parity with the Series A-4 Stock, in all cases, prior to the payment thereof to any other stockholders of the Corporation.  For all purposes of this Section B.4(i), the Special Liquidation Price shall be equal to that amount per share which would be received by each New Preferred Stockholder if, in connection with an Event of Sale, all the consideration paid in exchange for the assets or the shares of capital stock (as the case may be) of the Corporation were actually paid to and received by the Corporation and the Corporation were immediately thereafter liquidated and its assets distributed pursuant to Sections B.4(a) through (h) hereof.  To the extent that one or more redemptions (as described in Section B.5 hereof) and/or Special Liquidations are occurring concurrently, the Special Liquidation under this Section B.4(i) shall be deemed to occur first.  The date upon which the Special Liquidation shall occur is sometimes referred to herein as the “Special Liquidation Date”.

(ii)                                  In the absence of an applicable waiver pursuant to Section B.4(i) above, at any time on or after the Special Liquidation Date, a New Preferred Stockholder shall be entitled to receive the Special Liquidation Price for each such share of New Preferred Stock owned by such holder.  Subject to the provisions of Section B.4(i)(iii) hereof, payment of the Special Liquidation Price will be made to each such holder upon actual delivery to the Corporation or its transfer agent of the certificate of such holder representing such shares of New Preferred Stock, as the case may be, or an affidavit of loss as to the same.

(iii)                               If on the Special Liquidation Date less than all the shares of New Preferred Stock then outstanding may be legally redeemed by the Corporation, the Special Liquidation shall be made first as to the Series A-1 Stock (and any other class or series of capital stock that is senior to or on parity with the Series A-1 Stock as to Liquidation), pro rata with respect to such Series A-1 Stock  (or such other class or series of capital stock that is senior to or on parity with the Series A-1 Stock as to Liquidation) based upon the number of outstanding shares of Series A-1 Stock (or such other class or series of capital stock that is senior to or on parity with the Series A-1 Stock as to Liquidation) then owned by each such holder thereof until such holders are satisfied in full, and then to the Series A-2 Stock (and any other class or series of capital stock that is junior to the Series A-1 Stock but senior to or on parity with the Series A-2 Stock as to Liquidation), pro rata with respect to such Series A-2 Stock (or such other class or series of capital stock that is junior to the Series A-1 Stock but senior to or on parity with the Series A-2 Stock as to Liquidation) based upon the number of outstanding shares of Series A-2 Stock (or such other class or series of capital stock that is junior to the Series A-1 Stock but senior to or on parity with the Series A-2 Stock as to Liquidation) then owned by each such holder thereof until such holders are satisfied in full, and then to the holders of the Series A-3 Stock, Series A-5 Stock and Series A-6 Stock (and any other class or series of capital stock that is junior to the Series A-2 Stock but senior to or on parity with the Series A-3 Stock, Series A-5 Stock and Series A-6 Stock as to Liquidation), pro rata with respect to such Series A-3, Stock Series A-5 Stock and Series A-6 Stock (or such other class or series of capital stock that is junior to the Series A-2 Stock but senior to or on parity with the Series A-3 Stock, Series A-5 Stock and Series A-6 Stock as to Liquidation) based upon the number of outstanding shares of Series A-3 Stock, Series A-5 Stock and Series A-6 Stock (or such other class or series of capital stock that is junior to the Series A-2 Stock but senior to or on parity with the Series A-3 Stock, Series A-5 Stock and Series A-6 Stock as to Liquidation) then owned by each holder thereof, and then to the Series A-4 Stock (and any other class or series of capital stock that is junior to the Series A-3 Stock, Series A-5 Stock and Series A-6 Stock but senior to or on parity with the Series A-4 Stock as to Liquidation), pro rata with respect to such Series A-4 Stock (or such other class or series of capital stock that is junior to the Series A-3 Stock, Series A-5 Stock and Series A-6 Stock but senior to or on parity with the Series A-4 Stock as to Liquidation) based upon the number of outstanding shares of Series A-4 Stock (or such other class or series of capital stock that is junior to the Series A-3 Stock, Series A-5 Stock and Series A-6 Stock but senior to or on parity with the Series A-4 Stock as to Liquidation) then owned by each such holder thereof until such holders are satisfied in full.

(iv)                              On and after any Special Liquidation Date, all rights in respect of the shares of New Preferred Stock to be redeemed shall cease and terminate except the right to receive the applicable Special Liquidation Price as provided herein, and such shares of New Preferred Stock shall no longer be deemed to be outstanding, whether or not the certificates representing such shares of New Preferred Stock have been received by the Corporation; provided, however, that, if the Corporation defaults in the payment of the Special Liquidation Price with respect to any New Preferred Stock, the rights of the holder(s) thereof with respect to such shares of New Preferred Stock shall continue until the Corporation cures such default.

(v)                                 Anything contained herein to the contrary notwithstanding, all or any of the provisions of this Section B.4(i) may be waived by the New Senior Majority, by delivery of written notice of waiver to the Corporation prior to the closing of any Event of Sale.

(vi)                              Any notice required to be given to the holders of shares of New Preferred Stock pursuant to Section B.7(g) hereof in connection with an Event of Sale shall include a statement by the Corporation of (A) the Special Liquidation Price which each New Preferred Stockholder shall be entitled to receive upon the occurrence of a Special Liquidation under this Section B.4(i) and (B) the extent to which the Corporation will, if at all, be legally prohibited from paying each holder of New Preferred Stock the Special Liquidation Price.

5.               Definition of “Event of Sale” and “Shell Company Successor”.  For purposes of this Part B of Article III, an “Event of Sale” shall mean: (A) the sale by the stockholders of voting control of the Corporation, (B) the merger, consolidation or reorganization with or into any other corporation, entity or person or any other corporate reorganization, in which (I) the capital stock of the Corporation immediately prior to such merger, consolidation or reorganization represents less than 50% of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such merger, consolidation or reorganization or (II) the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) has a class of securities that is (or has been within 90 days prior to such transaction) tradeable on any public market or exchange or (C) the sale, exclusive license or other disposition of all or substantially all of the assets or intellectual property of the Corporation in a single transaction or series of related transactions. Notwithstanding the foregoing and for purposes of clarification, the term “Event of Sale” shall not include any transaction involving the Corporation and the Shell Company Successor that is described in clause (iii) of the Shell Company Successor definition set forth below. “Shell Company Successor” means a shell company that (i) has securities registered under the Securities Exchange Act of 1934, as amended, (ii) has nominal operations and nominal assets (prior to any of the transactions described in clause (iii)) and (iii) directly or indirectly through one or more direct or indirect subsidiaries acquires the Corporation and/or all or substantially all of its assets or business (whether pursuant to a stock purchase, an asset purchase, a merger or any other similar transaction), and in consideration for such acquisition issues to the former stockholders of the Corporation shares of capital stock of such shell company.

6.               Voting.

(a)                      Subject to any separate voting rights provided for herein or otherwise required by law, the holders of New Preferred Stock shall be entitled to vote, together with the holders of Common Stock as one class, on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock.  In any such vote, each share of

New Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share of New Preferred Stock is then convertible, rounded up to the nearest one-tenth of a share, but not including any shares of Common Stock issuable upon conversion of any dividends accrued on such New Preferred Stock.

(b)                     In addition to the rights specified in Section B.6(a):

(i)                           for so long as any shares of Series A-1 Stock are outstanding, the holders of a majority of the shares of Series A-1 Stock outstanding, voting as a separate class, shall have the right to elect two (2) members of the Board of Directors of the Corporation; and

(ii)                        Oxford Bioscience Partners IV L.P. (including for this purpose, members of the Oxford/Saints Group (as defined in the Stockholders’ Agreement), HealthCare Ventures or Wellcome Trust (collectively, the “G3 Holders”) voting as a separate class shall have the right to elect one (1) member of the Board of Directors of the Corporation by majority vote of the shares of Series A-1 Stock held by them; provided, however, that in order to be eligible to vote or consent with respect to the election of such member of the Board of Directors, a G3 Holder together with members of such G3 Holders’ Group (as defined in the Stockholders’ Agreement) must hold greater than twenty percent (20%) of the shares of Series A-1 Stock purchased under the Series A-1 Stock Purchase Agreement by such G3 Holder and the members of such G3 Holders’ Group; and

(iii)                     MPM Capital L.P., voting as a separate class, shall have the right to elect one (1) member of the Board of Directors of the Corporation by majority vote of the shares of Series A-1 Stock held by MPM Capital L.P.; provided that such member of the Board of Directors shall be an individual with particular expertise in the development of pharmaceutical products; and, provided, further, that in order to be eligible to vote or consent with respect to the election of such member of the Board of Directors, MPM Capital L.P. together with members of the MPM Group (as defined in the Stockholders’ Agreement) must hold greater than twenty percent (20%) of the shares of Series A-1 Stock purchased under the Series A-1 Stock Purchase Agreement by MPM Capital L.P. and the members of the MPM Group.

(iv)                    The members of the Board of Directors elected by the Series A-1 Stockholders, the G3 Holders and MPM Capital L.P. pursuant to this Section B.6(b) are referred to herein as the “New Preferred Directors”.

(c)                      In any election of New Preferred Directors pursuant to Section B.6(b), each holder of New Preferred Stock eligible to participate in the election of New Preferred Directors shall be entitled to one vote for each share of Common Stock (including fractional shares) into which each such share of New Preferred Stock held by such holder is then convertible, rounded up to the nearest one-tenth of a share (determined as set forth in the second sentence of Section B.6(a) hereof), and no holder of New Preferred Stock shall be entitled to cumulate its votes by giving one candidate more than one vote per share.  The voting right of the Series A-1 Stockholders, the G3 Holders and the MPM Holder contained in Section B.6(b), may be exercised at a special meeting of the applicable holders of New Preferred Stock called as provided in accordance with the by-laws of the Corporation, at any annual or special meeting of the stockholders of the Corporation, or by written consent of such applicable holders of New Preferred Stock in lieu of a meeting.  The New Preferred Directors elected pursuant to Section B.6(b) shall serve from the date of their election and qualification until their successors have been duly elected and qualified.  The number of directors constituting the entire membership of the Board of Directors of the Corporation shall be set by the Board of Directors pursuant to the By-Laws of the Corporation.

(d)                     A vacancy in the directorships elected by the Series A-1 Stockholders, the G3 Holders or the MPM Holder pursuant to Section B.6(b), may be filled by a vote at a meeting called in accordance with the by-laws of the Corporation or written consent in lieu of such meeting of the applicable holders of New Preferred Stock, respectively or by the remaining directors as provided in the by-laws of the Corporation.

(e)                      The holders of capital stock of the corporation, voting as a single class, shall elect the remaining member or members of the Board of Directors of the Corporation.  In any election of directors pursuant to this Section B.6(e), each stockholder shall be entitled to one vote for each share of Common Stock held or, if New Preferred Stock, into which each such share of New Preferred Stock is then convertible (determined in accordance with Section B.6(a) hereof), and no stockholder shall be entitled to cumulate its votes by giving one candidate more than one vote per share.  The voting right of the stockholders contained in this Section B.6(e) may be exercised at a special meeting of the stockholders called as provided in accordance with the by-laws of the Corporation, at any annual or special meeting of the stockholders of the Corporation, or by written consent of the stockholder in lieu of a meeting.  The director or directors elected pursuant to this Section B.6(e) shall serve from the date of their election and qualification until their successors have been duly elected and qualified.

(f)                        A vacancy in the directorship or directorships elected by the stockholders pursuant to Section B.6(e), may be filled by a vote at a meeting called in accordance with the by-laws of the Corporation or written consent in lieu of such meeting of the stockholders of the Corporation or by the remaining directors as provided in the by-laws of the Corporation.

(g)                     Except as otherwise expressed, implied or contemplated in this Certificate, the Series A-1 Purchase Agreement or the Merger Agreement, the Corporation shall not, directly or indirectly, through a merger, consolidation, reorganization or otherwise, without the affirmative approval of the New Senior Majority acting separately from the holders of Common Stock or any other securities of the Corporation, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent timely and specific notice in the manner provided in the by-laws of the Corporation shall have been given to each Series A-1 Stockholder, Series A-2 Stockholder and Series A-3 Stockholder to do the following:

(i)                                     authorize, create, designate, issue or sell any class or series of capital stock (including any shares of treasury stock) or rights, options, warrants or other securities convertible into or exercisable or exchangeable for capital stock which by its terms is convertible into or exchangeable for any equity security, other then Excluded Stock, which, as to the payment of dividends or distribution of assets, including without limitation distributions to be made upon a Liquidation, is senior to or on a parity with the Series A-1 Stock; or

(ii)                                                amend, alter or repeal any provision of this Certificate; or

(iii)                                             permit, approve or agree to any Liquidation, Event of Sale, dissolution or winding up of the Corporation.

The foregoing approval shall be obtained in addition to any approval required by law.

(h)                     Except as otherwise expressed, implied or contemplated in this Certificate, the Series A-1 Purchase Agreement or the Merger Agreement, the Corporation shall not, directly or indirectly, through a merger, consolidation, reorganization or otherwise, without the affirmative approval of holders of a majority of the then outstanding shares of Series A-1 Stock, acting separately from the holders of Common Stock or any other securities of the Corporation, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent timely and specific notice in the manner provided in the by-laws of the Corporation shall have been given to each holder of such Series A-1 Stock, amend, alter or repeal any provision of this Certificate if such amendment, alteration or repeal would (i) alter or change the rights, preferences or privileges of the Series A-1 Stock in a manner that materially adversely affects the Series A-1 Stock and such amendment does not change or alter the comparable rights, preferences or privileges of any other series of New Preferred Stock in a manner that materially adversely affects such other series of New Preferred Stock or (ii) increases or decreases the authorized number of shares of Series A-1 Stock. The foregoing approval shall be obtained in addition to any approval required by law. For purposes of clarification, the creation, authorization or issuance of any new class or series of capital stock of the Corporation having rights, preferences or privileges senior to or on a parity with the Series A-1 Stock (and any amendment to the certificate of incorporation of the Company for purposes of creating or authorizing such new class or series of capital stock) shall not be deemed or treated as materially adversely affecting the Series A-1 Stock.

(i)                         Except as otherwise expressed, implied or contemplated in this Certificate, the Series A-1 Purchase Agreement or the Merger Agreement, the Corporation shall not, directly or indirectly, through a merger, consolidation, reorganization or otherwise, without the affirmative approval of holders of a majority of the then outstanding shares of Series A-2 Stock, acting separately from the holders of Common Stock or any other securities of the Corporation, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent timely and specific notice in the manner provided in the by-laws of the Corporation shall have been given to each holder of such Series A-2 Stock, amend, alter or repeal any provision of this Certificate if such amendment, alteration or repeal would (i) alter or change the rights, preferences or privileges of the Series A-2 Stock in a manner that materially adversely affects the Series A-2 Stock and such amendment does not change or alter the comparable rights, preferences or privileges of any other series of New Preferred Stock in a manner that materially adversely affects such other series of New Preferred Stock or (ii) increases or decreases the authorized number of shares of Series A-2 Stock. The foregoing approval shall be obtained in addition to any approval required by law. For purposes of clarification, the creation, authorization or issuance of any new class or series of capital stock of the Corporation having rights, preferences or privileges senior to or on a parity with the Series A-2 Stock (and any amendment to the certificate of incorporation of the Company for purposes of creating or authorizing such new class or series of capital stock) shall not be deemed or treated as materially adversely affecting the Series A-2 Stock.

(j)                         Except as otherwise expressed, implied or contemplated in this Certificate, the Series A-1 Purchase Agreement or the Merger Agreement, the Corporation shall not, directly or indirectly, through a merger, consolidation, reorganization or otherwise, without the affirmative approval of holders of a majority of the then outstanding shares of Series A-3 Stock, acting separately from the holders of Common Stock or any other securities of the Corporation, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent timely and specific notice in the manner provided in the by-laws of the Corporation shall have been given to each holder of such Series A-3 Stock, amend, alter or repeal any provision of this Certificate if such amendment, alteration or repeal would (i) alter or change the rights, preferences or privileges of the Series A-3 Stock in a manner that materially adversely affects the Series A-3 Stock and such amendment does not change or alter the comparable rights, preferences or privileges of any other series of New Preferred Stock in a manner that materially adversely affects such other series of New Preferred Stock or (ii) increases or decreases the authorized number of shares of Series A-3 Stock. The foregoing approval shall be obtained in addition to any approval required by law. For purposes of clarification, the creation, authorization or issuance of any new class or series of capital stock of the Corporation having rights, preferences or privileges senior to or on a parity with the Series A-3 Stock (and any amendment to the certificate of incorporation of the Company for purposes of creating or authorizing such new class or series of capital stock) shall not be deemed or treated as materially adversely affecting the Series A-3 Stock.

(k)                      Except as otherwise expressed, implied or contemplated in this Certificate, the Series A-1 Purchase Agreement or the Merger Agreement, the Corporation shall not, directly or indirectly, through a merger, consolidation, reorganization or otherwise, without the affirmative approval of holders of a majority of the then outstanding shares of Series A-4 Stock, acting separately from the holders of Common Stock or any other securities of the Corporation, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent timely and specific notice in the manner provided in the by-laws of the Corporation shall have been given to each holder of such Series A-4 Stock, amend, alter or repeal any provision of this Certificate if such amendment, alteration or repeal would (i) alter or change the rights, preferences or privileges of the Series A-4 Stock in a manner that materially adversely affects the Series A-4 Stock and such amendment does not change or alter the comparable rights, preferences or privileges of any other series of New Preferred Stock in a manner that materially adversely affects such other series of New Preferred Stock or (ii) increases or decreases the authorized number of shares of Series A-4 Stock. The foregoing approval shall be obtained in addition to any approval required by law. For purposes of clarification, the creation, authorization or issuance of any new class or series of capital stock of the Corporation having rights, preferences or privileges senior to or on a parity with the Series A-4 Stock (and any amendment to the certificate of incorporation of the Company for purposes of creating or authorizing such new class or series of capital stock) shall not be deemed or treated as materially adversely affecting the Series A-4 Stock.

(l)                         Except as otherwise expressed, implied or contemplated in this Certificate, the Series A-1 Purchase Agreement or the Merger Agreement, the Corporation shall not, directly or indirectly, through a merger, consolidation, reorganization or otherwise, without the affirmative approval of holders of a majority of the then outstanding shares of Series A-5 Stock, acting separately from the holders of Common Stock or any other securities of the Corporation, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent timely and specific notice in the manner provided in the by-laws of the Corporation shall have been given to each holder of such Series A-5 Stock, amend, alter or repeal any provision of this Certificate if such amendment, alteration or repeal would (i) alter or change the rights, preferences or privileges of the Series A-5 Stock in a manner that materially adversely affects the Series A-5 Stock and such amendment does not change or alter the comparable rights, preferences or privileges of any other series of New Preferred Stock in a manner that materially adversely affects such other series of New Preferred Stock or (ii) increases or decreases the authorized number of shares of Series A-5 Stock. The foregoing approval shall be obtained in addition to any approval required by law. For purposes of clarification, the creation, authorization or issuance of any new class or series of capital stock of the Corporation having rights, preferences or privileges senior to or on a parity with the Series A-5 Stock (and any amendment to the certificate of incorporation of the Company for purposes of creating or authorizing such new class or series of capital stock) shall not be deemed or treated as materially adversely affecting the Series A-5 Stock.

(m)                   Except as otherwise expressed, implied or contemplated in this Certificate, the Series A-1 Purchase Agreement or the Merger Agreement, the Corporation shall not, directly or indirectly, through a merger, consolidation, reorganization or otherwise, without the affirmative approval of holders of a majority of the then outstanding shares of Series A-6 Stock, acting separately from the holders of Common Stock or any other securities of the Corporation, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent timely and specific notice in the manner provided in the by-laws of the Corporation shall have been given to each holder of such Series A-6 Stock, amend, alter or repeal any provision of this Certificate if such amendment, alteration or repeal would (i) alter or change the rights, preferences or privileges of the Series A-6 Stock in a manner that materially adversely affects the Series A-6 Stock and such amendment does not change or alter the comparable rights, preferences or privileges of any other series of New Preferred Stock in a manner that materially adversely affects such other series of New Preferred Stock or (ii) increases or decreases the authorized number of shares of Series A-6 Stock. The foregoing approval shall be obtained in addition to any approval required by law. For purposes of clarification, the creation, authorization or issuance of any new class or series of capital stock of the Corporation having rights, preferences or privileges senior to or on a parity with the Series A-6 Stock (and any amendment to the certificate of incorporation of the Company for purposes of creating or authorizing such new class or series of capital stock) shall not be deemed or treated as materially adversely affecting the Series A-6 Stock.

(n)                     The Corporation shall obtain the consent of the Board of Directors before it may authorize or issue any additional shares of capital stock of the Corporation or any of its subsidiaries.

7.               Conversion.

(a)                      Any New Preferred Stockholder shall have the right, at any time or from time to time, to convert any or all of its shares of New Preferred Stock into that number of fully paid and nonassessable shares of Common Stock for each share of New Preferred Stock so converted equal to the quotient of the Series A-1 Original Purchase Price, Series A-2 Original Purchase Price, Series A-3 Original Purchase Price, Series A-4 Original Purchase Price, Series A-6 Original Purchase Price or Series A-6 Original Purchase Price, as applicable, for such share divided by the Series A-1 Conversion Price, the Series A-2 Conversion Price, Series A-3 Conversion Price, Series A-4 Conversion Price, Series A-5 Conversion Price or the Series A-6 Conversion Price (each as defined in Section B.7(e)(i) hereof), as applicable, for such share of New Preferred Stock, as last adjusted and then in effect, rounded up to the nearest one-tenth of a share; provided, however, that cash shall be paid in lieu of the issuance of fractional shares of Common Stock, as provided in Section B.7(d) hereof.

(b)                     (i) Any New Preferred Stockholder who exercises the right to convert shares of New Preferred Stock into shares of Common Stock pursuant to this Section B.7 shall be entitled to payment of all accrued dividends, whether or not declared and all declared but unpaid dividends payable with respect to such New Preferred Stock pursuant to Section B.3 herein, up to and including the Conversion Date (as defined in Section B.7(b)(iii) hereof).

(ii)                                  Any New Preferred Stockholder may exercise the right to convert such shares into Common Stock pursuant to this Section B.7 by delivering to the Corporation during regular business hours, at the office of the Corporation or any transfer agent of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted (the “New Preferred Certificate”), duly endorsed or assigned in blank to the Corporation (if required by it) or an affidavit of loss as to the same.

(iii)                               Each New Preferred Certificate shall be accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock (the “Common Certificate”) are to be issued.  Such conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the “Conversion Date.”

(iv)                              As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, (A) a Common Certificate for the number of full shares of Common Stock to which such holder is entitled and (B) a check or cash in respect of any fractional interest in shares of Common Stock to which such holder is entitled, as provided in Section B.7(d) hereof, payable with respect to the shares so converted up to and including the Conversion Date.

(v)                                 The person in whose name the Common Certificate or Certificates are to be issued shall be deemed to have become a holder of record of Common Stock on the applicable

Conversion Date, unless the transfer books of the Corporation are closed on such Conversion Date, in which event the holder shall be deemed to have become the stockholder of record on the next succeeding date on which the transfer books are open, provided that the Series A-1 Conversion Price, the Series A-2 Conversion Price, Series A-3 Conversion Price, Series A-4 Conversion Price, the Series A-5 Conversion Price or the Series A-6 Conversion Price, as applicable, upon which the conversion shall be executed shall be that in effect on the Conversion Date.

(vi)                              Upon conversion of only a portion of the number of shares covered by a New Preferred Certificate, the Corporation shall issue and deliver to or upon the written order of the holder of such New Preferred Certificate, at the expense of the Corporation, a new certificate covering the number of shares of New Preferred Stock representing the unconverted portion of the New Preferred Certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such New Preferred Stock.

(c)                      If a New Preferred Stockholder shall surrender more than one share of the same class of New Preferred Stock for conversion at any one time, then the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of New Preferred Stock so surrendered.

(d)                     No fractional shares of Common Stock shall be issued upon conversion of New Preferred Stock. The Corporation shall instead pay a cash adjustment for any such fractional interest in an amount equal to the Current Market Price thereof on the Conversion Date, as determined in accordance with Section B.7(e)(vi) hereof.

(e)                      For all purposes of this Article III, Part B, the initial conversion price of the Series A-1 Stock shall be the Series A-1 Original Purchase Price, the initial conversion price of the Series A-2 Stock shall be the Series A-2 Original Purchase Price,  the initial conversion price of the Series A-3 Stock shall be the Series A-3 Original Purchase Price, the initial conversion price of the Series A-4 Stock shall be the Series A-4 Original Purchase Price, the initial conversion price of the Series A-5 Stock shall be the Series A-5 Original Purchase Price, and the initial conversion price of the Series A-6 Stock shall be the Series A-6 Original Purchase Price, in each case subject to adjustment from time to time as follows (the conversion price of any or each of the Series A-1 Stock, the Series A-2 Stock, the Series A-3 Stock, the Series A-4 Stock, the Series A-5 Stock and the Series A-6 Stock is sometimes referred to generically in this Section B.7 as the “Conversion Price”):

(i)                                     Subject to Section B.7(e)(ii) and B.7(e)(x) below, if the Corporation shall, at any time or from time to time after the Series A-1 Original Issuance Date, issue or sell any shares of Common Stock (which term, for purposes of this Section B.7(e)(i), including all subsections thereof, shall be deemed to include all other securities convertible into, or exchangeable or exercisable for, shares of Common Stock (including, but not limited to, Preferred Stock) or options to purchase or other rights to subscribe for such convertible or exchangeable securities, in each case other than Excluded Stock (as defined in Section B.7(e)(ii) below), for a consideration per share less than the Series A-1 Conversion Price in effect immediately prior to the issuance of such Common Stock or other securities (a “New Dilutive Issuance”), then (X) the Conversion Price of the Series A-1 Stock (the “Series A-1 Conversion Price”) in effect immediately prior to each such New Dilutive Issuance shall automatically be reduced to a price equal to the product obtained by multiplying such Series A-1 Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, shares of Common Stock issued or issuable upon conversion of the outstanding Preferred Stock, but excluding shares of Common Stock issuable upon conversion of any dividends accrued on such Preferred Stock) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for the additional stock so issued would purchase at such Series A-1 Conversion Price as in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, shares of Common Stock issued or issuable upon conversion of the outstanding Preferred Stock, but excluding shares of Common Stock issuable upon conversion of any dividends accrued on such Preferred Stock) plus the number of shares of additional stock so issued, (Y) the Conversion Price for the Series A-2 Stock (the “Series A-2 Conversion Price”) in effect immediately prior to each such New Dilutive Issuance shall automatically be reduced to a price equal to the product obtained by multiplying such Series A-2 Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, shares of Common Stock issued or issuable upon conversion of the outstanding Preferred Stock, but excluding shares of Common Stock issuable upon conversion of any dividends accrued on such Preferred Stock) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for the additional stock so issued would purchase at such Series A-2 Conversion Price as in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, shares of Common Stock issued or issuable upon conversion of the outstanding Preferred Stock, but excluding shares of Common Stock issuable upon conversion of any dividends accrued on such Preferred Stock) plus the number of shares of additional stock so issued, and (Z) the Conversion Price for the Series A-3 Stock (the “Series A-3 Conversion Price”) in effect immediately prior to each such New Dilutive Issuance shall automatically be reduced to a price equal to the product obtained by multiplying such Series A-3 Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, shares of Common Stock issued or issuable upon conversion of the outstanding Preferred Stock, but excluding shares of Common Stock issuable upon conversion of any dividends accrued on such Preferred Stock) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for the additional stock so issued would purchase at such Series A-3 Conversion Price as in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, shares of Common Stock issued or issuable upon conversion of the outstanding Preferred Stock, but excluding shares of Common Stock issuable upon conversion of any dividends accrued on such Preferred Stock) plus the number of shares of additional stock so issued.  For purposes of this Section B.7(e)(i), the number of shares of Common Stock deemed issuable upon conversion of such outstanding shares of Existing Preferred Stock shall be determined without giving effect to any adjustments to the applicable Conversion Price resulting from the New Dilutive Issuance that is the subject of this calculation.  For purposes of Part B of this Certificate, the term “Series A-4 Conversion Price” shall mean the Conversion Price of the Series A-4 Stock, the term “Series A-5 Conversion Price” shall mean the Conversion Price of the Series A-5 Stock and the term “Series A-6 Conversion Price” shall mean the Conversion Price of the Series A-6 Stock.  For the purposes of any adjustment of the Conversion Price pursuant to this Section B.7(e)(i), the following provisions shall be applicable.

a.                                       In the case of the issuance of Common Stock in whole or in part for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof, plus the value of any property other than cash received by the Corporation, determined as provided in Section B.7(e)(i)(b) hereof, plus the value of any other consideration received by the Corporation determined as set forth in Section B.7(e)(i)(c) hereof.

b.                                      In the case of the issuance of Common Stock for a consideration in whole or in part in property other than cash, the value of such property other than cash shall be deemed to be the fair market value of such property as determined in good faith by the Board of

Directors, irrespective of any accounting treatment; provided, however, that such fair market value of such property as determined by the Board of Directors shall not exceed the aggregate Current Market Price (as defined in Section B.7(e)(viii) hereof) of the shares of Common Stock or such other securities being issued, less any cash consideration paid for such shares, determined as provided in Section B.7(e)(i)(a) hereof and less any other consideration received by the Corporation for such shares, determined as set forth in Section B.7(e)(i)(c) hereof.

c.                                       In the case of the issuance of Common Stock for consideration in whole or in part other than cash or property, the value of such other consideration shall be deemed to be the aggregate par value of such Common Stock (or the aggregate stated value if such Common Stock has no par value).

d.                                      In the case of the issuance of options or other rights to purchase or subscribe for Common Stock or the issuance of securities by their terms convertible into or exchangeable or exercisable for Common Stock or options to purchase or other rights to subscribe for such convertible or exchangeable or exercisable securities:

i.                                          the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections B.7(e)(i)(a), (b) and (c) hereof), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby (the consideration in each case to be determined in the manner provided in Sections B.7(e)(i)(a), (b) and (c) hereof);

ii.                                       the aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections B.7(e)(i)(a), (b) and (c) hereof);

iii.                                    if there is any change (whether automatic pursuant to the terms contained therein or as a result of the amendment of such terms) in the exercise price of, or number of shares deliverable upon exercise of, any such options or rights or upon the conversion or exchange of any such convertible or exchangeable securities (other than a change resulting from the original antidilution provisions thereof in place at the time of issuance of such security), then the applicable Conversion Price shall automatically be readjusted in proportion to such change (notwithstanding the foregoing, no adjustment pursuant to this clause shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (i) the applicable Conversion Price on the original adjustment date, or (ii) the applicable Conversion Price that would have resulted from any Dilutive Issuances between the original adjustment date and such readjustment date);

iv.                                   upon the expiration of any such options or rights or the termination of any such rights to convert or exchange such convertible or exchangeable securities (or in the event that the change that precipitated an adjustment pursuant to Section

B.7(e)(i)(d)(iii) hereof is reversed or terminated, or expires), then the applicable Conversion Price shall be automatically readjusted to the applicable Conversion Price that would have been obtained had such options, rights or convertible or exchangeable securities not been issued; and

v.                                      if the terms of any option or convertible security (excluding options or convertible securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive shares of Common Stock which are Excluded Stock), the issuance of which was not a New Dilutive Issuance, are revised after the Series A-1 Original Issuance Date (either automatically pursuant the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such option or convertible security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such option or convertible security, as so amended, and the shares of Common Stock subject thereto shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(ii)                                  “Excluded Stock” shall mean:

a.                                       Common Stock issued upon conversion of any shares of Preferred Stock, including any shares of Common Stock issuable upon conversion of any dividends accrued on such Preferred Stock;

b.                                      Common Stock issued or issuable to officers, directors or employees of or consultants or independent contractors to the Corporation, pursuant to any written agreement, plan or arrangement to purchase, or rights to subscribe for, such Common Stock, including Common Stock issued under the Corporation’s 2003 Long-Term Incentive Plan, as amended, or other equity incentive plan or other agreements that have been approved in form and in substance by the New Senior Majority, calculated in accordance with Section B.6(a) of Article III herein (including, in such calculation, any outstanding restricted stock awards held by such holders), and which, as a condition precedent to the issuance of such shares, provide for the vesting of such shares and subject such shares to restrictions on transfer and rights of first offer in favor of the Corporation, and restricted stock grants to directors, employees or consultants as approved by the Board of Directors of the Corporation; provided, however, that the maximum number of shares of Common Stock heretofore or hereafter issuable pursuant to the Corporation’s 2003 Long-Term Incentive Plan, as amended, and all such agreements, plans and arrangements shall not exceed 2,015,666 shares of Common Stock;

c.                                       Common Stock issued as a stock dividend or distribution on the Preferred Stock payable in shares of Common Stock, or capital stock of any other class issuable upon any subdivision, recombination, split-up or reverse stock split of all the outstanding shares of such class of capital stock;

d.                                      Common Stock or other securities issued or issuable to banks, lenders or landlords, provided that each such issuance is approved by the Board of Directors, including, but not limited to, warrants to acquire Common Stock held by Silicon Valley Bank (or its affiliates, successors and assignees), warrants to purchase Preferred Stock issued or to be issued to GE Healthcare Financial Services, Inc. (“GEHFS”) and Oxford Finance Corporation (“OFC”) pursuant to a proposed debt financing approved by the Board of Directors (the “GE Financing”), shares of Preferred Stock issued or issuable to GE in connection with the GE Financing or upon exercise by GEHFS or OFC of warrants issued in the GE Financing and shares of common stock issuable upon conversion of any such shares of Preferred Stock issued to GEHFS or OFC pursuant to the GE Financing;

e.                                       Common Stock or other securities issued or issuable to third parties in connection with strategic partnerships or alliances, corporate partnerships, joint ventures or other licensing transactions, provided that each such transaction and related issuance is approved by the Board of Directors, including, but not limited to, (A) any shares of Preferred Stock or Common Stock issued or issuable to Ipsen Pharma SAS (“Ipsen”), pursuant to the terms of that certain License Agreement, as amended and may be amended with the approval of the Board of Directors of the Corporation and in effect from time to time, by and between the Corporation and Ipsen as payment for milestones in lieu of cash payments and (B) shares of Series A-5 Stock issued or issuable pursuant to that certain Stock Issuance Agreement as of March 29, 2011 by and between the Corporation and Nordic Bioscience and the letter agreement as of March 29, 2011 by and between the Corporation and Nordic Bioscience, pursuant to which the Corporation will issue shares of the Corporation’s Series A-5 Convertible Preferred Stock, $0.01 par value per share and the issuance of Series A-6 Stock issued or to be issued as dividends on such Series A-5 Stock, and shares of Common Stock issuable upon conversion of any such shares of Series A-5 Stock and Series A-6 Stock;

f.                                         Common Stock or other securities issued or issuable pursuant to the acquisition by the Corporation of any other corporation, partnership, joint venture, trust or other entity by any merger, stock acquisition, reorganization, or purchase of substantially all assets or otherwise in which the Corporation or its stockholders of record immediately prior to the effective date of such transaction, directly or indirectly, own at least a majority of the voting power of the acquired entity or the resulting entity after such transaction, in each case so long as approved by the Board of Directors;

g.                                      Common Stock or other securities, the issuance of which is approved by the New Senior Majority, with such approval expressly waiving the application of the anti-dilution provisions of this Section B.7 as a result of such issuance;

h.                                      Preferred Stock or Common Stock issued or issuable pursuant to any warrant outstanding as of the date hereof or any warrant and any shares of Preferred Stock or common stock, or common stock issued upon exercise of any Preferred Stock, issued in connection with the Qualified Financing, including, but not limited to a warrant for shares of Series A-1 Preferred Stock issued or issuable to Leerink Swan, any shares of Preferred Stock or Common Stock upon exercise thereof and any Common Stock issuable upon conversion of such Preferred Stock issued upon exercise thereof; and

i.                                          All shares of New Preferred Stock and Common stock issued in connection with the Qualified Financing as provided in this Certificate and the Series A-1 Purchaser Agreement, and all shares of Common Stock issued or issuable upon conversion of any such shares of New Preferred Stock.

(iii)                               If the number of shares of Common Stock outstanding at any time after the Series A-1 Original Issuance Date (as defined in Section B.8) is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the applicable Conversion Price shall be appropriately decreased in the form of a Proportional Adjustment (as defined in Section B.8) so that the number of shares of Common Stock issuable on conversion of each share of New Preferred Stock shall be increased in proportion to such increase in outstanding shares.

(iv)                              If the number of shares of Common Stock outstanding at any time after the Series A-1 Original Issuance Date is decreased by a combination of the outstanding shares of Common Stock

(other than pursuant to the Reverse Split), then, following the record date for such combination, the applicable Conversion Price shall be appropriately increased in the form of a Proportional Adjustment so that the number of shares of Common Stock issuable on conversion of each share of New Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(v)                                 Except as otherwise contemplated in the Series A-1 Purchase Agreement, if at any time after the Series A-1 Original Issuance Date, the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than shares of Common Stock) or in cash or other property, then and in each such event provision shall be made so that the holders of the New Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the kind and amount of securities of the Corporation, cash or other property which they would have been entitled to receive had the New Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the New Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of New Preferred Stock simultaneously receive a dividend or other distribution of such securities, cash, or other property in an amount equal to the amount of such securities, cash, or other property as they would have received if all outstanding shares of New Preferred Stock had been converted into Common Stock on the date of such event.

(vi)                              Subject to the provisions of Section B.4(i) above, in the event, at any time after the Series A-1 Original Issuance Date, of any capital reorganization, or any reclassification of the capital stock of the Corporation (other than pursuant to the Reverse Split, other than as contemplated under this Certificate and the Series A-1 Purchase Agreement and other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than pursuant to the Merger Agreement and other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the powers, designations, preferences and rights, or the qualifications, limitations or restrictions, if any, of the capital stock of the Corporation) or of the sale or other disposition of all or substantially all the properties and assets of the Corporation in their entirety to any other person (any such transaction, an “Extraordinary Transaction”), then the Corporation shall provide appropriate adjustment in the form of a Proportional Adjustment to the applicable Conversion Price with respect to each share of New Preferred Stock outstanding after the effectiveness of such Extraordinary Transaction such that each share of New Preferred Stock outstanding immediately prior to the effectiveness of the Extraordinary Transaction shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation, or of the corporation resulting from or surviving such Extraordinary Transaction, that a holder of the number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon conversion of such share of New Preferred Stock would have been entitled to receive upon such Extraordinary Transaction. The provisions of this Section B.7(e)(vi) shall similarly apply to successive Extraordinary Transactions.

(vii)                           All calculations under this Section B.7(e) shall be made to the nearest one-tenth of a cent ($.001) or to the nearest one-tenth of a share, as the case may be.

(viii)                        For the purpose of any computation pursuant to Section B.7(d), Section B.3(a) hereof or this Section B.7(e), the “Current Market Price” at any date of one share of Common Stock shall be defined as the average of the daily closing prices for the 20 consecutive Business Days ending on the fifth (5th) Business Day before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such 20 Business Day period), determined as follows:

a.                                       If the Common Stock is listed or admitted for trading on a national securities exchange, then the closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading.

b.                                      If the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price shall be equal to the last reported bid and asked prices on such day as reported by the NASD OTCBB or the National Quotation Bureau, Inc., or any similar reputable quotation and reporting service if such quotation is not reported by the NASD OTCBB or the National Quotation Bureau, Inc.

c.                                       If the Common Stock is not traded in such manner that the quotations referred to in this Section B.7(d)(viii) are available for the period required hereunder, then the Current Market Price shall be the fair market value of such share, as determined in good faith by a majority of the entire Board of Directors.

(ix)                                In any case in which the provisions of this Section B.7(e) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any shares of New Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment, and (B) paying to such holder any cash amounts in lieu of fractional shares pursuant to Section B.7(d) hereof; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares and such cash upon the occurrence of the event requiring such adjustment.

(x)                                   If a state of facts shall occur that, without being specifically controlled by the provisions of this Section B.7, would not fairly protect the conversion rights of the holders of the New Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights.

(f)                        Whenever the applicable Conversion Price shall be adjusted as provided in Section B.7(e) hereof, the Corporation shall forthwith file and keep on record at the office of the Secretary of the Corporation and at the office of its transfer agent or at such other place as may be designated by the Corporation, a statement, signed by both its President or Chief Executive Officer and its Treasurer or Chief Financial Officer, showing in detail the facts requiring such adjustment and the applicable Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt requested, postage prepaid, to each New Preferred Stockholder at such holder’s address appearing on the Corporation’s records. Where appropriate, such copy shall be given in advance of any such adjustment and shall be included as part of a notice required to be mailed under the provisions of Section B.7(g) hereof.

(g)                     In the event the Corporation shall propose to take any action of the types described in Section B.7(e)(i), (iii), (iv) or (v) hereof, or any other Event of Sale, other then the transactions contemplated by the Series A-1 Purchase Agreement and the Merger Agreement, the Corporation shall give notice to each New Preferred Stockholder in the manner set forth in Section B.7(f) hereof, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the applicable Conversion Price with respect to the New Preferred Stock, and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon each conversion of New Preferred Stock. In the case of any action (other than any action contemplated or required by the Series A-1 Purchase Agreement or Merger Agreement) that would require the fixing of a record date, such notice shall be given at least 20 days prior to the record date so fixed, and in the case of any other action, such notice shall be given at least 30 days prior to the taking of such proposed action.

(h)                     The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of New Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the New Preferred Stockholder in respect of which such shares of New Preferred Stock are being issued.

(i)                         The Corporation shall reserve out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the New Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of New Preferred Stock.

(j)                         All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, not subject to any preemptive or similar rights, and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

8.               Definitions.  As used in this Part B of Article III of this Certificate, the following terms shall have the corresponding meanings:

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks are closed in the city and state where the principal executive office of the Corporation is located.

“Series A-1 Original Issuance Date” shall mean the date of issuance by the Corporation of the first share of Series A-1 Stock to be issued by the Corporation.

“Series A-1 Original Purchase Price” shall mean, with respect to the Series A-1 Stock and after giving effect to the Reverse Split, $8.142 per share, subject, for all purposes other than Section B.7 hereof (which provisions shall be applied in accordance with their own terms), to Proportional Adjustment.

“Series A-2 Original Purchase Price” shall mean, with respect to the Series A-2 Stock and after giving effect to the Reverse Split, $8.142 per share, subject, for all purposes other than Section B.7 hereof (which provisions shall be applied in accordance with their own terms), to Proportional Adjustment.

“Series A-3 Original Purchase Price” shall mean, with respect to the Series A-3 Stock and after giving effect to the Reverse Split, $8.142 per share, subject, for all purposes other than Section B.7 hereof (which provisions shall be applied in accordance with their own terms), to Proportional Adjustment.

“Series A-4 Original Purchase Price” shall mean, with respect to the Series A-4 Stock and after giving effect to the Reverse Split, $8.142 per share, subject, for all purposes other than Section B.7 hereof (which provisions shall be applied in accordance with their own terms), to Proportional Adjustment.

“Series A-5 Original Purchase Price” shall mean, with respect to the Series A-5 Stock and after giving effect to the Reverse Split, $8.142 per share, subject, for all purposes other than Section B.7 hereof (which provisions shall be applied in accordance with their own terms), to Proportional Adjustment.

“Series A-6 Original Purchase Price” shall mean, with respect to the Series A-6 Stock and after giving effect to the Reverse Split, $8.142 per share, subject, for all purposes other than Section B.7 hereof (which provisions shall be applied in accordance with their own terms), to Proportional Adjustment.

“Proportional Adjustment” shall mean an adjustment made to the price of the Preferred Stock upon the occurrence of a stock split, reverse stock split, stock dividend, stock combination reclassification or other similar change with respect to such security, such that the price of one share of the New Preferred Stock before the occurrence of any such change shall equal the aggregate price of the share (or shares or fractional share) of such security (or any other security) received by the holder of the New Preferred Stock with respect thereto upon the effectiveness of such change.  Notwithstanding the foregoing, the Reverse Split shall not trigger or give rise to any Proportional Adjustment.

9.               Forced Conversion and Forfeiture Upon Failure to Perform Future Funding Obligations Pursuant to the Series A-1 Purchase Agreement.

(a)                      Trigger Event.  In the event that an Investor (as defined in the Series A-1 Purchase Agreement) does not timely and completely fulfill his, her or its Future Funding Obligations (as defined in the Series A-1 Purchase Agreement) in the Qualified Financing pursuant to the terms of Series A-1 Purchase Agreement, then (i) all shares of New Preferred Stock then held by such Investor shall automatically, and without any further action on the part of such Investor, be converted into shares of Common Stock at a rate of 1 share of Common Stock for every 10 shares of New Preferred Stock to be so converted and (ii) the Corporation shall have the right to repurchase and such holders shall be required to sell all shares of Common Stock issued upon conversion (either pursuant to the foregoing clause (i) or otherwise) of all Additional A-1 Preferred Stock (as defined in the Series A-1 Purchase Agreement), all Series A-2 Stock, all Series A-3 Stock and all Series A-4 Stock issued to such Investor pursuant to the Automatic Reclassification (as defined in the Series A-1 Purchase Agreement) (the “Repurchased Shares”) for a per share purchase price equal to the par value of such Repurchased Share and all such Repurchased Shares shall thereafter be cancelled by the Corporation and no longer be issued and outstanding shares of capital stock of the Corporation, in accordance with Section 4(e) of the Series A-1 Purchase Agreement and Section 9.(b) below. The conversion and repurchase of shares to the Corporation set forth in this Section 9.(a) is referred to as a “Subsequent Closing Adjustment”.

(b)                     Procedural Requirements.  Upon a Subsequent Closing Adjustment, each holder of shares of New Preferred Stock converted pursuant to Section B.9(a) shall be sent written notice of such Subsequent Closing Adjustment and the place designated for mandatory conversion of all such shares of New Preferred Stock and the repurchase of all Repurchased Shares.  Upon receipt of such notice, each holder of such shares of New Preferred Stock and Repurchased Shares shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion or repurchase shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.  All rights with respect to the New Preferred Stock so converted or such Repurchased Shares to be repurchased, including the rights, if any, to receive notices and vote (other than as a holder of shares of Common Stock that are not Repurchased Shares), will terminate at the time of the failure to fulfill the obligations of any Closing (as defined in the Series A-1 Purchase Agreement) (notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor (or lost certificate affidavit and agreement), to receive the items provided for in the next sentence of this Section B.9(b).  As soon as practicable after the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for New Preferred Stock so converted that is not included among the Repurchased Shares, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in B.7(d) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of New Preferred Stock converted.  Such converted New Preferred Stock, together with all Repurchased Shares pursuant to B.9(a)(ii) shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of New Preferred Stock and Common Stock accordingly.

10.                     Special Mandatory Conversion.

(a)                      Trigger Events.  Each share of New Preferred Stock shall be automatically converted into fully paid and non-assessable shares of Common Stock at the then-effective applicable Conversion Price in the event that (i) the New Senior Majority shall have elected to convert all shares of New Preferred Stock or (2) the Common Stock of the Corporation becomes listed for trading on a national securities exchange. Each of the conversions set forth in this Section B.10(a) is referred to as a “Special Mandatory Conversion.”  All accrued but unpaid dividends on shares New Preferred Stock shall be paid, in cash or additional shares at the discretion of the Board of Directors, in connection with any Special Mandatory Conversion.

(b)                     Procedural Requirements.  Upon a Special Mandatory Conversion, each holder of shares of New Preferred Stock converted pursuant to Section B.10(a) shall be sent written notice of such Special Mandatory Conversion and the place designated for mandatory conversion of all shares of New Preferred Stock.  Upon receipt of such notice, each holder of such shares of New Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.  All rights with respect to the New Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the time of the Special Mandatory Conversion (notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor (or lost certificate affidavit and agreement), to receive the items provided for in the next sentence of this Section B.10(b).  As soon as practicable after the Special Mandatory Conversion and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for New Preferred Stock so converted, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in B.7(d) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of New Preferred Stock converted, and a new certificate for the number of shares, if any, of New Preferred Stock represented by such surrendered certificate and not converted pursuant to B.10(a).  Such converted New Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of New Preferred Stock accordingly.

(c)                      Duration of Section. This Section B.10 and the rights and obligations of the parties hereunder shall automatically terminate on the consummation of a Liquidation or an Event of Sale.

PART C. COMMON STOCK

1.               Designation and Amount.  The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of the Common Stock shall be as set forth in this Part C of Article III of this Certificate.  The number of authorized shares of Common Stock shall initially be Thirty-four Million Eight Hundred Fifty-nine Thousand Nine Hundred Sixty-four (34,859,964) shares. Such authorized shares of Common Stock may be increased or decreased (but not below the combined number of shares thereof then outstanding and those reserved for issuance upon conversion of the Preferred Stock) by the affirmative vote of the holders of the majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.  The affirmative vote of the holders of shares of Common Stock, voting alone as a class, will not be required in connection therewith.

2.               Voting.  Except as provided in this Certificate or by applicable law, each Common Stockholder shall be entitled to one vote only for each share of Common Stock held of record on all matters as to which holders of Common Stock shall be entitled to vote, which voting rights shall not be cumulative.

3.               Other Rights.  Each share of Common Stock issued and outstanding shall be identical in all respects with each other such share, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of Preferred Stock and except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have all other rights of stockholders, including, without limitation, (a) the right to receive dividends, when and as declared by the Board of Directors, out of assets lawfully available therefor, and (b) in the event of any distribution of assets upon a Liquidation or Liquidation, after and subject to distribution to the holders of Preferred Stock and any other class or series of capital stock (other than the Common Stock) ranking senior to Common Stock of all amounts such class is entitled to receive pursuant to this Certificate, the right to receive ratably and equally, together with the holders of the Series A-1 Stock, Series A-2 Stock and Series A-3 Stock pursuant to this Certificate, all the remaining assets and funds of the Corporation.

ARTICLE IV
Registered Agent

The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, New Castle County. The name of its registered agent at such address is: Corporation Service Company.

ARTICLE V
Board of Directors

The entire Board of Directors of the Corporation shall consist of seven (7) persons.  Unless and except to the extent that the by-laws of the Corporation otherwise require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VI
By-laws

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation subject to the provisions of Section A.6(f)(ix) of Article III hereof.

ARTICLE VII
Perpetual Existence

The Corporation is to have perpetual existence.

ARTICLE VIII
Amendments and Repeal

Except as otherwise specifically provided in this Certificate, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate, and to add or insert other provisions authorized at such time by the laws of the State of Delaware, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the rights reserved in this Article VIII.

ARTICLE IX
Compromises and Arrangements

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, which parties are to be summoned in such manner as the court directs.  If a majority in number representing three-fourths (3/4) in value of either the creditors or a class of creditors and/or of the stockholders or a class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

ARTICLE X
Limitation of Liability

1.               The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented from time to time, indemnify and advance expenses to (i) its directors (including observers to the Board of Directors) and officers, and (ii) any person who at the request of the Corporation is or was serving as a director (including observers to the Board of Directors), officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section as amended or supplemented (or any successor thereto), provided, however, that except with respect to proceedings to enforce rights to indemnification, the by-laws of the Corporation may provide that the Corporation shall indemnify any director (including observers to the Board of Directors), officer or such person in connection with a proceeding (or part thereof) initiated by such director (including observers to the Board of Directors), officer or such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.  The Corporation, by action of its Board of Directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the Board of Directors in its sole and absolute discretion.  The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office.  The indemnification provided for herein shall continue as to a person who has ceased to be a director, officer, employee, or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

2.               No director (including observers to the Board of Directors) of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exemption from liability or limitation thereof is not permitted under the DGCL as in effect at the time such liability or limitation thereof is determined.  No amendment, modification or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification or repeal. If the DGCL is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL.

3.               The Corporation hereby renounces, to the fullest extent permitted by Section 122(17) of the DGCL, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any business opportunities that are presented to any of its directors who are not otherwise employed by the Corporation, other than business opportunities that are presented to any director acting solely and specifically in his or her capacity as a director of the Corporation.  No amendment or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any such director for or with respect to any opportunities of which such director become aware prior to such amendment or repeal.

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IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed on behalf of the Corporation on                                           , 2011.

RADIUS HEALTH, INC.

By:
Name: C. Richard Edmund Lyttle
Title: Chief Executive Officer and President

Exhibit B

Form of Stockholders’ Agreement

Execution Copy

AMENDED AND RESTATED
STOCKHOLDERS’ AGREEMENT

THIS AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, dated this 17th day of May, 2011, is entered into by and among (i) Radius Health, Inc., a Delaware corporation (the “Corporation”), (ii) those common stockholders of the Corporation listed on Schedule 1 hereto (hereinafter referred to collectively as the “Common Stockholders”), (iii) those stockholders of the Corporation who hold Series A-1 Convertible Preferred Stock, par value $.01 per share (“Series A-1 Preferred Stock”), listed on Schedule 2 hereto (hereinafter referred to collectively as the “Series A-1 Stockholders”), (iv) those stockholders of the Corporation who hold Series A-2 Convertible Preferred Stock, par value $.01 per share (“Series A-2 Preferred Stock”), listed on Schedule 3 hereto (hereinafter referred to collectively as the “Series A-2 Stockholders”), (v) those stockholders of the Corporation who hold Series A-3 Convertible Preferred Stock, par value $.01 per share (“Series A-3 Preferred Stock”), listed on Schedule 4 hereto (hereinafter referred to collectively as the “Series A-3 Stockholders”), (vi) those stockholders of the Corporation who hold Series A-4 Convertible Preferred Stock, par value $.01 per share (“Series A-4 Preferred Stock”), listed on Schedule 5 hereto (hereinafter referred to collectively as the “Series A-4 Stockholders”), (vii) that certain stockholder of the Corporation who holds Series A-5 Convertible Preferred Stock, par value $.01 per share (“Series A-5 Preferred Stock”), listed on Schedule 6 hereto (hereinafter referred to as the “Series A-5 Stockholder”) and (viii) any person or entity that becomes a party hereto pursuant to Section 17 hereof or otherwise (the “Additional Stockholders”).

WITNESSETH:

WHEREAS, the Corporation and the Series A-1 Stockholders have entered into a Series A-1 Convertible Preferred Stock Purchase Agreement, dated the date hereof (the “Stock Purchase Agreement”), in connection with which the Corporation has agreed to sell shares Series A-1 Preferred Stock, and the Corporation desires to grant to the Series A-1 Stockholders certain registration and other rights with respect to such shares;

WHEREAS, the Corporation and certain of the other parties hereto entered into an Amended and Restated Stockholders’ Agreement, dated December 15, 2006, as amended by Amendment No. 1 to Amended and Restated Stockholders’ Agreement, dated February 22, 2007, Amendment No. 2 to Amended and Restated Stockholders’ Agreement, dated August 17, 2007, and Amendment No. 3 to Amended and Restated Stockholders’ Agreement, dated October 18, 2008 (as so amended, the “Prior Agreement”), which Prior Agreement the requisite persons desire to amend and restate in its entirety as set forth herein; and

WHEREAS, as a condition to Series A-1 Stockholders entering into the Stock Purchase Agreement, the Common Stockholders, Series A-2 Stockholders, Series A-3 Stockholders, Series A-4 Stockholders, Series A-5 Stockholder and Series A-6 Stockholder (as hereinafter defined) have agreed to certain restrictions on their rights to dispose of their shares of Common Stock (as hereinafter defined) and Preferred Stock (as hereinafter defined) as contained in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and undertakings of the Corporation and the Stockholders hereunder and under the Stock Purchase Agreement, the parties hereto do hereby agree as follows:

SECTION 1.  Definitions. As used herein, the following terms shall have the following respective meanings:

Board shall mean the Board of Directors of the Corporation.

BB Bio shall mean BB Biotech Ventures II, L.P. including any successor thereto or any assignee of the interest, in whole or in part, of BB Bio under this Agreement

BB Bio Group shall mean: (i) BB Bio; (ii) BB BIOTECH AG, (iii) any investment fund limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of any general partner of any of the foregoing (a “BB Bio Fund”); (iv) any limited partners or affiliates of BB Bio or any other BB Bio Fund; and (v) any successors or assigns of any of the foregoing.

Brookside shall mean Brookside Capital Partners Fund L.P., a Delaware limited partnership, including any successor thereto or any assignee of the interest, in whole or in part, of Brookside Capital Partners Fund L.P. under this Agreement.

Brookside Group shall mean: (i) Brookside; (ii) any investment fund limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of any general partner of Brookside (a “Brookside Fund”); (iii) any limited partners or affiliates of Brookside or any other Brookside Fund; and (iv) any successors or assigns of any of the foregoing.

Certificate shall mean the Fourth Amended and Restated Certificate of Incorporation of the Corporation and the certificate of incorporation of the Corporation’s successors and assigns, each as amended from time to time.

Commission shall mean the U.S. Securities and Exchange Commission.

Common Stock shall mean the Common Stock, par value $.01 per share, of the Corporation.

Effectiveness Date means, with respect to the Registration Statement required to be filed under Section 3.4(a), the 90th calendar day following the Closing Date; provided, however, that, if the Commission reviews and has written comments to the filed Registration Statement, then the Effectiveness Date shall be the 180th calendar day following the Closing Date; provided further, however, that in the event the Corporation is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date shall be the fifth Trading Day following the date on which the Corporation is so notified if such date precedes the dates required above; provided further, however, that if the Effectiveness Date falls on a Saturday, Sunday or other day on which the Commission is not open for business, then the Effectiveness Date shall be extended to the next day on which the Commission is open for business.

Effectiveness Period shall have the meaning set forth in Section 3.4(a) hereof.

Equity Percentage shall mean, as to any Series A-1 Stockholder or Other Preferred Stockholder, as applicable, that percentage figure which expresses the ratio that (a) the number of shares of issued and outstanding Common Stock then owned by such Series A-1 Stockholder or Other Preferred Stockholder bears to (b) the aggregate number of shares of issued and outstanding Common Stock then owned by all Series A-1 Stockholders and Other Preferred Stockholders. For purposes solely of the computation set forth in clauses (a) and (b) above and the right of oversubscription (as set forth in Section 2.3(d)), all issued and outstanding securities held by the Series A-1 Stockholders and Other Preferred Stockholders that are convertible into or exercisable or exchangeable for shares of Common Stock (including any issued and issuable shares of Preferred Stock) or for any such convertible, exercisable or exchangeable securities, shall be treated as having been so converted, exercised or exchanged at the rate

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or price at which such securities are convertible, exercisable or exchangeable for shares of Common Stock in effect at the time in question (which, for purposes of Section 2.3 of this Agreement, shall be at the time of delivery by the Corporation of the notice of the Offer contemplated by Section 2.3(b)), whether or not such securities are at such time immediately convertible, exercisable or exchangeable.

Event shall have the meaning set forth in Section 3.4(b) hereof.

Event Date shall have the meaning set forth in Section 3.4(b) hereof.

Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

Exchange Act Registration Statement shall have the meaning set forth in Section 2.5 hereof.

Excess Securities shall have the meaning set forth in Section 2.3(d) hereof.

Excess Securities Notice shall have the meaning set forth in Section 2.3(d) hereof.

Excess Securities Period shall have the meaning set forth in Section 2.3(d) hereof.

Excluded Forms shall have the meaning given such term in Section 3.5 hereof.

Excluded Securities shall mean, collectively:

(i)            the Reserved Shares:

(ii)           Common Stock issued or issuable to officers, directors or employees of or consultants or independent contractors to the Corporation, pursuant to any written agreement, plan or arrangement, including pursuant to any options granted under the 2003 Long-Term Incentive Plan, as amended, of the Corporation, to purchase, or rights to subscribe for, such Common Stock, that has been approved in form and in substance by the holders of a majority of the voting power of the Series A-1 Preferred Stock then outstanding, calculated in accordance with Section A.6(a) of Article III of the Certificate, and which, as a condition precedent to the issuance of such shares, provides for the vesting of such shares and subjects such shares to restrictions on Transfers and rights of first offer in favor of the Corporation; provided, however, that the maximum number of shares of Common Stock heretofore or hereafter issuable pursuant to the 2003 Long-Term Incentive Plan, as amended, and all such agreements, plans and arrangements shall not exceed 2,015,666 shares of Common Stock;

(iii)          Common Stock issued as a stock dividend payable in shares of Common Stock, or capital stock of any class issuable upon any subdivision, recombination, split-up or reverse stock split of all the outstanding shares of such class of capital stock of the Corporation;

(iv)          Common Stock or other securities issued or issuable pursuant to the acquisition by the Corporation of any other corporation, partnership, joint venture, trust or other entity by any merger, stock acquisition, reorganization, purchase of substantially all assets or otherwise in which the Corporation, or its stockholders of record immediately prior to the effective date of such transaction, directly or indirectly, own at least a majority of the voting power of the acquired entity or the resulting entity after such transaction, in each case so long as such transaction is approved by the Board of Directors;

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(v)           Common Stock or other securities issued or issuable to banks, lenders or landlords, provided that each such issuance is approved by the Board of Directors, including, but not limited to, warrants to acquire Common Stock held by Silicon Valley Bank (or its affiliates, successors and assignees), warrants to purchase Preferred Stock issued or to be issued to GE Healthcare Financial Services, Inc. (“GEHFS”) and Oxford Finance Corporation (“OFC”) pursuant to a proposed debt financing approved by the Board of Directors (the “GE Financing”), shares of Preferred Stock issued or issuable to GE in connection with the GE Financing or upon exercise by GEHFS or OFC of warrants issued in the GE Financing and shares of common stock issuable upon conversion of any such shares of Preferred Stock issued to GEHFS or OFC pursuant to the GE Financing;

(vi)          Common Stock or other securities issued or issuable to third parties in connection with strategic partnerships or alliances, corporate partnerships, joint ventures or other licensing transactions, provided that each such transaction and related issuance is approved by the Board of Directors, including, but not limited to, (A) any shares of Preferred Stock or Common Stock issued or issuable to Ipsen Pharma SAS (“Ipsen”), pursuant to the terms of that certain License Agreement, as amended and may be amended with the approval of the Board of Directors of the Corporation and in effect from time to time, by and between the Corporation and Ipsen as payment milestones in lieu of cash payments and (B) shares of Series A-5 Stock issued or issuable pursuant to that certain Stock Issuance Agreement as of March 29, 2011 by and between the Corporation and Nordic Bioscience and the letter agreement as of March 29, 2011 by and between the Corporation and Nordic Bioscience, pursuant to which the Corporation will issue shares of the Corporation’s Series A-5 Convertible Preferred Stock, $0.01 par value per share and the issuance of Series A-6 Stock issued or to be issued as dividends on such Series A-5 Stock, and shares of Common Stock issuable upon conversion of any such shares of Series A-5 Stock and Series A-6 Stock;

(vii)         Common Stock or other securities, the issuance of which is approved by the Majority Investors, with such approval expressly waiving the application of the anti-dilution or right of first refusal provisions of the Agreement as a result of such issuance;

(viii)        Preferred Stock or Common Stock issued or issuable pursuant to any warrant outstanding as of the date hereof or any warrant and any shares of Preferred Stock or common stock, or common stock issued upon exercise of any Preferred Stock, issued in connection with the Qualified Financing, including, but not limited to a warrant for shares of Series A-1 Preferred Stock issued or issuable to Leerink Swan, any shares of Preferred Stock or Common Stock upon exercise thereof and any Common Stock issuable upon conversion of such Preferred Stock issued upon exercise thereof; and

(ix)           All shares of Preferred Stock and Common Stock issued pursuant to the Stock Purchase Agreement and related recapitalization, as the same may be amended from time to time by the parties thereto in accordance with its terms, and all shares of Common Stock issued or issuable upon conversion of any such shares of Preferred Stock.

Filing Date means, with respect to the Registration Statement required to be filed under Section 3.4, the 60th calendar day following the date of consummation of the Merger; provided, however, that if the Filing Date falls on a Saturday, Sunday or other day on which the Commission is not open for business, then the Filing Date shall be extended to the next day on which the Commission is open for business.

FINRA shall have the meaning set forth in Section 3.4(b)(viii) hereof.

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Group shall mean: (i) as to any Stockholder that is a corporation or other entity, any and all of the venture capital limited partnerships or corporations now existing or hereafter formed that are affiliated with or under common control with one or more of the controlling stockholders of such Stockholder and any predecessor or successor thereto; (ii) in the case of any member of the HCV Group, any other member of the HCV Group; (iii) in the case of any member of the MPM Group, any other member of the MPM Group; (iv) in the case of any member of the Brookside Group, any other member of the Brookside Group; (v) in the case of any member of the Oxford/Saints Group, any other member of the Oxford/Saints Group; (vi) in the case of any member of the BB Bio, any other member of the BB Bio Group and (vi) in the case of Wellcome, any successor trustee of the Wellcome Trust or additional trustee or trustees of the Wellcome Trust from time to time, or any company whose shares are all held directly or indirectly by the Wellcome Trust, or any nominee or custodian of any such person.

HCV Group shall mean: (i) HCV VII; (ii) any venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of any general partner of HCV VII (an “HCV Fund”); (iii) any limited partners or affiliates of HCV VII or any other HCV Fund; and (iv) any successors or assigns of any of the foregoing.

HCV VII shall mean HealthCare Ventures VII, L.P. a Delaware limited partnership, including any successor thereto or any assignee of the interest, in whole or in part, of HCV VII under this Agreement.

Holder or Holders means the holder or holders, as the case may be, from time to time of Registrable Securities.

Independent Directors shall have the meaning set forth in Section 4.1(b) hereof.

Industry Expert Director shall have the meaning set forth in Section 4.1(b) hereof.

Investor Directors shall have the meaning set forth in Section 4.1(b) hereof.

Investors shall mean each of the persons listed on Schedule 2 hereto, severally, but not jointly and severally.

Issuer Filing shall have the meaning set forth in Section 3.4(g) hereof.

Majority Investors shall mean the holders of a majority of the voting power of the Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock then outstanding, voting together as a single class, calculated in accordance with Section A.6 of Article III of the Certificate (including, in such calculation, any shares issued upon conversion of such Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock then outstanding).

Merger shall have the meaning ascribed thereto in the Stock Purchase Agreement.

MPM shall mean MPM Capital L.P.

MPM Group shall mean (i) MPM BioVentures III, L.P., (ii) MPM BioVentures III QP. L.P., (iii) MPM BioVentures III GmbH & Co. Beteiligungs KG, (iv) MPM BioVentures III Parallel Fund, L.P., (v) MPM Asset Management Investors 2003 VIII LLC, (vi) MPM Bio IV NVS Strategic Fund, L.P., (vii) any other venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with the foregoing or one or more general partners of the foregoing, and (viii) any successors or assigns of the foregoing.

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Notice of Acceptance shall have the meaning set forth in Section 2.3(c) hereof.

Offer shall have the meaning set forth in Section 2.3(b) hereof.

Offered Securities shall mean, except for Excluded Securities, (i) any shares of Common Stock, Preferred Stock or any other equity security of the Corporation, (ii) any debt security, (iii) any capitalized lease with any equity feature with respect to the Corporation, or (iv) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security, debt security or capitalized lease.

Option Shares shall mean the 2003 Plan Option Shares as defined in Section 5.2(a)(i)(3) of the Stock Purchase Agreement.

Other Preferred Stockholder shall mean any holder of shares of Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock or Series A-6 Preferred Stock.

Other Shares shall have the meaning set forth in Section 3.5(e) hereof.

Oxford shall mean Oxford Bioscience Partners IV L.P., until such time as such entity shall have transferred all of its Common Stock and Preferred Stock to OBP IV — Holdings LLC, at which time “Oxford” shall mean OBP IV — Holdings LLC.

Oxford/Saints Group shall mean (i) Oxford Bioscience Partners IV L.P., (ii) mRNA Fund II L.P., (iii) OBP IV — Holdings LLC, (iv) mRNA II — Holdings LLC, (v) Saints Capital VI, L.P., (vi) any other venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with the foregoing or one or more general partners of the foregoing, and (vii) any successors or assigns of the foregoing.

Person (whether or not capitalized) means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, trust, association or entity or government, political subdivision, agency or instrumentality of a government.

Plan of Distribution shall have the meaning set forth in Section 3.4(a) hereof.

Preferred Shares shall mean shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock and shares of the Corporation’s Series A-6 Convertible Preferred Stock, par value $0.01 per share (the “Series A-6 Preferred Stock”, with any holder of Series A-6 Preferred Stock being referred to herein as a “Series A-6 Stockholder”).

Preferred Stock shall mean the Preferred Stock, par value $.01 per share, of the Corporation.

Preferred Stockholders shall mean, collectively, all holders of shares of Preferred Stock of the Corporation.

Prospectus means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of

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any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Qualified Public Offering shall have the same meaning as that set forth in the Certificate.

Refused Securities shall have the meaning set forth in Section 2.3(f) hereof.

Registrable Securities shall mean all of the Preferred Shares, the Common Stock issued or issuable upon the conversion of the Preferred Shares, all shares of Common Stock issued or issuable in respect thereof by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences, and any other shares of Common Stock or other securities of the Corporation which may be issued hereafter to any of the Investors or any member of their Group which are convertible into or exercisable for shares of Common Stock (including, without limitation, other classes or series of convertible Preferred Stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which have not been sold (a) in connection with an effective registration statement filed pursuant to the Securities Act or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

Registrable Shares shall mean the shares of Common Stock issued or issuable upon the conversion or exchange of the Registrable Securities or otherwise constituting a portion of the Registrable Securities.

Registration Statement means any registration statement required to be filed by the Corporation under Section 3.4 and any additional registration statement contemplated by Section 3.4(b)(iii), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Reserved Shares shall mean the shares of Common Stock issued or issuable by the Corporation upon the conversion of the Preferred Shares.

Restricted Stock shall mean all shares of capital stock of the Corporation, excluding the Series A-1 Registrable Securities, Series A-2 Registrable Securities and Series A-3 Registrable Securities, including (i) all shares of Common Stock, (ii) all shares of Series A-4 Preferred Stock, (iii) all shares of Series A-5 Preferred Stock, (iv) all shares of Series A-6 Preferred Stock, (v) all additional shares of capital stock of the Corporation hereafter issued and outstanding, (vi) all shares of capital stock of the Corporation into which such shares may be converted or for which they may be exchanged or exercised and (vii) all other shares of capital stock issued or issuable by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences on such shares.

Rule 415 means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

Rule 424 means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

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Securities Act shall mean the Securities Act of 1933, as amended.

Selling Stockholder Questionnaire shall have the meaning set forth in Section 3.4(a) hereof.

Sell shall mean as to any Restricted Stock, to sell, or in any other way directly or indirectly, transfer, assign, distribute, encumber or otherwise dispose of either voluntarily or involuntarily; provided, however, that the term “Sell” shall not include the transfer, by gift or otherwise without consideration, of any Restricted Stock (a) by a Common Stockholder, Series A-4 Stockholder, Series A-5 Stockholder or Series A-6 Stockholder to any or all members of a class of persons consisting of his or her spouse, other members of his or her immediate family and/or his, her or their descendants, or to a trust of which all of the beneficiaries are members of such class, or (b) by a Common Stockholder, Series A-4 Stockholder, Series A-5 Stockholder or Series A-6 Stockholder that is a trust, employee benefit plan or individual retirement account, to the beneficiary or beneficiaries of such trust, employee benefit plan or individual retirement account, as applicable (each, a “Related Transferee”); provided, that any such transfer to a Related Transferee shall be permitted only on, and subject to, the express conditions that:

(i)            such Related Transferee shall be deemed to be a Common Stockholder, Series A-4 Stockholder, Series A-5 Stockholder or Series A-6 Stockholder, as applicable, hereunder and shall hold the Restricted Stock subject to the provisions of this Agreement; and

(ii)           such Related Transferee executes all documents necessary or desirable, in the reasonable judgment of the Corporation and the Investors, to become a party to, and be bound by the terms of this Agreement, including but not limited to an Instrument of Adherence pursuant to Section 17 hereof.

Series A-1 Directors shall have the meaning set forth in Section 4.1(b) hereof.

Series A-1 Preferred Stock shall have the meaning set forth in the second paragraph of this Agreement.

Series A-2 Preferred Stock shall have the meaning set forth in the first paragraph of this Agreement.

Series A-3 Preferred Stock shall have the meaning set forth in the first paragraph of this Agreement.

Series A-4 Preferred Stock shall have the meaning set forth in the first paragraph of this Agreement.

Series A-5 Preferred Stock shall have the meaning set forth in the first paragraph of this Agreement.

Series A-6 Preferred Stock shall have the meaning set forth in the definition of “Preferred Shares” above.

Series A-1 Registrable Shares shall mean the shares of Common Stock issued or issuable upon the conversion or exchange of the Series A-1 Registrable Securities or otherwise constituting a portion of the Series A-1 Registrable Securities.

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Series A-1 Registrable Securities shall mean any of the Series A-1 Preferred Stock, the Common Stock issued or issuable upon the conversion of the Series A-1 Preferred Stock, all shares of Common Stock issued or issuable in respect thereof by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences, and any other shares of Common Stock or other securities of the Corporation which may be issued hereafter to any of the Series A-1 Stockholders or any member of their Group which are convertible into or exercisable for shares of Common Stock (including, without limitation, other classes or series of convertible Preferred Stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which have not been sold (a) in connection with an effective registration statement tiled pursuant to the Securities Act or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

Series A-2 Registrable Shares shall mean the shares of Common Stock issued or issuable upon the conversion or exchange of the Series A-2 Registrable Securities or otherwise constituting a portion of the Series A-2 Registrable Securities.

Series A-2 Registrable Securities shall mean any of the Series A-2 Preferred Stock, the Common Stock issued or issuable upon the conversion of the Series A-2 Preferred Stock, all shares of Common Stock issued or issuable in respect thereof by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences, and any other shares of Common Stock or other securities of the Corporation which may be issued hereafter to any of the Investors or any member of their Group which are convertible into or exercisable for shares of Common Stock (including, without limitation, other classes or series of convertible Preferred Stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which have not been sold (a) in connection with an effective registration statement tiled pursuant to the Securities Act or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

Series A-3 Registrable Shares shall mean the shares of Common Stock issued or issuable upon the conversion or exchange of the Series A-3 Registrable Securities or otherwise constituting a portion of the Series A-3 Registrable Securities.

Series A-3 Registrable Securities shall mean any of the Series A-3 Preferred Stock, the Common Stock issued or issuable upon the conversion of the Series A-3 Preferred Stock, all shares of Common Stock issued or issuable in respect thereof by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences, and any other shares of Common Stock or other securities of the Corporation which may be issued hereafter to any of the Investors or any member of their Group which are convertible into or exercisable for shares of Common Stock (including, without limitation, other classes or series of convertible Preferred Stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which have not been sold (a) in connection with an effective registration statement tiled pursuant to the Securities Act or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

Series A-1 Stockholder shall have the meaning set forth in the second paragraph of this Agreement.

Series A-2 Stockholders shall have the meaning set forth in the first paragraph of this Agreement.

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Series A-3 Stockholders shall have the meaning set forth in the first paragraph of this Agreement.

Series A-4 Stockholder shall have the meaning set forth in the first paragraph of this Agreement.

Series A-5 Stockholder shall have the meaning set forth in the first paragraph of this Agreement.

Series A-6 Stockholder shall have the meaning set forth in the definition of “Preferred Shares” above.

Specified Preferred Director shall have the meaning set forth in Section 4.1(b) hereof.

Specified Preferred Holder shall mean each of Oxford, Wellcome and HCV VII.

Stock Purchase Agreement shall mean the Series A-1 Convertible Preferred Stock Purchase Agreement, dated as of the date hereof, among the Corporation and the Investors listed on Schedule I thereto.

Stockholders shall mean all holders of capital stock of the Corporation.

Trading Day shall have the meaning set forth in Section 3.4(a) hereof.

30-Day Period shall have the meaning set forth in Section 2.3(b) hereof.

Transfer shall include any disposition of any Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

Wellcome shall mean The Wellcome Trust Limited, as trustee of the Wellcome Trust.

SECTION 2.  Certain Covenants of the Corporation.

2.1           Meetings of the Board of Directors.  The Corporation shall call, and use its best efforts to have, regular meetings of the Board not less often than quarterly. The Corporation shall promptly pay all reasonable and appropriately documented travel expenses and other out-of-pocket expenses incurred by directors who are not employed by the Corporation in connection with attendance at meetings to transact the business of the Corporation or attendance at meetings of the Board or any committee thereof.

2.2           Reservation of Shares of Common Stock and Preferred Stock, Etc.  The Corporation shall at all times have authorized and reserved out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the conversion of the Preferred Shares. Neither the issuance of the Preferred Shares nor the shares of Common Stock issuable upon the conversion of the Preferred Shares shall be subject to a preemptive right of any other Stockholder.

2.3           Right of First Refusal.

(a)           The Corporation shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Offered Securities, unless in each

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case the Corporation shall have first offered to sell to the Series A-1 Stockholders, Series A-2 Stockholders and the Series A-3 Stockholders (collectively, the “ROFR Stockholders”) all of such Offered Securities on the terms set forth herein. Each ROFR Stockholder shall be entitled to purchase up to its Equity Percentage of the Offered Securities. Each ROFR Stockholder may delegate its rights and obligations with respect to such Offer to one or more members of its Group, which members shall thereafter be deemed to be “ROFR Stockholders” for the purpose of applying this Section 2.3 to such Offer.

(b)           The Corporation shall deliver to each ROFR Stockholder written notice of the offer to sell the Offered Securities, specifying the price and terms and conditions of the offer (the “Offer”). The Offer by its terms shall remain open and irrevocable for a period of 30 days from the date of its delivery to such ROFR Stockholders (the “30-Day Period”), subject to extension to include the Excess Securities Period (as such term is hereinafter defined).

(c)           Each ROFR Stockholder shall evidence its intention to accept the Offer by delivering a written notice signed by such ROFR Stockholder, as applicable, setting forth the number of shares that such ROFR Stockholder elects to purchase (the “Notice of Acceptance”). The Notice of Acceptance must be delivered to the Corporation prior to the end of the 30-Day Period. The failure by a ROFR Stockholder to exercise its rights hereunder shall not constitute a waiver of any other rights or of the right to receive notice of and participate in any subsequent Offer.

(d)           If any ROFR Stockholder fails to exercise its right hereunder to purchase its Equity Percentage of the Offered Securities, the Corporation shall so notify the other ROFR Stockholders in a written notice (the “Excess Securities Notice”). The Excess Securities Notice shall be given by the Corporation promptly after it learns of the intention of any ROFR Stockholder not to purchase all of its Equity Percentage of the Offered Securities, but in no event later than ten (10) business days after the expiration of the 30-Day Period. The ROFR who or which have agreed to purchase their Equity Percentage of the Offered Securities shall have the right to purchase the portion not purchased by such ROFR Stockholders (the “Excess Securities”), on a pro rata basis, by giving notice within ten (10) business days after receipt of the Excess Securities Notice from the Corporation. The twenty (20) business day period during which (i) the Corporation must give the Excess Securities Notice to the applicable ROFR Stockholders, and (ii) each of them must then give the Corporation notice of their intention to purchase all or any portion of their pro rata share of the its Excess Securities, is hereinafter referred to as the “Excess Securities Period.”

(e)           If the ROFR Stockholders tender their Notice of Acceptance prior to the end of the 30-Day Period, indicating their intention to purchase all of the Offered Securities, or, if prior to the termination of the Excess Securities Period the ROFR Stockholders tender Excess Securities Notices to purchase all of the Excess Securities, the Corporation shall schedule a closing of the sale of all such Offered Securities. Upon the closing of the sale of the Offered Securities to be purchased by the ROFR Stockholders and the Excess Securities to be purchased by ROFR Stockholders, each ROFR Stockholder shall (i) purchase from the Corporation that portion of the Offered Securities and Excess Securities, as applicable, for which it tendered a Notice of Acceptance and an Excess Securities Notice, as applicable, upon the terms specified in the Offer, and (ii) execute and deliver an agreement further restricting transfer of such Offered Securities substantially as set forth in Section 3.1, 3.2 and 3.3 of this Agreement. In addition, with respect to the Offered Securities and Excess Securities being purchased by the ROFR Stockholders, the Corporation shall provide each such ROFR Stockholder with the rights and benefits set forth in this Agreement. The obligation of the ROFR Stockholders to purchase such Offered Securities and Excess Securities, as applicable, is further conditioned upon the preparation of a purchase agreement embodying the terms of the Offer, which shall be reasonably satisfactory in form and substance to such ROFR Stockholder and each of their respective counsels.

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(f)            The Corporation shall have ninety (90) days from the expiration of the 30-Day Period, or the Excess Securities Period, if applicable, to sell the Offered Securities (including the Excess Securities) refused by the ROFR Stockholders (the “Refused Securities”) to any other person or persons, but only upon terms and conditions which are in all material respects (including, without limitation, price and interest rate) no more favorable to such other person or persons, and no less favorable to the Corporation, than those set forth in the Offer. Upon and subject to the closing of the sale of all of the Refused Securities (which shall include full payment to the Corporation), each ROFR Stockholder shall (i) purchase from the Corporation those Offered Securities and Excess Securities, as applicable, for which it tendered a Notice of Acceptance and an Excess Securities Notice, if applicable, upon the terms specified in the Offer, and (ii) execute and deliver an agreement restricting transfer of such Offered Securities and Excess Securities, as applicable, substantially as set forth in Sections 3.1, 3.2 and 3.3 of this Agreement. In addition, with respect to the Offered Securities or Excess Securities being purchased by the ROFR Stockholders, the Corporation shall provide each such ROFR Stockholder with the rights and benefits set forth in this Agreement. The Corporation agrees, as a condition precedent to accepting payment for and making delivery of any Refused Securities to any executive officer, employee, consultant or independent contractor of or to the Corporation, or to any other person, to have each and every such person execute and deliver this Agreement, as may be modified or amended from time to time pursuant to Section 11 hereof, to the extent such purchaser has not already executed this Agreement. The obligation of the ROFR Stockholders to purchase such Offered Securities and Excess Securities, as applicable, is further conditioned upon the preparation of a purchase agreement embodying the terms of the Offer, which shall be reasonably satisfactory in form and substance to such ROFR Stockholder and each of their respective counsels.

(g)           In each case, any Offered Securities not purchased either by the ROFR Stockholders or by any other person in accordance with this Section 2.3 may not be sold or otherwise disposed of until they are again offered to the ROFR Stockholders under the procedures specified in Paragraphs (a), (b), (c), (d), (e) and (f) hereof.

(h)           Each ROFR Stockholder may, by prior written consent, waive its rights under this Section 2.3. Such a waiver shall be deemed a limited waiver and shall only apply to the extent specifically set forth in the written consent of such ROFRR Stockholder.

(i)            This Section 2.3 and the rights and obligations of the parties hereunder shall automatically terminate on the consummation of a Qualified Public Offering.

2.4           Filing of Reports Under the Exchange Act.

(a)           The Corporation shall give prompt notice to the holders of Preferred Stock of (i) the filing of any registration statement (an “Exchange Act Registration Statement”) pursuant to the Exchange Act, relating to any class of equity securities of the Corporation, (ii) the effectiveness of such Exchange Act Registration Statement, and (iii) the number of shares of such class of equity securities outstanding, as reported in such Exchange Act Registration Statement, in order to enable the Stockholders to comply with any reporting requirements under the Exchange Act or the Securities Act. Upon the written request of the Majority Investors, the Corporation shall, at any time after the Corporation has already registered shares of Common Stock under the Securities Act file an Exchange Act Registration Statement relating to any class of equity securities of the Corporation or issuable upon conversion or exercise of any class of debt or equity securities or warrants or options of the Corporation then held by the Series A-1 Stockholders, whether or not the class of equity securities with respect to which such request is made shall be held by the number of persons which would require the filing of a registration statement under Section 12(g)(I) of the Exchange Act.

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(b)           If the Corporation shall have filed an Exchange Act Registration Statement or a registration statement (including an offering circular under Regulation A promulgated under the Securities Act) pursuant to the requirements of the Securities Act, which shall have become effective (and in any event, at all times following the initial public offering of any of the securities of the Corporation), then the Corporation shall comply with all other reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any of the Restricted Stock by any holder of Restricted Stock or the sale of any of the Series A-1 Stock by any holder of Series A-1 Stock (including any such exemption pursuant to Rule 144 or Rule 144A thereof, as amended from time to time, or any successor rule thereto or otherwise). The Corporation shall cooperate with each holder of Registrable Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act (under Rule 144 or Rule 144A thereunder or otherwise) for the sale of any Registrable Securities.

2.5           Directors’ & Officers’ Insurance.  The Corporation shall continue to maintain a directors’ and officers’ liability insurance policy covering all directors, observers and executive officers of the Corporation.

2.6           Properties and Business Insurance.  The Corporation shall continue to maintain from responsible and reputable insurance companies or associations valid policies of insurance against such casualties, contingencies and other risks and hazards and of such types and in such amounts as is customary for similarly situated businesses.

2.7           Preservation of Corporate Existence.  The Corporation shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which (i) such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties or (ii) the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Corporation.

2.8           Compliance with Laws.  The Corporation shall comply with all applicable laws, rules, regulations, requirements and orders of the United States or any applicable foreign jurisdiction in the conduct of its business including, without limitation, all labor, employment, wage and hour, health and safety, environmental, health insurance, health information security, privacy, data protection and data transfer laws, and shall adopt and monitor policies and procedures designed to comply with all such applicable laws, rules, regulations and orders, except where noncompliance would not have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Corporation.

2.9           Payment of Taxes.  The Corporation will pay and discharge all lawful Taxes (as defined below) before such Taxes shall become in default and all lawful claims for labor, materials and supplies which, if not paid when due, might become a lien or charge upon its property or any part thereof; provided, however, that the Corporation shall not be required to pay and discharge any such Tax, assessment, charge, levy or claim so long as the validity thereof is being contested by or for the Corporation in good faith by appropriate proceedings and an adequate reserve therefore has been established on its books. The term “Tax” (and, with correlative meaning, “Taxes”) means all United States federal, state and local, and all foreign, income, profits, franchise, gross receipts, payroll, transfer, sales, employment, use, property, excise, value added, ad valorem, estimated, stamp, alternative or add-on minimum, recapture, environmental, withholding and any other taxes, charges, duties, impositions or

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assessments, together with all interest, penalties, and additions imposed on or with respect to such amounts, or levied, assessed or imposed against the Corporation.

2.10         Management Compensation.  The Board of Directors (upon the recommendation of the Compensation Committee or otherwise) shall determine the compensation to be paid by the Corporation to its management. Any grants of capital stock or options to employees, officers, directors or consultants of the Corporation and its Subsidiaries shall be made pursuant to the Plan.

2.11         No Further Pay-to-Play Provisions.  The Corporation hereby covenants and agrees that at no time after the date of this Agreement, without the prior written consent of each of Wellcome, one member of the HCV Group, one member of the MPM Group, one member of the Brookside Group, one member of the BB Bio Group, and one member of the Oxford/Saints Group, shall it enter into any agreement or amend the Certificate to implement terms that would automatically convert Preferred Shares into shares of Common Stock, or impose any other penalty on the holder of Preferred Shares, solely because the holders of such Preferred Shares fail to participate at any level in a transaction pursuant to which the Corporation raises funds through the issuance of debt or equity securities (other than any Closing contemplated by the Stock Purchase Agreement).

2.12         Confidentiality, Assignment of Inventions and Non-Competition Agreements for Key Employees.  The Corporation shall cause each person who becomes an employee of or a consultant to the Corporation subsequent to the date hereof, and who shall have or be proposed to have access to confidential or proprietary information of the Corporation, to execute a confidentiality, assignment of inventions, and non-competition agreement in form and substance attached hereto as Exhibit A or otherwise approved by the Board prior to the commencement of such person’s employment by the Corporation in such capacity.

2.13         Duration of Section.  Sections 2.5 through 2.12 and the rights and obligations of the parties hereunder shall automatically terminate on the earlier of (i) the consummation of an Event of Sale (as defined in the Certificate) or (ii) the automatic conversion of all of the Preferred Stock of the Corporation pursuant to the terms and conditions of the Certificate upon  the listing, or the admitting for trading, of the Common Stock on a national securities exchange.

SECTION 3.  Transfer of Securities.

3.1           Restriction on Transfer.  The Series A-1 Preferred Stock, Series A-2 Preferred Stock, the Series A-3 Preferred Stock and the Restricted Stock shall not be transferable, except upon the conditions specified in this Section 3, which conditions are intended solely to ensure compliance with the provisions of the Securities Act in respect of the Transfer thereof.  In addition, no Series A-1 Preferred Stock, Series A-2 Preferred Stock, the Series A-3 Preferred Stock or Restricted Stock shall be transferred unless, as conditions precedent to such transfer, the transferee thereof agrees in writing to be bound by the obligations of the transferring Stockholder hereunder.

3.2           Restrictive Legend.  Each certificate evidencing any Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock and Restricted Stock and each certificate evidencing any such securities issued to subsequent transferees of any Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock and Restricted Stock shall (unless otherwise permitted by the provisions of Section 3.3 or 3.10 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAW.

3.3           Notice of Transfer.  By acceptance of any Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock, the holder thereof agrees to give prior written notice to the Corporation of such holder’s intention to effect any Transfer and to comply in all other respects with the provisions of this Section 3.3. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by: (a) the written opinion of counsel for the holder of such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock, or, at such holder’s option, a representation letter of such holder, addressed to the Corporation (which opinion and counsel, or representation letter, as the case may be, shall be reasonably acceptable to the Corporation), as to whether, in the case of a written opinion, in the opinion of such counsel such proposed Transfer involves a transaction requiring registration of such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock under the Securities Act and applicable state securities laws or an exemption thereunder is available, or, in the case of a representation letter, such letter sets forth a factual basis for concluding that such proposed transfer involves a transaction requiring registration of such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock under the Securities Act and applicable state securities laws or that an exemption thereunder is available, or (b) if such registration is required and if the provisions of Section 3.4 hereof are applicable, a written request addressed to the Corporation by the holder of such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock, describing in detail the proposed method of disposition and requesting the Corporation to effect the registration of such Registrable Shares pursuant to the terms and provisions of Section 3.4 hereof; provided, however, that (y) in the case of a Transfer by a holder to a member of such holder’s Group, no such opinion of counsel or representation letter of the holder shall be necessary, provided that the transferee agrees in writing to be subject to Sections 3.1, 3.2, 3.3, 3.10 hereof to the same extent as if such transferee were originally a signatory to this Agreement, and (z) in the case of any holder of Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock that is a partnership, no such opinion of counsel or representation letter of the holder shall be necessary for a Transfer by such holder to a partner of such holder, or a retired partner of such holder who retires after the date hereof, or the estate of any such partner or retired partner if, with respect to such Transfer by a partnership, (i) such Transfer is made in accordance with the partnership agreement of such partnership, and (ii) the transferee agrees in writing to be subject to the terms of Sections 3.1, 3.2, 3.3, 3.10 hereof to the same extent as if such transferee were originally a signatory to this Agreement. If in an opinion of counsel or as reasonably concluded from the facts set forth in the representation letter of the holder (which opinion and counsel or representation letter, as the case may be, shall be reasonably acceptable to the Corporation), the proposed Transfer may be effected without registration under the Securities Act and any applicable state securities laws or “blue sky” laws, then the holder of Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock shall thereupon be entitled to effect such Transfer in accordance with the terms of the notice delivered by it to the Corporation. Each certificate or other instrument evidencing the securities issued upon such Transfer (and each certificate or other instrument evidencing any such securities not Transferred) shall bear the legend set forth in Section 3.2 hereof unless: (a) in such opinion of such counsel or as can be concluded from the representation letter of such holder (which opinion and counsel or representation letter shall be reasonably acceptable to the

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Corporation) the registration of future Transfers is not required by the applicable provisions of the Securities Act and state securities laws, or (b) the Corporation shall have waived the requirement of such legend; provided, however, that such legend shall not be required on any certificate or other instrument evidencing the securities issued upon such Transfer in the event such transfer shall be made in compliance with the requirements of Rule 144 (as amended from time to time or any similar or successor rule) promulgated under the Securities Act. The holder of Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock shall not effect any Transfer until such opinion of counsel or representation letter of such holder has been given to and accepted by the Corporation (unless waived by the Corporation) or, if applicable, until registration of the Registrable Shares involved in the above-mentioned request has become effective under the Securities Act. In the event that an opinion of counsel is required by the registrar or transfer agent of the Corporation to effect a transfer of Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock in the future, the Corporation shall seek and obtain such opinion from its counsel, and the holder of such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock shall provide such reasonable assistance as is requested by the Corporation (other than the furnishing of an opinion of counsel) to satisfy the requirements of the registrar or transfer agent to effectuate such transfer.  Notwithstanding anything to the contrary herein, the provisions of this Section 3.3 and of Sections 3.1 and 3.2 shall not apply, and shall be deemed of no force or effect, with respect to shares of capital stock of the Corporation that are subject to a re-sale registration statement under the Securities Act, provided that such registration statement has been declared, and continues to remain, effective by the Commission.

3.4           Registration Rights.

(a)           Shelf Registration.

(i)            On or prior to the Filing Date, the Corporation shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Shares for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-1 or another appropriate form in accordance herewith and shall contain (unless otherwise directed by Holders of at least 85% of the then outstanding Registrable Shares) substantially the “Plan of Distribution” attached hereto as Annex A. Subject to the terms of this Agreement, the Corporation shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event on or prior to the Effectiveness Date, and shall use its reasonable best efforts to keep the Registration Statement continuously effective (whether on Form S-1 or amended to Form S-3 or another appropriate form in accordance herewith) under the Securities Act until all Registrable Shares have been sold, or may be sold without volume restrictions pursuant to Rule 144, as determined by the counsel to the Corporation pursuant to a written opinion letter to such effect, addressed and acceptable to the transfer agent of the Corporation and the affected Holders (the “Effectiveness Period”). The Corporation shall telephonically request effectiveness of the Registration Statement as of 5:00 p.m. New York City time on a day during which the public markets are open for trading stocks (a “Trading Day”). The Corporation shall immediately notify the Holders via facsimile or by e-mail delivery of a “.pdf” format data file of the effectiveness of the Registration Statement on the same Trading Day that the Corporation telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of the Registration Statement. The Corporation shall, by 9:30 a.m. New York City time on the Trading Day after the Effective Date, file a final Prospectus with the Commission as required by Rule 424. Failure to so notify the Holder within 1 Trading Day of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 3.4(b).

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(ii)           If: (A) the Registration Statement is not filed on or prior to the Filing Date or has not been declared effective by the Commission by the Effectiveness Date, or (B) the Corporation fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within 5 Trading Days of the date that the Corporation is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed” or not be subject to further review, or (C) prior to the Effectiveness Date of a Registration Statement, the Corporation fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 14 calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or (D) after the Effectiveness Date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than 20 consecutive calendar days or more than an aggregate of 40 calendar days during any 12-month period (which need not be consecutive calendar days) (any such failure or breach being referred to as an “Event”, and for purposes of clause (A) the date on which such Event occurs, or for purposes of clause (B) the date on which such 5 Trading Day period is exceeded, or for purposes of clause (C) the date which such 14 calendar day period is exceeded, or for purposes of clause (D) the date on which such 20 or 40 calendar day period, as applicable, is exceeded being referred to as an “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Corporation shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by such Holder pursuant to the Stock Purchase Agreement for any Registrable Securities then held by such Holder.  The parties agree that the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be sixteen percent (16%) of the aggregate Purchase Price (as defined in the Stock Purchase Agreement) paid by such Holder pursuant to the Stock Purchase Agreement.  If the Corporation fails to pay any partial liquidated damages pursuant to this Section 3.4(b) in full within seven days after the date payable, the Corporation will pay interest thereon at a rate of ten percent (10%) per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

(iii)          In the event that the Corporation is unable for any reason to include in the Registration Statement required to be filed under Section 3.4(a)(i) all of the Registrable Securities, then the Corporation shall use its reasonable best efforts to file and cause to be declared effective additional Registration Statements, in order to uphold its obligations under Section 3.4(a)(i), as promptly as practicable. If not all Registrable Securities may be included in any one Registration Statement, then the Registrable Securities to be included shall be allocated among Holders of such Registrable Securities on a pro rata basis based on the total number of Registrable Securities held by all Holders that have not been included in a Registration Statement.

(b)           Registration Procedures. In connection with the Corporation’s registration obligations hereunder, the Corporation shall:

(i)            Not less than seven Trading Days prior to the filing of any Registration Statement and not less than two Trading Days prior to the filing of any related Prospectus or any amendment or supplement thereto, (A) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (B) cause its officers and directors, counsel and

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independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act; and not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of 67% of the Registrable Securities shall reasonably object in good faith, provided that the Corporation is notified of such objection in writing no later than 5 Trading Days after the Holders have been so furnished copies of a Registration Statement or 1 Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Corporation a completed questionnaire in the form attached to this Agreement as Annex B or other form reasonably acceptable to the Corporation (a “Selling Stockholder Questionnaire”) not less than 2 Trading Days prior to the Filing Date or by the end of the 4th Trading Day following the date on which such Holder receives draft materials in accordance with this Section. During any periods that the Corporation is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities because the Holders of 67% of the Registrable Securities exercise their rights under this section to object to the filing of a Registration Statement, any liquidated damages that are accruing, at such time shall be tolled and any Event that may otherwise occur because of the exercise of such rights or such delay shall be suspended, until the Holders of 67% of the Registrable Securities no longer object to the filing of such Registration Statement (provided that such tolling shall only occur if the Corporation uses commercially reasonable efforts to resolve such objection). If any Holder fails to furnish its Selling Stockholder Questionnaire related to a particular Registration Statement not less than 2 Trading Days prior to the Filing Date or by the end of the 4th Trading Day following the date on which such Holder receives draft materials in accordance with this Section, any liquidated damages that are accruing, as well as any other rights of such Holder under this Agreement with regard to such Registration Statement, including without limitation, the right to include such Holder’s Registrable Securities in such Registration Statement, shall be tolled as to such Holder until such information is received by the Corporation; provided, however, that the Corporation shall use commercially reasonable efforts to include such Registrable Securities in such Registration Statement or the next most available Registration Statement as soon as possible after such information is furnished to the Corporation.

(ii)           (A) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (B) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424; (C) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that the Corporation may excise any information contained therein which would constitute material non-public information as to any Holder which has not executed a confidentiality agreement with the Corporation); and (D) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(iii)          If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement, file as soon as reasonably practicable an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities.

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(iv)          Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (C) through (F) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (A)(1) below, not less than 1 Trading Day prior to such filing, in the case of (C) and (D) below, not more than 1 Trading Day after such issuance or receipt and, in the case of (E) below, not less than 3 Trading Days prior to the financial statements in any Registration Statement becoming ineligible for inclusion therein) and (if requested by any such Person) confirm such notice in writing no later than 1 Trading Day following the day (A)(1) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (2) when the Commission notifies the Corporation whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Corporation shall provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as a selling stockholder or to the Plan of Distribution, but not information which the Corporation believes would constitute material and non-public information); and (3) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (C) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (D) of the receipt by the Corporation of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (E) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (F) the occurrence or existence of any pending corporate development with respect to the Corporation that the Corporation believes may be material and that, in the good faith determination of the Corporation, based on the advice of counsel, makes it not in the best interest of the Corporation to allow continued availability of a Registration Statement or Prospectus, provided that any and all of such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; provided, further, that notwithstanding each Holder’s agreement to keep such information confidential, the Holders make no acknowledgement that any such information is material, non-public information.

(v)           Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (A) any order suspending the effectiveness of a Registration Statement, or (B) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(vi)          If requested by a Holder, furnish to such Holder, without charge (A) at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission, and (B) during the Effectiveness Period, as many copies of the Prospectus included in the Registration Statement and any amendment or supplement thereto as such

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Holder may reasonably request; provided, however, that the Corporation shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(vii)         Subject to the terms of this Agreement, consent to the use of each Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3.4(b)(iv).

(viii)        Effect a filing with respect to the public offering contemplated by the Registration Statement (an “Issuer Filing”) with the Financial Industry Regulatory Authority (“FINRA”) Corporate Financing Department pursuant to FINRA Rule 5110 within 1 Trading Day of the date that the Registration Statement is first filed with the Commission and pay the filing fee required by such Issuer Filing; and use commercially reasonable efforts to pursue the Issuer Filing until FINRA issues a letter confirming that it does not object to the terms of the offering contemplated by the Registration Statement.

(ix)           Prior to any resale of Registrable Securities by a Holder, use its reasonable best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or blue sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, that the Corporation shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Corporation to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(x)            If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Stock Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request. In connection therewith, if required by the Corporation’s transfer agent, the Corporation shall promptly after the effectiveness of a Registration Statement cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with the transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the Registration Statement.

(xi)           Upon the occurrence of any event contemplated by this Section 3.4(b), as promptly as reasonably possible under the circumstances taking into account the Corporation’s good faith assessment of any adverse consequences to the Corporation and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Corporation notifies and instructs the Holders in accordance with clauses (iii) through (vi) of Section 3.4(b)(iv) above to suspend the use of any Prospectus until the requisite changes to such

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Prospectus have been made, then the Holders shall suspend use of such Prospectus; use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable; and be entitled to exercise its right under this Section 3.4(b)(xi) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages pursuant to Section 3.4(a)(ii), for a period not to exceed 40 calendar days (which need not be consecutive days) in any 12 month period.

(xii)          Comply with all applicable rules and regulations of the Commission.

(c)           The Corporation may require each selling Holder to furnish to the Corporation a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and any affiliate thereof and as to any FINRA affiliations and, if required by the Commission, of any natural persons that have voting and dispositive control over the Registrable Securities. During any periods that the Corporation is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within 3 Trading Days of the Corporation’s request, any liquidated damages that are accruing at such time as to such Holder only, as well as any other rights of such Holder under this Agreement, including without limitation, the right to include such Holder’s Registrable Securities in a Registration Statement shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Corporation; provided, however, that the Corporation shall use commercially reasonable efforts to include such Registrable Securities in such Registration Statement or the next most available Registration Statement as soon as possible after such information is furnished to the Corporation.

3.5           Piggyback Registration.

(a)           Each time that the Corporation proposes for any reason to register any of its securities under the Securities Act, other than pursuant to a registration statement on Form S-4, Form S-8 or Form S-1 or similar or successor forms, but in regard to Form S-1 only in connection with the initial public offering of the Corporation’s Common Stock (collectively, “Excluded Forms”), the Corporation shall promptly give written notice of such proposed registration to all holders of Registrable Securities, which notice shall also constitute an offer to such holders to request inclusion of any Registrable Shares in the proposed registration.

(b)           Each holder of Registrable Securities shall have 30 days from the receipt of such notice to deliver to the Corporation a written request specifying the number of Registrable Shares such holder intends to sell and the holder’s intended method of disposition.

(c)           In the event that the proposed registration by the Corporation is, in whole or in part, an underwritten public offering of securities of the Corporation, any request under Section 3.5(b) may specify that the Registrable Shares be included in the underwriting (i) on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration, or (ii) on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances in the event that no shares of Common Stock other than Registrable Shares are being sold through underwriters under such registration.

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(d)           Upon receipt of a written request pursuant to Section 3.5(b), the Corporation shall promptly use its best efforts to cause all such Registrable Shares to be registered under the Securities Act, to the extent required to permit sale or disposition as set forth in the written request.

(e)           Notwithstanding the foregoing, if the managing underwriter of any such proposed registration determines and advises in writing that the inclusion of all Registrable Shares proposed to be included in the underwritten public offering, together with any other issued and outstanding shares of Common Stock proposed to be included therein by holders other than the holders of Registrable Securities (such other shares hereinafter collectively referred to as the “Other Shares”) would interfere with the successful marketing of the Corporation’s securities, then the total number of such securities proposed to be included in such underwritten public offering shall be reduced, (i) first by the shares requested to be included in such registration by the holders of Other Shares, (ii) second, if necessary by all Registrable Securities which are not Series A-2 Registrable Securities, Series A-3 Registrable Securities or Series A-1 Registrable Securities, and (iii) third, if necessary, (A) one-half (1/2) by the securities proposed to be issued by the Corporation, and (B) one-half (1/2) by the holders of Series A-2 Registrable Shares, Series A-3 Registrable Shares and/or Series A-1 Registrable Shares proposed to be included in such registration by the holders thereof, on a pro rata basis calculated based upon the number of Registrable Shares, Series A-2 Registrable Shares, Series A-3 Registrable Shares or Series A-1 Registrable Shares sought to be registered by each such holder; provided, that the aggregate number of securities proposed to be included in such registration by the holders of Series A-2 Registrable Shares, Series A-3 Registrable Shares and/or Series A-1 Registrable Shares shall only be reduced hereunder if and to the extent that such securities exceed twenty-five percent (25%) of the aggregate number of securities included in such registration. The shares of Common Stock that are excluded from the underwritten public offering pursuant to the preceding sentence shall be withheld from the market by the holders thereof for a period, not to exceed 90 days from the closing of such underwritten public offering, that the managing underwriter reasonably determines as necessary in order to effect such underwritten public offering.

3.6           Registrations on Form S-3.  At such time as the Registration Statement contemplated by Section 3.4 shall no longer be effective, each holder of Registrable Securities shall have the right to request in writing an unlimited number of registrations on Form S-3. Each such request by a holder shall: (a) specify the number of Registrable Shares which the holder intends to sell or dispose of, (b) state the intended method by which the holder intends to sell or dispose of such Registrable Shares, and (c) request registration of Registrable Shares having a proposed aggregate offering price of at least $1,000,000. Upon receipt of an adequate request pursuant to this Section 3.6, the Corporation shall use its best efforts to effect such registration or registrations on Form S-3.

3.7           Preparation and Filing.  If and whenever the Corporation is under an obligation pursuant to the provisions of Sections 3.5 and/or 3.6 to use its best efforts to effect the registration of any Registrable Shares, the Corporation shall, as expeditiously as practicable:

(a)           prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective in accordance with Section 3.7(b) hereof;

(b)           prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (i) the sale of all Registrable Shares covered thereby or (ii) nine months from the date such registration statement first becomes effective, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Shares covered by such registration statement;

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(c)           furnish to each holder whose Registrable Shares are being registered pursuant to this Section 3 such number of copies of any summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such holder may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

(d)           use its best efforts to register or qualify the Registrable Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as each holder whose Registrable Shares are being registered pursuant to this Section 3 shall reasonably request, and do any and all other acts or things which may be necessary or advisable to enable such holder to consummate the public sale or other disposition in such jurisdictions of such Registrable Shares; provided, however, that the Corporation shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then subject to process, qualify to do business as a foreign corporation where it would not be otherwise required to qualify or submit to liability for state or local taxes where it is not otherwise liable for such taxes;

(e)           at any time when a prospectus covered by such registration statement and relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 3.7(b) hereof, notify each holder whose Registrable Shares are being registered pursuant to this Section 3 of the happening of any event as a result of which the prospectus included in such registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of such holder, prepare, file and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f)            if the Corporation has delivered preliminary or final prospectuses to the holders of Registrable Shares that are being registered pursuant to this Section 3 and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Corporation shall promptly notify such holders and, if requested, such holders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Corporation. The Corporation shall promptly provide such holders with revised prospectuses and, following receipt of the revised prospectuses, such holders shall be free to resume making offers of the Registrable Shares; and

(g)           furnish, at the request of any holder whose Registrable Shares are being registered pursuant to this Section 3, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Section 3 if such securities are being sold through underwriters, or on the date that the registration statement with respect to such securities becomes effective if such securities are not being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request, and (ii) a letter dated such date, from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request.

3.8           Expenses.  The Corporation shall pay all expenses incurred by the Corporation in complying with this Section 3, including, without limitation, all registration and filing fees (including

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all expenses incident to filing with the FINRA), fees and expenses of complying with the securities and blue sky laws of all such jurisdictions in which the Registrable Shares are proposed to be offered and sold, printing expenses and fees and disbursements of counsel (including with respect to each registration effected pursuant to Sections 3.4, 3.5 and 3.6, the reasonable fees and disbursements of a counsel for the holders of Registrable Shares that are being registered pursuant to this Section 3, such counsel for the holders of Registrable Shares shall be designated by a vote of a majority of the holders of Registrable Shares to be included in such registration, determined in accordance with Article III, Section A.6(a) of the Certificate); provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Shares covered by registrations effected pursuant to Section 3.4, 3.5 or 3.6 hereof shall be borne by the seller or sellers thereof, in proportion to the number of Registrable Shares sold by each such seller or sellers.

3.9           Indemnification.

(a)           In the event of any registration of any Registrable Shares under the Securities Act pursuant to this Section 3 or registration or qualification of any Registrable Shares pursuant to Section 3.7(d) hereof, the Corporation shall indemnify and hold harmless the seller of such shares, each underwriter of such shares, if any, each broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any Registrable Shares pursuant to Section 3.7(d) hereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Corporation of the Securities Act or any state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under the Securities Act or such state securities or blue sky laws. The Corporation shall reimburse on demand such seller, underwriter, broker or other person acting on behalf of such seller and each such controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary or final prospectus or amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares pursuant to Section 3.7(d) hereof, in reliance upon and in conformity with written information furnished to the Corporation by such seller, underwriter, broker, other person or controlling person specifically for use in the preparation hereof.

(b)           Before Registrable Shares held by any prospective seller shall be included in any registration pursuant to this Section 3, such prospective seller and any underwriter acting on its behalf shall have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a)) the Corporation, each director of the Corporation, each officer of the Corporation who signs such registration statement and any person who controls the Corporation within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or omission was made in reliance upon and in conformity

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with written information furnished to the Corporation through an instrument duly executed by such seller or such underwriter specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each prospective seller, to an amount equal to the net proceeds actually received by such prospective seller from the sale of Registrable Shares effected pursuant to such registration.

(c)           Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 3.9(a) or (b) hereof, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 3.9, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice to such indemnified party from the indemnifying party of its election to assume the defense thereof, the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by such indemnifying party in connection with the defense thereof; provided, however, that, if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 3.9, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 3.9. The indemnifying party shall not make any settlement of any claims in respect of which it is obligated to indemnify an indemnified party or parties hereunder, without the written consent of the indemnified party or parties, which consent shall not be unreasonably withheld.

(d)           In order to provide for just and equitable contribution to joint liability under the Securities Act, in any case in which either (i) any holder of Registrable Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 3.9, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such holder or any such controlling person in circumstances for which indemnification is provided under this Section 3.9; then, in each such case, the Corporation and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as is appropriate to reflect the relative fault of the Corporation and such holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations. Notwithstanding the foregoing, (i) no such holder will be required to contribute any amount in excess of the proceeds to it of all Registrable Shares sold by it pursuant to such registration statement, and (ii) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

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(e)           Notwithstanding any of the foregoing, if, in connection with an underwritten public offering of any Registrable Shares, the Corporation, the holders of such Registrable Shares and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties, then the indemnification provision of this Section 3.9 shall be deemed inoperative for purposes of such offering.

3.10         Removal of Legends, Etc.  Notwithstanding the foregoing provisions of this Section 3, the restrictions imposed by this Section 3 upon the transferability of any Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock shall cease and terminate when (a) any such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in a registration statement or such other method contemplated by Section 3.3 hereof that does not require that the securities transferred bear the legend set forth in Section 3.2 hereof, including a Transfer pursuant to Rule 144 or a successor rule thereof (as amended from time to lime), or (b) the holder of Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock has met the requirements for transfer of such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock pursuant to subparagraph (b)(1) of Rule 144 or a successor rule thereof (as amended from time to time) promulgated by the Commission under the Securities Act. Whenever the restrictions imposed by this Section 3 have terminated, a holder of a certificate for Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock as to which such restrictions have terminated shall be entitled to receive from the Corporation, without expense, a new certificate not bearing the restrictive legend set forth in Section 3.2 hereof and not containing any other reference to the restrictions imposed by this Section 3. Notwithstanding the above, nothing herein shall limit the restrictions imposed upon transfer of the Restricted Securities pursuant to Section 8 hereof nor the imposition of the legend provided for therein.

3.11         Lock-up Agreement.

(a)           Each Stockholder agrees that, during the 180-day period following the date hereof, such Stockholder will not, without the prior written consent of the Company, sell, assign, transfer, make a short sale of, loan, grant any option for the purchase of, or exercise registration rights with respect to any shares of Common Stock or shares of capital stock or other securities of the Corporation convertible into or exercisable for, whether directly or indirectly, shares of Common Stock, other than to a member of such Stockholder’s Group; provided, however, that notwithstanding the foregoing but subject to the provisions of Section 3.11(b) below, (i) on or at any time after each of the dates listed in the table below under the caption “Initial Lock-up Release Date”, such Stockholder shall be permitted to sell, assign, transfer, make a short sale of, loan, or grant any option for the purchase of, with respect to that number of shares of Common Stock issued or issuable upon conversion of shares of Series A-1 Conversion Shares (the “Series A-1 Conversion Shares”) held or issuable to such Stockholder that corresponds to a percentage of the total number of Series A-1 Conversion Shares held or issuable to such Stockholder at such time, which percentage is set forth in the table below under the caption “Initial Lock-up Release Percentage”.

Initial Lock-up Release Date	Initial Lock-up Release Percentage

30th day after the date of this Agreement	5%

60th day after the date of this Agreement	15%

90th day after the date of this Agreement	30%

120th day after the date of this Agreement	50%

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(b)           Notwithstanding the foregoing, (A) subject to clause (C) below, the restriction on transfer set forth in Section 3.11(a) above shall not apply to block trades of 10,000 shares or more of the Series A-1 Conversion Shares, (B) subject to clause (C) below, if, on or at any time after any date listed in the table set forth in Section 3.11(a) above, the average of the closing bid and ask price of the Company’s Common Stock if quoted on any electronic quotation system, including but not limited to the OTC:BB for the five (5) trading days ending on such date, or the average last-sale price of the Company’s Common Stock if listed on a national securities exchange for the five (5) trading days ending on such date, is greater than $16.29 per share (subject to proportionate and equitable adjustment upon any stock split, stock dividend, reverse stock split or similar event that becomes effective after the date of this Agreement), the percentage in the table set forth in Section 3.11(a) above that corresponds to such date shall be doubled and (C) in no event shall any Stockholder be permitted, during the period commencing on the date hereof and ending on the date of the listing of the Company’s Common Stock on a national securities exchange, to sell, assign, transfer, make a short sale of, loan, grant any option for the purchase of, or exercise registration rights with respect to any Series A-1 Conversion Shares for a price less than $8.142 (subject to proportionate and equitable adjustment upon any stock split, stock dividend, reverse stock split or similar event that becomes effective after the date of this Agreement), except (x) with the prior written consent of the Company or (y) to a member of such Stockholder’s Group.

(c)           Each Stockholder agrees further that, if the Company or a managing underwriter so requests of such Stockholder in connection with a registered public offering of securities of the Company, such Stockholder will not, without the prior written consent of the Company or such underwriters, sell, assign, transfer, make a short sale of, loan, grant any option for the purchase of, or exercise registration rights with respect to any shares of Common Stock or shares of capital stock or other securities of the Corporation convertible into or exercisable for, whether directly or indirectly, shares of Common Stock, other than to a member of such Stockholder’s Group, during the period of (i)180 days following the closing of the first public offering of securities offered and sold for the account of the Corporation that is registered under the Securities Act, or (ii) 90 days following the closing of any other public offering of securities offered and sold for the account of the Corporation that is registered under the Securities Act ; provided that such request is made of all officers, directors and 1% and greater Stockholders and each such person shall be similarly bound; and, provided, further, that nothing in this Section 3.11(c) shall prevent any Stockholder from participating in any registered public offering of the Corporation as a selling stockholder or security holder.

(d)           In the event that the Corporation releases or causes to be released any Stockholder from any restrictions on transfer set forth in the foregoing provisions of this Section 3.11, the Corporation shall release or cause to be released all other Stockholders in similar fashion and any such release of all Stockholders shall be implemented on a pro rata basis.

3.12         Duration of Section.  With respect to each holder of Registrable Shares, Sections 3.4, 3.5 and 3.6 shall automatically terminate for that holder on the fourth anniversary of the Filing Date.

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SECTION 4.  Election of Directors.

4.1           Voting for Directors.  At the first annual meeting of the Stockholders of the Corporation after the Stage I Closing, and thereafter at each annual meeting and each special meeting of the Stockholders of the Corporation called for the purposes of electing directors of the Corporation, and at any time at which Stockholders of the Corporation shall have the right to, or shall, vote or consent to the election of directors, then, in each such event, each Stockholder shall vote all shares of Preferred Stock, Common Stock and any other shares of voting stock of the Corporation then owned (or controlled as to voting rights) by it, him or her, whether by purchase, exercise of rights, warrants or options, stock dividends or otherwise:

(a)           to fix and maintain the number of directors on the Board at seven (7);

(b)           to the extent entitled under the Certificate as in effect as of the date of this Agreement, to elect as Directors of the Corporation on the date hereof and in any subsequent election of Directors the following individuals:

(i)            in the case of the two (2) directors to be elected by the holders of Series A-1 Preferred Stock under the Certificate, two (2) individuals to be designated by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A-1 Preferred Stock (the “Series A-1 Directors”), who shall initially be Ansbert Gadicke and Martin Muenchbach.

(ii)           in the case of the one (1) director to be elected by the G3 Holders (as defined in the Certificate), one (1) director to be designated by the affirmative vote or written consent of those G3 Holders holding a majority of the shares held by the G3 Holders (the “Specified Preferred Director”), who shall initially be Jonathan Fleming, provided, however, that in order to be eligible to vote or consent with respect to the designation of an individual as a nominee for election as the Specified Preferred Director, a G3 Holder together with members of such G3 Holders’ Group must hold greater than twenty percent (20%) of the Preferred Stock purchased under the Series A-1 Stock Purchase Agreement by such G3 Holder and members of such G3 Holders’ Group;

(iii)          in the case of the one (1) director to be elected by MPM, one (1) director to be designated by the affirmative vote or written consent of MPM, provided that such director be an individual with particular expertise in the development of pharmaceutical products, as reasonably determined by MPM, if any (the “Industry Expert Director” and together with the Series A-1 Directors and the Specified Preferred Director, the “Investor Directors”), who shall initially be Elizabeth Stoner, provided, further, however, that in order to be eligible to vote or consent with respect to the designation of an individual as a nominee for election as the Industry Expert Preferred Director, MPM together with members of the MPM Group must hold greater than twenty percent (20%) of the Preferred Stock purchased under the Series A-1 Stock Purchase Agreement by MPM and members of the MPM Group.

(iv)          in the case of the remaining directors to be elected by the holders of Preferred Stock and Common Stock, voting together as a single class, under the Certificate, three (3) individuals as follows:

a.             two industry or market experts, each of whom shall be designated by a majority of the other members of the Board, including a majority of the Investor Directors (the “Independent Directors”), and who shall initially be Alan Auerbach and Kurt Graves; and

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b.             the Chief Executive Officer of the Corporation, who shall initially be Richard Lyttle.

4.2           Observer Rights.

(a)           HCV VII shall have the right to appoint an observer to the Board (the “HCV Observer”) as long as HCV VII, together with members of the HCV Group, holds greater than seventy five percent (75%) of the Series A-1 Preferred Stock originally purchased by HCV VII and members of the HCV Group pursuant to the Purchase Agreement. The HCV Observer shall have the right to attend all meetings of the Board in a non-voting observer capacity, and the Corporation shall provide to the HCV Observer all materials provided to the members of the Board and notice of such meetings, all in the manner and at the time provided to the members of the Board; provided, however, that the Corporation reserves the right to exclude such representatives from access to any material or meeting or portion thereof if the Corporation believes upon advice of counsel that such exclusion is necessary to preserve the attorney-client privilege or to protect highly confidential information, the disclosure of which should not be made to any person who does not have a fiduciary or other similar duty to the Corporation. The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding. HCV VII’s rights under this Section 4.2(a) may only be assigned in connection with the transfer of all of the Preferred Stock held by HCV VII to the assignee. In addition and without limiting the foregoing, in the event that HCV VII appoints any person to be the HCV Observer under this Section 4.2(a) who, in the good faith determination of the Board, has conflicting interests with the Corporation, then the Corporation shall have the right, at any time and from time to time, to exclude the HCV Observer from access to any meeting, or any portion thereof, and/or deny the HCV Observer access to any information and documents, or any portions thereof.

(b)           Saints Capital IV, L.P. (“Saints”) shall have the right to appoint an observer to the Board (the “Saints Observer”) as long as Saints, together with other members of the Saints/Oxford Group, holds greater than seventy-five percent (75%) of the Series A-1 Preferred Stock originally purchased by Saints and the other member of the Saints/Oxford Group pursuant to the Purchase Agreement. The Saints Observer shall have the right to attend all meetings of the Board in a non-voting observer capacity, and the Corporation shall provide to the Saints Observer all materials provided to the members of the Board and notice of such meetings, all in the manner and at the time provided to the members of the Board; provided, however, that the Corporation reserves the right to exclude such representatives from access to any material or meeting or portion thereof if the Corporation believes upon advice of counsel that such exclusion is necessary to preserve the attorney-client privilege or to protect highly confidential information, the disclosure of which should not be made to any person who does not have a fiduciary or other similar duty to the Corporation. The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding. Saints’ rights under this Section 4.2(b) may only be assigned in connection with the transfer of all of the Preferred Stock held by Saints to the assignee. In addition and without limiting the foregoing, in the event that Saints appoints any person to be the Saints Observer under this Section 4.2(b) who, in the good faith determination of the Board, has conflicting interests with the Corporation, then the Corporation shall have the right, at any time and from time to time, to exclude the Saints Observer from access to any meeting, or any portion thereof, and/or deny the Saints Observer access to any information and documents, or any portions thereof.

(c)           Brookside shall have the right to appoint an observer to the Board (the “Brookside Observer”) as long as Brookside, together with other members of the Brookside Group, holds greater than seventy-five percent (75%) of the Series A-1 Preferred Stock originally purchased by Brookside and the other member of the Brookside Group pursuant to the Purchase Agreement. The Brookside Observer shall have the right to attend all meetings of the Board in a non-voting observer

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capacity, and the Corporation shall provide to the Brookside Observer all materials provided to the members of the Board and notice of such meetings, all in the manner and at the time provided to the members of the Board; provided, however, that the Corporation reserves the right to exclude such representatives from access to any material or meeting or portion thereof if the Corporation believes upon advice of counsel that such exclusion is necessary to preserve the attorney-client privilege or to protect highly confidential information, the disclosure of which should not be made to any person who does not have a fiduciary or other similar duty to the Corporation. The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding. Brookside’s rights under this Section 4.2(c) may only be assigned in connection with the transfer of all of the Preferred Stock held by Brookside to the assignee. In addition and without limiting the foregoing, in the event that Brookside appoints any person to be the Brookside Observer under this Section 4.2(c) who, in the good faith determination of the Board, has conflicting interests with the Corporation, then the Corporation shall have the right, at any time and from time to time, to exclude the Brookside Observer from access to any meeting, or any portion thereof, and/or deny the Brookside Observer access to any information and documents, or any portions thereof.

(d)           Wellcome shall have the right to appoint an observer to the Board (the “Wellcome Observer”) as long as Wellcome holds greater than seventy five percent (75%) of the Series A-1 Preferred Stock originally purchased by Wellcome pursuant to the Purchase Agreement. The Wellcome Observer shall have the right to attend all meetings of the Board in a non-voting observer capacity, and the Corporation shall provide to the Wellcome Observer all materials provided to the members of the Board and notice of such meetings, all in the manner and at the time provided to the members of the Board; provided, however, that the Corporation reserves the right to exclude such representatives from access to any material or meeting or portion thereof if the Corporation believes upon advice of counsel that such exclusion is necessary to preserve the attorney-client privilege or to protect highly confidential information, the disclosure of which should not be made to any person who does not have a fiduciary or other similar duty to the Corporation. The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding. Wellcome’s rights under this Section 4.2(a) may only be assigned in connection with the transfer of all of the Preferred Stock held by Wellcome to the assignee. In addition and without limiting the foregoing, in the event that Wellcome appoints any person to be the Wellcome Observer under this Section 4.2(a) who, in the good faith determination of the Board, has conflicting interests with the Corporation, then the Corporation shall have the right, at any time and from time to time, to exclude the Wellcome Observer from access to any meeting, or any portion thereof, and/or deny the Wellcome Observer access to any information and documents, or any portions thereof.

4.3           Cooperation of the Corporation.  The Corporation shall use its best efforts to effectuate the purposes of this Section 4, including (i) taking such actions as are necessary to convene annual and/or special meetings of the Stockholders for the election of directors and (ii) promoting the adoption of any necessary amendment of the by-laws of the Corporation and the Certificate.

4.4           Notices. The Corporation shall provide the Series A-1 Stockholders, MPM and the Specified Preferred Holders with at least twenty (20) days’ prior notice in writing of any intended mailing of notice to the Stockholders of a meeting at which directors are to be elected, and such notice shall include the names of the persons designated by the Corporation pursuant to this Section 4.  The Series A-1 Stockholders, MPM and the Specified Preferred Holders shall notify the Corporation in writing at least three (3) days prior to such mailing of the persons designated by them respectively pursuant to Section 4.1 above as nominees for election to the Board.  In the absence of any notice from the Series A-1 Stockholders, MPM and the Specified Preferred Holders, the director(s) then serving and previously designated by the Series A-1 Stockholders, MPM and the Specified Preferred Holders, as applicable, shall be renominated.

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4.5                                 Removal.  Except as otherwise provided in this Section 5, no Stockholder shall vote to remove any member of the Board designated in accordance with the foregoing provisions of this Section 4 unless the party or group of stockholders, as applicable, who designated such director (the “Designating Party”) shall so vote or otherwise consent, and, if the Designating Party shall so vote or otherwise consent, then the non-designating Stockholders shall likewise so vote. Any vacancy on the Board created by the resignation, removal, incapacity or death of any person designated under the foregoing provisions of this Section 4 may be filled by another person designated by the original Designating Party. Each Stockholder shall vote all shares of voting stock of the Corporation owned or controlled by such Stockholder in accordance with each such new designation.

4.6                                 Quorum.  A quorum for any meeting of the Board of Directors shall consist of a majority of all directors; provided, that at least a majority of the Investor Directors is in attendance at such meeting. If, at any meeting, a quorum is not present for any reason, then another Board of Directors meeting may be convened within no less than two (2) and no more than ten (10) business days and, at such meeting, a majority of all directors shall constitute a quorum for all purposes.

4.7                                 Committees.  Each of the Investor Directors shall have the right to sit on any committee of the Board of Directors.

4.8                                 Duration of Section.  This Section 4 and the rights and obligations of the parties hereunder shall automatically terminate on the earlier of (i) the consummation of an Event of Sale (as defined in the Certificate) or (ii) the automatic conversion of all of the Preferred Stock of the Corporation pursuant to the Certificate as a result of the listing, or the admitting for trading, of the Common Stock on a national securities exchange. Prior to such termination, the rights and obligations of any Preferred Stockholder under this Section 4 shall terminate upon the date on which such Preferred Stockholder or its Group no longer owns any Preferred Stock, whereupon the obligations of the remaining Stockholders to vote in favor of the designee of such Preferred Stockholder shall also terminate.

SECTION 5.  Indemnification.

5.1                                 Indemnification of Investors.  In the event that any Series A-1 Preferred Stockholder, Series A-2 Preferred Stockholder, Series A-3 Preferred Stockholder, Series A-5 Preferred Stockholder, Series A-6 Preferred Stockholder or any director, officer, employee, affiliate or agent thereof (the “Indemnitees”), become involved in any capacity in any action, proceeding, investigation or inquiry in connection with or arising out of any matter related to the Corporation or any Indemnitee’s role or position with the Corporation, the Corporation shall reimburse each Indemnitee for its legal and other expenses (including the cost of any investigation and preparation) as they are incurred by such Indemnitee in connection therewith. The Corporation also agrees to indemnify each Indemnitee, pay on demand and protect, defend, save and hold harmless from and against any and all liabilities, damages, losses, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, attorneys’ fees) (any of the foregoing, a “Claim”) incurred by or asserted against any Indemnitee of whatever kind or nature, arising from, in connection with or occurring as a result of this Agreement or the matters contemplated by this Agreement; provided, however, that the Corporation shall not be required to indemnify any Indemnitee hereunder in connection with any matter as to which a court of competent jurisdiction has made a final non-appealable determination that such Indemnitee has acted with gross negligence or willful or intentional misconduct in connection therewith. The foregoing agreement shall be in addition to any rights that any Indemnitee may have at common law or otherwise.

5.2                                 Advancement of Expenses.  The Corporation shall advance all expenses reasonably incurred by or on behalf of the Indemnitees in connection with any Claim or potential Claim

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within twenty (20) days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance payment or payments from time to time.

SECTION 6.  Remedies.  In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce its or their rights, either by suit in equity and/or action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.  The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

SECTION 7.  Successors and Assigns.

7.1                                 Series A-1, A-2 and A-3 Stockholders.  Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Corporation and each of the Series A-1 Stockholder, Series A-2 Stockholder and Series A-3 Stockholder parties hereto and the respective successors and permitted assigns of the Corporation and each of the Series A-1 Stockholder, Series A-2 Stockholder and Series A-3 Stockholder parties hereto (including any member of a Stockholder’s Group). Subject to the requirements of Section 3 hereof, this Agreement and the rights and duties of the Series A-1 Stockholder, Series A-2 Stockholder and Series A-3 Stockholder set forth herein may be freely assigned, in whole or in part, by each Series A-1 Stockholder, Series A-2 Stockholder and Series A-3 Stockholder to any member of their respective Group, provided such transferee is an “affiliate” of such Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, as the case may be, as such term is defined under Rule 501 of the Securities Act (it being recognized and agreed that each member of the Oxford/Saints Group shall be deemed to be “affiliates” of each other for this purpose). Any transferee from a Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, as the case may be, to whom rights under Section 3 are transferred shall, as a condition to such transfer, deliver to the Corporation a written instrument by which such transferee identifies itself, gives the Corporation notice of the transfer of such rights, identities the securities of the Corporation owned or acquired by it and agrees to be bound by the obligations imposed hereunder to the same extent as if such transferee were a Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, as applicable, hereunder. A transferee to whom rights are transferred pursuant to this Section 7.1 will be thereafter deemed to be a Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, as applicable, for the purpose of the execution of such transferred rights and may not again transfer such rights to any other person or entity, other than as provided in this Section 7.1.  Upon the consummation of the Merger: (i) all of the rights and obligations of this Agreement pertaining to the Series A-1 Stockholders and the shares of Series A-1 Preferred Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Series A-1 Preferred Stock, par value $0.0001 per share of MPM Acquisition Corp., a Delaware corporation (“MPMAC”), and the shares of such MPMAC Series A-1 Preferred Stock held by them, respectively, as if such shares of MPMAC stock were shares of Series A-1 Preferred Stock for all purposes of this Agreement; (ii) all of the rights and obligations of this Agreement pertaining to the Series A-2 Stockholders and the shares of Series A-2 Preferred Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Series A-2 Preferred Stock, par value $0.0001 per share of MPMAC, and the shares of such MPMAC Series A-2 Preferred Stock held by them, respectively, as if such shares of MPMAC stock were shares of Series A-2 Preferred Stock for all purposes of this Agreement; and (iii) all of the rights and obligations of this Agreement pertaining to the Series A-3 Stockholders and the shares of Series A-3 Preferred Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Series A-3 Preferred Stock, par value $0.0001 per share of MPMAC, and the shares of such MPMAC Series A-3

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Preferred Stock held by them, respectively, as if such shares of MPMAC stock were shares of Series A-3 Preferred Stock for all purposes of this Agreement.

7.2                                 Other Stockholders.  Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Corporation and each of the Common Stockholders and the Series A-4 Stockholders, Series A-5 Stockholders and Series A-6 Stockholders (collectively, the “Other Stockholders”) and the respective successors and permitted assigns of the Corporation and each of the Other Stockholders. Subject to the requirements of Section 3 hereof, this Agreement and the rights and duties of the Other Stockholders set forth herein may be assigned, in whole or in part, by any Other Stockholder to a Related Transferee or to any member of their respective Group, provided such transferee is an “affiliate” of such Other Stockholder, as such term is defined under Rule 501 of the Securities Act (it being recognized and agreed that each Member of the Oxford/Saints Group shall be deemed to be “affiliates” of each other for this purpose). Any transferee from an Other Stockholder to whom rights under Section 3 are transferred shall, as a condition to such transfer, deliver to the Corporation a written instrument by which such transferee identifies itself, gives the Corporation notice of the transfer of such rights, identifies the securities of the Corporation owned or acquired by it and agrees to be bound by the obligations imposed hereunder to the same extent as if such transferee were an Other Stockholder hereunder. A transferee to whom rights are transferred pursuant to this Section 7.2 will be thereafter deemed to be an Other Stockholder for the purpose of the execution of such transferred rights and may not again transfer such rights to any other person or entity, other than as provided in this Section 7.2.  Upon the consummation of the Merger: (i) all of the rights and obligations of this Agreement pertaining to the holders of Common Stock and the shares of Common Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Common Stock, par value $0.0001 per share of MPMAC, and the shares of such MPMAC Common Stock held by them, respectively, as if such shares of MPMAC stock were shares of Common Stock for all purposes of this Agreement; (ii) all of the rights and obligations of this Agreement pertaining to the Series A-4 Stockholders and the shares of Series A-4 Preferred Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Series A-4 Preferred Stock, par value $0.0001 per share of MPMAC, and the shares of such MPMAC Series A-4 Preferred Stock held by them, respectively, as if such shares of MPMAC stock were shares of Series A-4 Preferred Stock for all purposes of this Agreement; (iii) all of the rights and obligations of this Agreement pertaining to the Series A-5 Stockholders and the shares of Series A-5 Preferred Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Series A-5 Preferred Stock, par value $0.0001 per share of MPMAC, and the shares of such MPMAC Series A-5 Preferred Stock held by them, respectively, as if such shares of MPMAC stock were shares of Series A-5 Preferred Stock for all purposes of this Agreement; and (iv) all of the rights and obligations of this Agreement pertaining to the Series A-2 Stockholders and the shares of Series A-6 Preferred Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Series A-6 Preferred Stock, par value $0.0001 per share of MPMAC, and the shares of such MPMAC Series A-6 Preferred Stock held by them, respectively, as if such shares of MPMAC stock were shares of Series A-6 Preferred Stock for all purposes of this Agreement.

7.3                                 The Corporation.  Neither this Agreement nor any of the rights or duties of the Corporation set forth herein shall be assigned by the Corporation, in whole or in part, without having first received the written consent of the Majority Investors.  Notwithstanding the foregoing, upon the consummation of the Merger with respect to all times after the consummation of the Merger, (i) the Corporation shall, and hereby does, assign all of its rights, duties and obligations under this Agreement to MPMAC and (ii) all references to the “Corporation” in this Agreement and to its capital stock or any other aspects of the Corporation shall be deemed to be references to MPMAC and its capital stock and other applicable aspects of MPMAC.  MPMAC, by executing this Agreement as an anticipated successor and assign to the Corporation, does hereby assume, effective upon the consummation of the

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Merger, all of the Corporation’s rights, duties and obligations under this Agreement.  All parties to this Agreement hereby consent to the assignment and assumption contemplated between the Corporation and MPMAC set forth in this paragraph.

SECTION 8.  Duration of Agreement.  The rights and obligations of the Corporation and each Stockholder set forth herein shall survive indefinitely, unless and until, by the respective terms of this Agreement, they are no longer applicable.

SECTION 9.  Entire Agreement.  This Agreement, together with the other writings referred to herein or delivered pursuant hereto which form a part hereof, contains the entire agreement among the parties with respect to the subject matter hereof and amends, restates and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

SECTION 10.  Notices.  All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular mail, addressed or telecopied, as the case may be, to such party at the address or telecopier number, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressee to the addressor listing all parties:

(i)                                     if to the Corporation, to:

Radius Health, Inc.

201 Broadway

Sixth Floor

Cambridge, MA 02139

Attention: Chief Executive Officer

Telecopier: (617) 551-4701

with a copy to:

Bingham McCutchen LLP

One Federal Street

Boston, MA 02110-1726

Attention: Julio E. Vega, Esq.

Telecopier: (617) 951-8736

(ii)                                  if to the Investors, as set forth on Schedule 2; to the Common Stockholders, as set forth on Schedule 1; to the holders of Series A-2 Preferred Stock, as set forth on Schedule 3; to the holders of Series A-3 Preferred Stock, as set forth on Schedule 4; to the holders of Series A-4 Preferred Stock, as set forth on Schedule 5; to the holder of Series A-5 Preferred Stock and/or Series A-6 Preferred Stock, as set forth on Schedule 6,

All such notices, requests, consents and communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the third business day following the date of such mailing, (c) in the case of overnight mail, on the first business day following the date of such mailing, and (d) in the case of facsimile transmission, when confirmed by facsimile machine report.

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SECTION 11.  Changes.  The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to the written consent of the Corporation and the Majority Investors, and to the extent that there is a material adverse effect of any such modification or amendment on the rights and obligations of the holders of shares of Series A-4 Preferred Stock, Series A-5 Preferred Stock or Series A-6 Preferred Stock in a manner more adverse than such effect on the holders of Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock, respectively, a majority in combined voting power of the such more affected series then outstanding, determined in accordance with Section A.6(a) of Article III of the Certificate. Additional parties who become Common Stockholders or Series A-4 Stockholders, Series A-5 Stockholders or Series A-6 Stockholders pursuant to an instrument of adherence will not constitute a change under this Section 11. Notwithstanding the foregoing, (a) any modification or amendment to this Agreement that would adversely affect one Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder in a manner that is directed specifically to such Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, rather than to all Series A-1 Stockholders, Series A-2 Stockholders and Series A-3 Stockholders, shall be subject to the approval of each such Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, as applicable, (b) any modification or amendment to Section 2.11 hereof shall be subject to the further approval of Wellcome, at least one member of HCV Group, one member of the MPM Group, one member of the Brookside Group, one member of the BB Bio Group, and the Oxford/Saints Group, (c) any modification to Section 4.1(b)(i) shall be subject to the further approval of Stockholders holding at least a majority of the outstanding shares of Series A-1 Preferred Stock, (d) any modification to Section 4.1(b)(ii) shall be subject to the further approval of at least two of the Specified Preferred Holders, (e) any modification to Section 4.1(b)(iii) shall be subject to the further approval of at least one member of the MPM Group, (f) any modification to Section 4.2(a) shall be subject to the further approval of at least one member of the HCV Group, (g) any modification to Section 4.2(b) shall be subject to the further approval of Saints, (h) any modification to Section 4.2(c) shall be subject to the further approval of at least one member of the Brookside Group and (i) any modification to Section 4.2(d) shall be subject to the further approval of Wellcome. It is understood that this separate consent would not be required if any such adverse effect results from the application of criteria uniformly to all Stockholders even if such application may affect Stockholders differently.

SECTION 12.  Counterparts.  This Agreement may he executed in any number of counterparts, each such counterpart shall be deemed to he an original instrument and all such counterparts together shall constitute but one agreement.

SECTION 13.  Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only, and shall not be deemed to be a part of this Agreement.

SECTION 14.  Nouns and Pronouns.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

SECTION 15.  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 16.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding choice of law rules thereof.

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SECTION 17.                          Additional Parties.  Notwithstanding anything to the contrary contained herein, any Stockholder may become a party to this Agreement following the delivery to, and written acceptance by, the Corporation of an execute and Instrument of Adherence to this Agreement in the Form attached hereto as Annex C.  No action or consent by Stockholder parties hereto shall be required for such joinder to this Agreement by such additional Stockholder, so long as such additional Stockholder has agreed in writing to be bound by all of the obligations as Stockholder party hereunder as indicated in the Instrument of Adherence and the Instrument of Adherence has been accepted in writing by the Corporation.

[remainder of page intentionally left blank]

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(Signature Page to Stockholders’ Agreement)

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.

THE CORPORATION:

RADIUS HEALTH, INC.

By:
Name: C. Richard Edmund Lyttle
Title: President

As an anticipated successor and assign to the Corporation under Section 7.3 hereof:

MPM ACQUISITION CORP.

By:
Name: C. Richard Edmund Lyttle
Title: President

INVESTORS:

BB BIOTECH VENTURES II, L.P.
By:
Its:

By:
	Name:	Ben Morgan
	Title:	Director

BB BIOTECH GROWTH N.V.
By:
Its:

By:
	Name:	H. J. Van Neutegem
	Title:	Managing Director

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HEALTHCARE VENTURES VII, LP,
By:	HealthCare Partners VII, L.P.
Its General Partner

By:
Name: Jeffrey Steinberg
Title: Administrative Partner of HealthCare Partners VII, L.P.
The General Partner of HealthCare Ventures VII, L.P.

MPM BIOVENTURES III, L.P.

By:	MPM BioVentures III GP, L.P.,
its General Partner
By:	MPM BioVentures III LLC,
its General Partner

By:
Name: Ansbert Gadicke
Title: Series A Member

MPM BIOVENTURES III-QP, L.P.

By:	MPM BioVentures III GP, L.P.,
its General Partner
By:	MPM BioVentures III LLC,
its General Partner

By:
Name: Ansbert Gadicke
Title: Series A Member

MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG

By:	MPM BioVentures III GP, L.P.,
in its capacity as the Managing Limited Partner
By:	MPM BioVentures III LLC,
its General Partner

By:

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Name: Ansbert Gadicke
Title: Series A Member

MPM BIOVENTURES III PARALLEL FUND, L.P.

By:	MPM BioVentures III GP, L.P.,
its General Partner
By:	MPM BioVentures III LLC,
its General Partner

By:
Name: Ansbert Gadicke
Title: Series A Member

MPM ASSET MANAGEMENT INVESTORS 2003 BVIII LLC

By:
Name: Ansbert Gadicke
Title: Manager

MPM BIO IV NVS STRATEGIC FUND, L.P.

By:	MPM BioVentures IV GP LLC,
its General Partner
By:	MPM BioVentures IV LLC,
its Managing Member

By:
Name: Ansbert Gadicke
Title:

HEALTHCARE PRIVATE EQUITY LIMITED PARTNERSHIP
By:	Waverley Healthcare Private Equity
Limited, its general partner

By:
Name: Andrew November
Title: Director

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THE WELLCOME TRUST LIMITED, AS TRUSTEE OF THE WELLCOME TRUST

By:
Name: Peter Percisa Gray
Title: Managing Director

Dr. Raymond F. Schinazi

OXFORD BIOSCIENCE PARTNERS IV L.P.
By:	OBP Management IV L.P.

By:
Name: Jonathan Fleming
Title: General Partner

MRNA Fund II L.P.
By:	OBP Management IV L.P.

By:
Name: Jonathan Fleming
Title: General Partner

SAINTS CAPITAL VI, L.P.,
a limited partnership

By:	Saints Capital VI LLC,
a limited liability company

By:
Name: David P. Quinlivan
Title: Managing Member

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Exhibit F

Executed Agreement and Plan of Merger

Filed as Exhibit 10.1 to the Form 8-K/A filed on September 30, 2011